 Filed Pursuant to Rule 424(b)(3)

Under the Securities Act of 1933, as amended

Registration No. 333-227761

BEYOND COMMERCE, INC.

57,986,543 Shares

Common Stock

This prospectus relates to the sale, from time to time, by the selling stockholder identified in this prospectus (the “Selling Stockholder”) of up to 57,986,543 shares of our common stock, par value $0.001 per share, consisting of: (i) 2,500,000 shares of common stock currently outstanding; (ii) 16,666,667 shares of common stock issuable upon exercise of outstanding warrants; and (iii) 38,819,876 shares of common stock issuable upon conversion of outstanding debentures (the “Resale Shares”). All of the Resale Shares are held by the Selling Stockholder pursuant to that certain securities purchase agreement, dated August 7, 2018.

The Selling Stockholder may sell some or all of their Resale Shares from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. We will not receive any proceeds from the sale of the Resale Shares by the Selling Stockholder. However, we will receive proceeds for any exercise of warrants, but not for the subsequent sale of the shares underlying the warrants. The Resale Shares may be sold by the Selling Stockholder to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale you should refer to the section entitled “Plan of Distribution” beginning on page 54 of this prospectus.

We will bear all costs relating to the registration of the Resale Shares. All selling and other expenses incurred by the Selling Stockholder will be borne by the Selling Stockholder.

Our common stock is quoted on the OTCQB Marketplace under the symbol “BYOC.”  On November 30, 2018, the closing price of our common stock was $0.07.

Investing in our common stock is highly speculative and involves a high degree of risk. See the section entitled “Risk Factors” appearing on page 5 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

You should reply only on the information contained in this prospectus or any prospectus supplement or amendment thereto.  We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is   February 7, 2019

PROSPECTUS SUMMARY1

RISK FACTORS5

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS19

USE OF PROCEEDS20

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS20

DIVIDEND POLICY20

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATIONS21

DESCRIPTION OF BUSINESS32

MANAGEMENT43

EXECUTIVE COMPENSATION48

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS49

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS50

SELLING STOCKHOLDER52

PLAN OF DISTRIBUTION54

UNAUDITED PRO FORMA CONDENSED CONSOLIDATING FINANCIAL INFORMATION56

DESCRIPTION OF CAPITAL STOCK65

EXPERTS67

LEGAL MATTERS67

WHERE YOU CAN FIND ADDITIONAL INFORMATION68

INDEX TO FINANCIAL STATEMENTS1

You should rely only on the information contained in this prospectus. We have not, and the Selling Stockholder has not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell, nor is the Selling Stockholder seeking an offer to buy, securities in any state where the offer or solicitation is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock. Our business, financial condition, results of operations, and prospects may have changed since such date.

The distribution of this prospectus and the issuance of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in the common stock of Beyond Commerce, Inc. (referred to herein as the “Company,” “BYOC,” “we,” “our,” and “us”). You should read this entire prospectus carefully, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition or Plan of Operations,” and our financial statements and the related notes appearing at the end of this prospectus, before making an investment decision.

Overview

Beyond Commerce, Inc. was formed in the State of Nevada on January 12, 2006.  The Company is currently a “shell company” within the meaning of Rule 405, promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”), because we have nominal assets and nominal operations.  Therefore, the exemption offered pursuant to Rule 144 is not available. Anyone who purchases securities directly or indirectly from us or any of our affiliates in a transaction or chain of transactions not involving a public offering cannot sell such securities in an open market transaction.

We plan to operate within two markets: (1) the Business-to-Business Internet Marketing Technology and Services market and (2) the Information Management market. Our goal is to develop proprietary software for digital transformation of clients’ existing content. See “Management’s Discussion and Analysis of Financial Condition or Plan of Operations” on page 21.  We believe our planned platform, strategy, and suite of software products and services will provide secure and scalable information control solutions for global companies. We believe our planned software will assist organizations in finding, utilizing, and sharing business information between devices in ways that are intuitive, efficient and productive. We believe that our business model will ensure that information will remain secure and private, as necessitated by the current market climate.

In addition, we plan to provide solutions which facilitate the exchange of information and data transactions between supply chain participants, such as manufacturers, retailers, distributors and financial institutions. The goal is to automate potential client internal processes thereby increasing productivity and lowering costs. We plan to develop proprietary algorithms which it will embed in the planned software to enable clients to access data and gain insight into their business, through that data, leading to improved internal decision making.

We plan to offer the proposed software through traditional on-premise solutions, Software as a Service (“SaaS”), as a cloud based solution, or a combination of on-premise, SaaS or cloud based solutions. We plan to work with our clients and their needs as to which delivery method they prefer. We believe giving clients a choice and flexibility will help us to obtain long-term client value.

Corporate History

Beyond Commerce was incorporated under the laws of the State of Nevada on, January 12, 2006 under the name “Reel Estate Services, Inc.” for the purposes of operating as a media hub for high traffic web properties, utilizing social networking and e-commerce.

On December 28, 2007, the Company entered into an agreement and plan of reorganization with its former shareholder and former sole officer and director, BOOMj.com, Inc. (“BOOMj”), and Time Lending Sub, Inc., a subsidiary of the Company (“Sub”) pursuant to which Sub merged with and into BOOMj.  As a result of the merger, the business of BOOMj became the business of the Company. BOOMj operated as a multi-faceted niche portal and social networking site targeting baby boomers and the Generation Jones demographics. Subsequently on January 14, 2008, the Company changed its name to “BOOMj, Inc.”

BOOMj’s operations migrated into an e-commerce platform known as i-SUPPLY, an online storefront that offered easy to use, fully customizable e-commerce services, and revenue solutions for any third-party website large or small, and hosted local ads, providing extensive reach for our proprietary advertising partner network

platform.   On February 23, 2009, the Company changed its name to “Beyond Commerce, Inc.” and its ticker symbol to “BYOC” in order to better reflect its business strategy.

During the third quarter of 2009 the Company formed another subsidiary, KaChing KaChing, Inc., a Nevada corporation (“KaChing”).  KaChing operated an e-commerce platform which provided a complete turn-key e-commerce solution to third-party store owners. KaChing allowed individual online store owners the ability to create, manage and earn money from product sales generated from their individual webstores. On April 22, 2010, KaChing merged out of the Company and into Duke Mining Company, Inc. to become a new public company.

As a result of the merger transaction, KaChing ceased to be a wholly-owned subsidiary, and BYOC’s interest in the outstanding capital stock of KaChing was reduced to 20.8%.  On April 17, 2013 Beyond Commerce’s ownership in KaChing was transferred back to Benjamin Mayer of the firm Mayer & Associates. During 2015, the Company wrote off its entire ownership stake in KaChing and used it as a tax loss carry-forward.

On October 9, 2009, LocalAdLink Inc., a wholly-owned subsidiary of the Company (“LocalAdLink”) sold its LocalAdLink Software (the “Software”) and all of their related assets, including the rights to the name LocalAdLink, the LocalAdLink trademark, the website domain “www.LocalAdLink.com” and a local search directory and advertising network that brings local advertising to geo-targeted consumers.  The Company continued to sell advertising services as it had prior to the inception of LocalAdLink, Inc., on a different scale and with a greater emphasis on business-to business sales.  As of December 31, 2017, the Company decided to close and remove this subsidiary from its financials going forward.

During the second quarter 2010, the Company entered into a share exchange agreement with all of the shareholders of Adjuice, Inc. (“Adjuice”), an online media and marketing company.  Pursuant to the agreement, the Company issued 5,100,000 shares of its common stock in exchange for all of the issued and outstanding stock of Adjuice.  The purchase of this transaction was to enhance the Company’s presence in the Ad Networking business. The Adjuice network distributed leads to over 350 retail clients along seven major sales verticals, all offering top payouts. Adjuice owned and managed over 120 sites, all optimized for brand recognition and conversion performance.  Adjuice had a solid infrastructure for selling its own products, targeting advertisers, publishers and their related downstream partners with Adjuice’s tailored lead generation programs. As of December 31, 2017, the Company decided to close and remove this subsidiary from its financials going forward.

On March 31, 2011, the Company acquired AIM Connection, Inc., a leading direct sales affiliate, SEO provider, social network and website generator. AIM Connection combines Internet marketing techniques and automation software, and allows all aspects of the marketing process to be controlled and managed by the client. As of December 31, 2017, the Company decided to close and remove this subsidiary from its financials going forward.

On July 28, 2011, a judgement with civil case number: 2:08-cv-00496-KJD-LRL was entered in favor of George Pursglove, the Company’s current CEO, from his counter suit against BOOMj.com, a wholly-owned subsidiary of Beyond Commerce, Inc. The judgement was in the amount of $20,775 for damages as to the claim for failure to pay wages, $3,000,000 for damages as to the conversion claim and $3,000,000 for punitive damages for a total of $6,020,775 (the “July Judgment”). The July Judgment accrues interest at a rate of 5.29% per annum. As of September 30, 2018, the total amount of principal and interest was $8,041,945.

In 2017, the Company reevaluated the commercial viability of its previous operations of all of the aforementioned subsidiaries and determined that many of these businesses were no longer viable. The Company discontinued the operations of the aforementioned subsidiaries as of December 31, 2017.

On April 27, 2017, the Company held a Special Meeting of Stockholders where the stockholders approved and ratified, among other things: (i) the reinstatement of Beyond Commerce with the Secretary of State of the State of Nevada and the appointment of Mr. Pursglove as sole director; and (ii) the exchange of a portion of the July Judgment against Beyond Commerce into shares of common stock of the Company

On May 1, 2017, the Company issued Mr. Pursglove 1,556,632 shares of common stock, par value $0.001 per share, reducing the July Judgment by $12,453.  On the same date, the Company authorized the designation of its

“blank check” preferred stock, par value $0.001 per share, as Series A Convertible Preferred Stock (the “Series A Preferred Stock”).

Effective July 27, 2017, the Company filed a certificate of designation with the Secretary of State of the State of Nevada, pursuant to which it designated the Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into one share of common stock.  In addition, each share of Series A Preferred Stock entitles its holder to (i) cumulative, non-participating dividends in preference and priority to any declaration or payment of a dividend on any of the Company’s common stock, at a rate of 12% per annum, and (ii) three times (3x) voting preference over common stock.  On the same date, the Company issued 250,000,000 shares of its Series A Preferred Stock to Mr. Pursglove, further reducing the award under the July Judgment owed to Mr. Pursglove by $250,000.

Effective August 10, 2018, the Company filed an amendment to its articles of incorporation with the Secretary of State of the State of Nevada, pursuant to which it increased its total authorized capital stock from 1,300,000,000 shares to 1,350,000,000, consisting of (i) 1,100,000,000 shares of common stock and (ii) 250,000,000 shares of preferred stock.

Recent Developments

Funding Agreements

On March 28, 2018, we entered into a securities purchase agreement with Iliad Research and Trading, L.P. (“Iliad”) pursuant to which we secured a seventeen (17) month non-dilutive bridge loan in the principal amount of $1,000,000 (of which $100,000 would be retained by Iliad as an original issue discount), consisting of six tranches of funding, with the initial tranche consisting of a promissory note in the principal amount of $100,000 and each subsequent note equal to $150,000.  Upon execution of the agreement, we received from Iliad an initial payment of $50,000.  The notes each had a maturity of seventeen (17) months from the date of issuance, an interest rate of 10% per annum, and were convertible into shares of common stock at a price of $0.15 per share.  The agreement also provided that Iliad would be issued seven (7) warrants to purchase shares of common stock, par value $0.001 per share. In addition, if at the Company’s option it decided to repay the loan with shares of its common stock, the conversion price adjusted to 65% of the lowest trading price on the primary trading market on which the Company’s common stock is then-listed for the twenty (20) trading days immediately prior to conversion.  The notes could be prepaid, but carry a penalty in association with the remittance amount, as there is an accretion component to satisfy the outstanding balance with cash.  On August 31, 2018, we paid $197,918 to Iliad to settle the outstanding balance, consisting of pre-payment penalty, principal and interest.  As of the date of this registration statement, the Company is currently negotiating a settlement with Iliad with respect to the warrants.

On June 14, 2018, the Company issued a 15% senior convertible promissory note in the principal amount of $50,000.  This note has a maturity of eight (8) months and is convertible into shares of common stock, par value $0.001 per share, of the Company at a price of $0.10 per share. As inducement for the note, the Company issued 825,000 shares of restricted common stock, par value $0.001 per share, to the noteholder.

Discover Growth Fund, LLC

On August 7, 2018, we entered into a securities purchase agreement (“SPA”) with Discover Growth Fund, LLC (“Discover”), pursuant to which we issued a senior secured redeemable convertible debenture in the principal amount of $2,717,391.30 (of which $217,391.30 was retained by Discover as an original issue discount) (the “Debenture”), in exchange for $500,000 cash consideration and a promissory note issued by BYOC in the amount of $2,000,000 (the “Note”).  Pursuant to the terms of the SPA, we issued to Discover a warrant to purchase up to 16,666,667 shares of our common stock, exercisable beginning on the six (6) month anniversary from the date of issuance for a period of three (3) years at an exercise price of $0.15 per share (the “Warrant”).  The Debenture is subject to interest at a rate of 8.0% per annum and be converted into shares of the Company’s common stock at a price equal to the lower (i) $0.15 per share of common stock, and (ii) if there has never been a trigger event (as defined in the Debenture), (A) the average of the 5 lowest individual trades of the shares of common stock, less $0.01 per share, or following any such trigger event, (B) 60% of the foregoing.  Further, pursuant to the SPA we agreed to issue 2,500,000 shares of our common stock to Discover at close of the transaction, and that Discover would fund $2,000,000 in cash upon effectiveness of this registration statement of which this prospectus forms a part.  The Discover transaction closed on August 16, 2018, at which time we issued 2,500,000 shares of common stock to Discover.

THE OFFERING

The following summary of the offering contains basic information about the offering and the common stock and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the common stock, please refer to the section of this prospectus entitled “Description of Capital Stock” on page 56.

Common Stock offered by the Selling Stockholder:

57,986,543 shares of common stock, par value $0.001 per share, which consists of: (i) 2,500,000 shares of common stock currently outstanding; (ii) 38,819,876 shares of common stock issuable upon conversion of outstanding debentures; and (iii) 16,666,667 shares issuable upon exercise of warrants.

Common Stock outstanding before this offering:	1,017,450,000 shares (1)

Common Stock to be outstanding immediately after this offering:	1,075,436,543 shares (1)(2)

Use of proceeds:

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholder. We will not receive any proceeds from the sale of shares of our common stock by the Selling Stockholder pursuant to this prospectus. However, we will receive proceeds for any exercise of warrants, but not for the subsequent sale of the shares underlying the warrants, which we are hereby registering. See “Use of Proceeds” on page 20 of this prospectus.

Terms of the Offering:	The Selling Stockholder will determine when and how they will sell the common stock offered in this prospectus.

Risk Factors:

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 5 of this prospectus before deciding whether or not to invest in our common stock.

OTCQB Ticker Symbol:	BYOC

(1)		Based on shares of common stock issued and outstanding as of January 15, 2019, and excludes:
●

250,000,000 shares of common stock issuable upon conversion of 250,000,000 shares of Series A Convertible 12% Cumulative Preferred Stock (the “Series A Preferred Stock”) currently issued and outstanding; and

	●	500,000 shares of common stock issuable upon conversion of that certain senior 15% convertible promissory note, dated June 14, 2018, in the principal amount of $50,000 at a price of $0.10 per share.
(2)		Assumes all warrants are exercised.

 Business Address and Telephone Number

Our address is 3773 Howard Hughes Pkwy, Suite 500, Las Vegas, Nevada 89169, and our telephone number as such address is (702) 675-8022.

RISK FACTORS

An investment in our common stock is highly speculative and involves a high degree of risk. In determining whether to purchase the Company’s common stock, an investor should carefully consider all of the material risks described below, together with the other information contained in this report. An investor should only purchase the Company’s securities if he or she can afford to suffer the loss of his or her entire investment.

General Business and Industry Risks

We have nominal assets and no current operations and face many of the risks and difficulties frequently encountered by an early stage company.

As of December 31, 2017, the Company chose to close and remove the following subsidiaries from our consolidated financial statements on a go-forward basis: LocalAdLink, Inc., Adjuice, Inc., and Aim Connection, Inc. As a result, we have nominal assets and no current operations. There can be no assurance that our planned operations will be profitable. To begin operations and become profitable, we must raise additional working capital. We have no commitment for funding and there can be no assurance that we will be able to secure additional debt or equity financing and, if obtained, will be available on terms acceptable to us. If we are not successful in securing additional financing when needed, we may be unable to execute our business strategy, which could result in curtailment of our operations.

Although, our Chief Executive Officer has extensive knowledge of the markets in which we plan to operate, assessing the future prospects of our business is challenging in light of both known and unknown risks and difficulties we may encounter. Growth prospects in our industry can be affected by a wide variety of factors including:

●	competition from other similar companies;

●	changes in underlying consumer behavior;

●	our ability to access adequate financing on reasonable terms and our ability to raise additional capital in order to fund our operations;

●	challenges with new products, services and markets; and

●	fluctuations in the credit markets and demand for credit.

We may not be able to successfully address these factors, which could negatively impact our growth, harm our business and cause our operating results to be worse than expected.

We have no proven ability to generate revenues, and any investment in our company is risky.

We do not have a meaningful operating history, so it will be difficult for you to evaluate an investment in our stock. We cannot assure that we will generate revenues or be profitable. As a result, investors will bear the risk of complete loss of their investment in the event we are not successful.

As a shell company, we are subject to more stringent reporting requirements.

We have no or nominal operations and assets, and pursuant to Rule 405 and Exchange Act Rule 12b-2, we are a shell company. Applicable securities rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans. However, the rules do not prevent us from registering securities pursuant to certain other registration statements. Additionally, Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company. To the extent we acquire a business in the future, we must file a current report on Form 8-K containing the information required in a registration statement on Form 10, within four business days following completion of the transaction together with financial information of the private operating company. In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company. To the extent that we are required to comply with additional disclosure requirements because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company.

Rule 144 is not generally available to holders of our Common Stock which makes it difficult to resell shares in the future.

With limited exceptions related to restrictive securities acquired before we became a “shell company”, holders of our restricted securities are limited in their ability to resell their securities pursuant to Rule 144. Preclusion from the use of the resale exemption from registration afforded by Rule 144 may make it more difficult for us to sell equity securities in the future, and for stockholders to resell their restricted securities.

The accompanying financial statements have been prepared assuming that we will continue as a going concern.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. For the periods ended September 30, 2018 and December 31, 2017, we had an accumulated deficit of $40,709,828 and $38,466,441, respectively. These matters raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should we be unable to continue as a going concern. As a result, our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements as of December 31, 2017 with respect to this uncertainty.

Our ability to continue as a going concern is dependent upon our ability to generate profitable business operations in the future and/or obtaining the necessary financing to meet our obligations and repay our liabilities. Management’s plan to continue as a going concern is based on us obtaining additional capital resources through the sale of our securities and/or loans on an as needed basis. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described above and eventually attaining profitable operations.

In addition to the normal risks associated with a new business venture, there can be no assurance that our business plan will be successfully executed. Our ability to execute our business plan will depend on our ability to obtain additional financing and achieve a profitable level of operations. There can be no assurance that sufficient financing will be available, or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in the case of equity financing.  In this regard, we are restricted by the number of shares available for issuance in an equity financing, and we will likely need to increase out authorized capital in order to take advantage of such financing.  However there can be no assurance that we will be successful in obtaining shareholder approval to increase our authorized capital. Further, we cannot give any assurance that we will generate substantial revenues or that our business operations will prove to be profitable. To the extent that we are unsuccessful, we may need to curtail or cease our operations and implement a plan to extend payables or reduce overhead until sufficient additional capital is raised to support further operations. Our ability to continue as a going concern is dependent on management’s plans, which include further implementation of its business plan and continuing to raise funds through debt and/or equity raises.

We must raise additional capital to fund our operations.

We do not currently have sufficient capital to fund our current or anticipated operations. We may be unable to obtain additional capital when required. Future business development activities, as well as our administrative requirements (such as salaries, insurance expenses and general overhead expenses, as well as legal compliance costs and accounting expenses) will require a substantial amount of additional capital and cash flow.

We may need to acquire additional funds in order to develop our business. We may seek to raise such capital through public or private equity financings, partnerships, collaborations, joint ventures, disposition of assets, debt financings or restructurings, bank borrowings or other sources of financing. However, our ability to do so is subject to a number of risks, uncertainties, constraints and consequences, including, but not limited to, the following:

●

our ability to raise capital through the issuance of additional shares of our common stock or convertible securities is restricted by the limited number of our residual authorized shares, the potential difficulty of obtaining stockholder approval to increase authorized shares and the restrictive covenants under our secured term loan agreement;

●	issuance of equity-based securities will dilute the proportionate ownership of existing stockholders;

●	our ability to obtain further funds from any potential loan arrangements is limited by our existing loan and security agreement;

●	certain financing arrangements may require us to relinquish rights to various assets and/or impose more restrictive terms than any of our existing or past arrangements; and

●	we may be required to meet additional regulatory requirements, and we may be subject to certain contractual limitations, which may increase our costs and harm our ability to obtain funding.

For these and other reasons, additional funding may not be available on favorable terms or at all. If we fail to obtain additional capital when needed, we may be required to delay, scale back or eliminate some or all of our research and development programs, reduce our selling, general and administrative expenses, be unable to attract and retain highly qualified personnel, refrain from making our contractually required payments when due (including debt payments) and/or be forced to cease operations, liquidate our assets and possibly seek bankruptcy protection. Any of these consequences could harm our business, financial condition, operating results and prospects.

Any additional capital raised through the sale of equity may dilute the ownership percentage of our stockholders. Raising any such capital could also result in a decrease in the fair market value of our equity securities because our assets would be owned by a larger pool of outstanding equity. The terms of securities we issue in future capital transactions may be more favorable to our new investors, and may include preferences, superior voting rights and the issuance of other derivative securities, and issuances of incentive awards under equity employee incentive plans, which may have a further dilutive effect.

Our ability to obtain financing may be impaired by factors such as the capital markets (both generally and in our industry in particular), our limited operating history, national unemployment rates and the departure of key employees. Further, economic downturns will likely decrease our revenues and may increase our requirements for capital. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, if any, is not sufficient to satisfy our capital needs (even to the extent that we reduce our operations), we may be required to cease our operations, divest our assets at unattractive prices or obtain financing on unattractive terms.

We have a limited operating history, have generated losses since inception, have not generated any revenues from planned operations and may never achieve profitability.

We are an early pre-revenue stage company and have a limited history of operations. We are faced with all of the risks associated with a company in the early stages of development. Our business is subject to numerous risks associated with a new company engaged in the "big data" arena for the B2B IMT&S space. Such risks include, among other things, potential competition from well-established and well-capitalized companies, unanticipated development, and changes in trends, marketing difficulties and risks associated with intellectual property creation, protection and exploitation. There can be no assurance that we will ever generate revenues or achieve profitability.

We may encounter delays, uncertainties, and complications typically encountered by early stage businesses, many of which will be beyond our control. These risks include the following: lack of sufficient capital, unanticipated problems, delays, and expenses relating to product development and implementation, lack of intellectual property protection, licensing and marketing difficulties, competition, technological changes, and uncertain market acceptance of our future products and services.

Our planned expense levels will be based in part on our expectations concerning future revenue, which is difficult to forecast accurately based on our stage of development. We may be unable to adjust spending in a timely manner to compensate for any unexpected shortfall in revenue. Further, business development and marketing expenses may increase significantly as we expand operations. To the extent that these expenses precede or are not rapidly followed by a corresponding increase in revenue, our business, operating results, and financial condition may be materially and adversely affected.

Our acquisitions are an important aspect of our growth strategy, but they may not achieve expectations, which could affect our cash flow and profitability.

We plan to acquire companies and operations that complement our planned business operations. These transactions involve numerous business risks, including finding suitable transaction partners, the diversion of management’s attention from other business concerns, extending our product or service offerings into areas in which we have limited experience, entering into new geographic markets, the potential loss of key employees or business relationships and the integration of acquired businesses, any of which could adversely impact our business, financial condition or results of operations.  We may face a number of risks with respect to potential acquisitions, including but not limited to:

●

an acquisition may negatively affect our business, financial condition, operating results or cash flows because it may require us to incur charges or assume substantial debt or other liabilities, may cause adverse tax consequences or unfavorable accounting treatment, may expose us to claims and disputes by third parties, including intellectual property claims and disputes, or may not generate sufficient financial return to offset additional costs and expenses related to the acquisition;

●

we may encounter difficulties or unforeseen expenditures in integrating the business, technologies, products, personnel or operations of any company that we acquire, particularly if key personnel of the acquired company decide not to work for us;

●	an acquisition, whether or not consummated, may disrupt our ongoing business, divert resources, increase our expenses and distract our management

●	an acquisition may result in a delay or reduction of purchases for both us and the company that we acquired due to uncertainty about continuity and effectiveness of solution from either company;

●

we may not be able to successfully integrate our business through the acquisition of Service 800, Inc. and we may not be able to fully realize the anticipated strategic benefits of the acquisition, which includes a complementary business;

●	an acquisition may involve the entry into geographic or business markets in which we have little or no prior experience or where competitors have stronger market positions;

●	challenges inherent in effectively managing an increased number of employees in diverse locations;

●	the potential strain on our financial and managerial controls and reporting systems and procedures;

●	potential known and unknown liabilities associated with an acquired company;

●	our use of cash to pay for acquisitions could limit other potential uses for our cash;

●	the risk of impairment charges related to potential write-downs of acquired assets or goodwill in future acquisitions; and

●	to the extent that we issue a significant amount of equity or convertible debt securities relating to future acquisitions, existing stockholders may be diluted and earnings per share may decrease.

We may not succeed in addressing these or other risks or any other problems encountered relating to the integration of any acquired business, the inability to integrate successfully the business, technologies, products, personnel or operations of any acquired business, or any significant delay in achieving integration, could have a material adverse effect on our business, financial condition and operating results.

We may be adversely affected by risks associated with potential acquisitions, such as Service 800, including execution risks, failure to realize anticipated strategic benefits, and failure to overcome integration risks, which could adversely affect our growth and profitability.

We plan to grow our business both organically and inorganically, including through the acquisition of Service 800, Inc. (“Service 800”) and development of software and solutions. While we plan to complete the acquisition, there can be no assurance that we will be successful in closing the acquisition. In the event that we do pursue further acquisitions, we may have difficulty executing on such acquisitions and may not realize the anticipated benefits of any transaction we complete. Any of the foregoing matters could materially and adversely affect us.

The integration of Service 800 will likely be a time-consuming process. The integration process will likely require substantial management time and attention, which may divert attention and resources from other important areas, including developing our planned services and products existing business. In addition, we may not be able to fully realize the anticipated strategic benefits of the acquisition, which includes a complementary business. The failure to successfully integrate the combined operations, including retention of key employees, could impact our ability to realize the full benefits of our acquisition of Service 800. If we are not able to achieve the anticipated strategic benefits of the acquisition, it could adversely affect our business, financial condition and results of operations, and could adversely affect the market price of our common stock if the integration or the anticipated financial and strategic benefits of the acquisition are not realized as rapidly as, or to the extent anticipated by us. Failure to achieve the anticipated benefits could result in increased costs and decreases in future revenue and/or net income following the acquisition.

Inadequate protection of our intellectual property could impair our competitive advantage.

Our success and ability to compete depend in part upon our development of proprietary technology and intellectual properties. We will eventually rely primarily on a combination of copyright, trademark, patent, trade secret laws, nondisclosure agreements, and technical measures to protect our future proprietary technology and intellectual properties. We will also limit access to, and distribution of, our proprietary technology and trade secrets through security technologies.

There can be no assurance that our efforts to protect our intellectual property rights will adequately deter misappropriation or independent third-party development of our intellectual property or prevent an unauthorized third party from obtaining or using information that we regard as proprietary.

There can be no assurance that our competitors will not independently develop proprietary technologies similar to ours. Litigation may be necessary in the future to protect our trade secrets or other intellectual property rights or to determine the validity and scope of the proprietary rights of others. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on our business, financial condition, and results of operations.

Third parties could claim that we are infringing their patents or other intellectual property rights; we must protect our intellectual property; and others could infringe on or misappropriate our rights.

Open source software includes a broad range of software applications and operating environments produced by companies, development organizations and individual software developers and is typically licensed for use, distribution and modification at a nominal cost or often, free of charge. To the extent that the open source software models expand, and non-commercial companies and software developers create and contribute competitive analytical software to the open source community, we may be forced to adjust our pricing, maintenance and distribution strategies and models, which could have a material adverse effect on our financial position and results of operation. In addition, if one of our developers embedded open source software into one or more of our products without our knowledge or authorization or a third party has incorporated open source software into such third-party’s software without disclosing the presence of such open source software and we embedded such third-party software into one or more of our products, we could, under certain circumstances, be required to disclose the source code to such products. Third-parties could claim that we are infringing on their patents or other intellectual property rights.

Our planned technology and products may not achieve commercial success or widespread market acceptance.

The technology and products that we plan to develop, may not achieve customer or widespread market acceptance. Some or all of our planned technology and products may not achieve commercial success as a result of technology problems, competitive cost issues, yield problems, and other factors. Even if we successfully introduce a new product, customers may determine not to adopt or may terminate use of our products for a variety of reasons, including the following:

●	superior technologies developed by competitors;

●	price considerations;

●	lack of anticipated or actual market demand for the products; or

●	unfavorable comparisons with products introduced by others.

We may be unable to recover any expenditure we make relating to one or more modern technologies that ultimately prove to be unsuccessful for any reason. In addition, any investments or acquisitions made to enhance technologies may also prove to be unsuccessful.

We may not be able to commercialize our planned technology products or services.

A key element of our business strategy involves the development and commercialization of new software technologies and products. The success of this effort depends on numerous factors. We may not be able to expand our business as anticipated and may make substantial investments in product development, and marketing efforts that may not result in any sales. The design and manufacture of products utilizing innovative technology involves a highly complex process that is sensitive to a wide variety of factors. As a result of these factors, we may experience no revenues and no adoption of our planned products or services.

We might not be able to implement our business strategy.

To some extent, our ability to generate cash flow in the future is subject to general economic, financial, competitive, and other factors that are beyond our control. In the event our management has misjudged the market demand, market acceptance of our services, or financial projections and assumptions, results of operations could be adversely affected, and we might not be able to fund our development as planned. If we are unable to finance existing or future projects with cash flow from operations, we will have to adopt one or more alternatives, such as delaying launch, postponing advertising and marketing, canceling development projects and other capital expenditures, or obtaining additional equity/debt financing, or joint venture partners. These sources of additional funds might not be sufficient to finance future projects, and other financing may not be available on acceptable terms, in a timely manner or at all. If we are unable to secure additional financing, we could be forced to limit our business plan, or we may not be able to take advantage of unanticipated opportunities or otherwise respond to unanticipated competitive pressures, which might adversely affect our business, financial condition and results of operations.

We may experience delays in introducing our planned products or services which may adversely affect our revenue.

The timing of a creative process is difficult to predict. In developing our products, we anticipate dates for the launch of the products and associated product introductions. When we state that we will introduce or anticipate introducing a product at a certain time in the future, those expectations are based on completing the associated development or acquisition and implementation work in accordance with our currently anticipated schedules. Unforeseen delays and difficulties in the development process or significant increases in the planned costs of development, or factors outside our control may cause the introduction date for the product to be later than anticipated or, in some situations, may cause a product introduction to be discontinued. Any delay or cancellation of planned product development and introduction may decrease the number of products and features we sell and harm our business.

We may become dependent upon third-parties for certain future software and marketing applications development.

We may license certain software upgrades from third-party software developers. Licensed software could be embedded in our future product offerings, and some could be offered as add-on products. If these licenses are discontinued, or become invalid or unenforceable, there can be no assurance that we will be able to develop substitutes for the licensed software independently or that we will be able to obtain alternatives in a timely manner. Any delays in obtaining or developing substitutes for future licensed software applications could result in material adverse impacts to our financial condition and plan of operations.

Software piracy is a persistent problem in the IMT&S industry.

Preventing unauthorized use of computer software is difficult, and software piracy is a persistent problem for the software industry. In addition, the laws of various countries in which we may plan to market and sell our software and marketing applications do not protect our software and intellectual property rights to the same extent as the laws of the US. Despite the precautions that we are planning to take to safeguard our software and marketing application, it may be possible for unauthorized third-parties to reverse engineer or copy our planned products or obtain and use information that we regard as proprietary. There can be no assurance that the steps that we plan to take to protect our proprietary rights will be adequate to prevent misappropriation of our technology. If we fail to protect our Company from misappropriation of our technology, our operations could be materially affected.

Our operating results, once established, may have significant periodic and seasonal fluctuations.

Customer commitments in the IMT&S industry are frequently short-term. In addition to the variable nature of these commitments, other factors may contribute to significant periodic and seasonal fluctuations in results of operations. These factors may include the following:

●	the timing of orders;

●	the volume of orders relative to capacity to provide technical support or customer service;

●	product introductions and market acceptance of new products or new generations of products;

●	evolution in the life cycles of customers’ products;

●	timing of expenditures in anticipation of future orders;

●	effectiveness in managing software development processes;

●	changes in cost and availability of labor and components;

●	introduction and market acceptance of customers’ products;

●	product mix;

●	pricing and availability of competitive products; or

●	anticipated or unanticipated changes in economic conditions.

Volatility of consumer preferences makes introducing successful products and services difficult and unpredictable.

Our success will depend on generating revenue from market acceptance of the products we release, but market acceptance cannot be predicted or relied upon. Our business plan involves the development of IMT&S products and the future enhancement of those products. The success of future enhancements cannot be assured regardless of the success of any initial products. If our products fail to gain market acceptance, we may not have sufficient revenues to pay our expenses and continue the ongoing development and acquisition of new products. The failure to successfully anticipate, identify and react to consumer preferences would have an adverse effect on revenues, profitability and the results of operations.

Potential profit margins may decline as a result of increasing pressure on margins.

The industry in which we plan to operate is subject to potentially significant pricing pressure caused by many factors. If our estimated gross margin declines and we fail to sufficiently reduce our operating cost or grow our future net revenues, we could incur significant operating losses that we may be unable to fund or sustain for extended periods of time, if at all. This could have a material adverse effect on our results of operations, liquidity and financial condition.

We anticipate we will be dependent on the timely receipt of payment from our clients.

We plan to extend payment terms to our future clients. The extension of payment terms and the collection of potential receivables could extend well beyond normal terms outside of our control. Our ability to collect on outstanding receivables, our ability to borrow if needed under any credit facility and our overall financial condition could be negatively affected. Our financial condition and results of operations would be adversely impacted.

Our industry is highly competitive.

The market for marketing statistical software, data mining tools, predictive analytic solutions, both in the US and internationally, is highly fragmented and competitive. However, as our sales channel becomes more visible to potential competitors, some of which have well-recognized brand names and substantial financial, technological, distribution, marketing experience and research and development capabilities, the potential competitors may develop products that compete directly with our products. Competitive pressures from the introduction of novel solutions and products by these companies or other companies could have a material adverse effect on our future business results. There can be no assurance that we will be able to compete successfully or that the competition will not have a material adverse effect on our future business results.

We may experience sporadic sales cycles.

Our sales strategy is focused on our targeted market of Fortune 500 and 1000 businesses with a need for our software, marketing and related services. These “strategic accounts” could produce sales cycles of nine months or more in duration before any revenues are generated by us. These long sales cycles could have an adverse effect on our cash flow and in turn would have a materially adverse effect on our financial condition and results of operations.

We may be subject to risks associated with information disseminated through the Internet.

The safe and secure transmission of confidential information over the Internet has been a significant hurdle to electronic file transfer and communications over the Internet. Any compromise or actual breach of our planned internal security processes, databases and or hardware could deter our targeted clients from using our software and marketing applications and in turn create a materially adverse effect on our financial condition and results of operations.

Possible future transactions with our executive management or their affiliates may create conflicts.

Under prescribed circumstances, our bylaws permit us, under restricted circumstances, to enter into transactions with our affiliates, including the borrowing and lending of funds and joint investments. Currently, our policy is not to enter into any transaction involving joint investments with our Management or their affiliates, or to borrow from or lend money to such persons. However, our policies in each of these regards may change in the future.

Our rights and the rights of our shareholders to recover claims against our officers and directors are limited.

Nevada law provides that a director has no liability in that capacity if he performs his duties in good faith in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our articles of incorporation, as amended (the “Articles of Incorporation”) authorize us, and our bylaws require us, to indemnify our directors, officers, employees and agents to the maximum extent permitted under Nevada law.

Additionally, our Articles of Incorporation limit the liability of our directors and officers to us and our shareholders for monetary damages to the maximum extent permitted under Nevada law. As a result, our shareholders and we may have more limited rights against our directors, officers, employees and agents, than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and our agents in some cases.

Risks Related to Our Common Stock

Our stock is considered a “penny stock,” and is therefore considered risky.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity securities that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  Such “penny stocks” and are subject to regulations which mandate the dispersion of certain disclosures to potential investors prior to any investors’ purchase of any penny stocks. Penny stocks are low-priced securities with low trading volume. Consequently, the price of the stock is often volatile and investors may be unable to buy or sell the stock when you desire. The SEC extensively monitors “penny stocks,” and such regulations are enumerated in Exchange Act Section 15(h) and Exchange Act Rules 3a51-1 and 15g-1 through 15g-100. With certain exceptions, brokers selling our stock must adhere to the SEC’s “penny stock” regulations, which requirements include, but are not limited to, the following:

●	brokers must provide you with a risk disclosure document relating to the penny stock market;

●	brokers must disclose price quotations and other information relating to the penny stock market;

●	brokers must disclose any compensation they receive from the sale of our stock;

●	brokers must provide a disclosure of any compensation paid to any associated persons in connection with transactions relating to our stock;

●	brokers must provide you with quarterly account statements;

●	brokers may not sell any of our stock that is held in escrow or trust accounts;

●	prior to selling our stock, brokers must approve your account for buying and selling penny stocks; and

●	brokers must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These additional sales practices and the disclosure requirements could impede the sale of our securities. In addition, the liquidity for our securities may be adversely affected, with related adverse effects on the price of our securities.

Certain risk relating to litigation or other legal proceedings, including the judgment against us in favor of our Chief Executive Officer and the outstanding federal and state tax liens against BOOMj.com, could harm our business plans and have a material adverse effect on our operations, which could require us to curtail or cease our operations.

On July 28, 2011, a judgment was entered into in favor of Mr. George Pursglove, our Chief Executive Officer, in connection with his countersuit against BOOMj.com, a former wholly-owned subsidiary of the Company.  The judgment was in the total amount of $6,020,775, consisting of: (i) $20,775 for damages as to the claim for failure to pay wages; (ii) $3,000,000 for damages as to the conversion claim; and (iii) $3,000,000 for punitive damages (the “July Judgment”).  The July Judgment accrues interest at a rate of 5.29% per annum.  As of September 30, 2018, the total amount of principal and interest was $8,041,945.

Also, on February 17, 2010, the Internal Revenue Service filed a federal tax lien in the amount of $756,711 against all of the property and rights to the property of BOOMj.com for unpaid federal payroll withholding taxes for the year ended December 31, 2009. On June 14, 2010, the Internal Revenue Service filed an additional federal tax lien against BOOMj.com in the amount of $161,150.  The current amount outstanding including penalty and interest is $1,667,163 and $1,607,163 as of September 30, 2018 and December 31, 2017, respectively, which is also inclusive of amounts outstanding for state tax related claims of $63,725 for both reported periods. The accrued interest on the balance sheet related to this liability is $590,000 and $530,000 as of September 30, 2018 and December 31, 2017, respectively.  As of the date of this registration statement, the Company has not satisfied the judgment.

We are obligated to make payments to satisfy the July Judgment and the outstanding federal and state tax liens against the company.  In the event we are not able to make these payments, we may be subject to further legal proceedings. Further, we may not have sufficient assets to satisfy either the July Judgment or the outstanding federal and state tax liens which may force us to go into bankruptcy.  Further, it may be difficult for us to obtain financing with these outstanding judgments, which could harm our business plans and have a material adverse effect on our operations, which could require us to curtail or cease our operations.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend their customers buy our common stock, which may have the effect of reducing the trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock, thereby potentially reducing the liquidity of our common stock.

Certain stockholders possess a majority of our voting power, and through this ownership, may control our Company and our corporate actions.

Our controlling stockholders, The 2GP Group, LLC and Fiona Oakley, hold approximately 59.14% of the total voting power of our outstanding capital stock as of January 15, 2019.  The 2GP Group, LLC is an entity controlled by our Chief Executive Officer’s son, Geordan Pursglove, who holds sole voting and dispositive power over these shares.  Mr. Geordan Pursglove is over the age of eighteen and does not live in the same household as our Chief Executive Officer.  Each share of Series A Preferred Stock is convertible into one share of common stock.  In addition, each share of Series A Preferred Stock entitles its holder to (i) cumulative, non-participating dividends in preference and priority to any declaration or payment of a dividend on any of the Company’s common stock, at a rate of 12% per annum, and (ii) three times (3x) voting preference over common stock.  These shareholders have the ability to control our management and affairs through the election and removal of our entire Board of Directors, the amendment of our articles of incorporation or bylaws, and the adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.  Such concentrated control of the Company may adversely affect the price of our common stock. A stockholder that acquires common stock will not have an effective voice in the management of the Company.

We have no plans to pay dividends on our Common Stock or our Series A Preferred Stock.

We have not previously paid any cash dividends, nor have we determined to pay dividends on any share of Series A Preferred Stock or shares of Common Stock, except as described in the rights and preferences detailed in the “Certificate of Designation of Preferences” for the Series A Preferred Stock filed with the Secretary of State of the State of Nevada. The permissibility to pay dividends on our shares is restricted by Section 78.288 of the Nevada Revised Statutes, which provides that a company may not issue a dividend if the result of such dividend would be to make the company have negative retained earnings.  There can be no assurance that our operations will result in sufficient revenues to enable us to operate at profitable levels or to generate positive cash flows. Furthermore, there is no assurance that the Board of Directors will declare dividends even if profitable. Dividend policy is subject to the Nevada Revised Statutes and the discretion of our Board of Directors and will depend on, among other things, our earnings, financial condition, capital requirements and other factors.

If we issue additional shares in the future, it will result in the dilution of our existing stockholders.

We are authorized to issue up to 1,100,000,000 shares of common stock with a par value of $0.001, of which 1,017,450,000 are currently issued and outstanding. Our board of directors, upon the approval of the stockholders, may seek to increase the number of authorized shares in the future and may choose to issue some or all of such shares to acquire one or more businesses or to provide additional financing in the future. The issuance of any such shares will result in a reduction of the book value and market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will cause a reduction in the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control of our company.

Voting power is highly concentrated in holders of our Series A Preferred Stock.

We are authorized to issue up to 250,000,000 shares of preferred stock, all of which are designated Series A Preferred Stock and all of which are currently issued and outstanding.  Holders of our Series A Preferred Stock are entitled to three times (3x) voting preference over holders of common stock.  Such concentrated control of the Company may adversely affect the price of our common stock. A stockholder that acquires common stock will not have an effective voice in the management of the Company.

We are a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our Common Stock less attractive to investors.

We are an “smaller reporting company,” as defined in Rule 12b-2 under the Exchange Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including “emerging growth companies” such as, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Our status as a smaller reporting company is determined on an annual basis. We cannot predict if investors will find our Common Stock less attractive or our company less comparable to certain other public companies because we will rely on these exemptions. For example, if we do not adopt a new or revised accounting standard, our future financial results may not be as comparable to the financial results of certain other companies in our industry that adopted such standards. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

The requirements of being a reporting public company may strain our resources, divert management’s attention and affect our ability to attract and retain additional executive management and qualified board members.

As a reporting public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, and the Dodd-Frank Act, and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer a “smaller reporting company.” The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and results of operations. As a “smaller reporting company,” we receive certain reporting exemptions under The Sarbanes-Oxley Act.

Changing laws, regulations and standards relating to corporate governance and public disclosure create uncertainty for public companies, increase legal and financial compliance costs and increase time expenditures for internal personnel. These laws, regulations and standards are subject to interpretation, in many cases due to their lack of specificity, their application in practice may evolve over time as regulators and governing bodies provide new guidance. These changes may result in continued uncertainty regarding compliance matters and may necessitate higher costs due to ongoing revisions to filings, disclosures and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate regulatory or legal proceedings against us and our business may be adversely affected.

As a public company under these rules and regulations, we expect that it may make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee and could also make it more difficult to attract qualified executive officers.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and results of operations could be adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business and results of operations.

Our stock price may be volatile, which may result in losses to our shareholders.

The stock markets experienced and may experience significant price and trading volume fluctuations, and the market prices of companies quoted on the OTCQB, which is where our stock is currently quoted, have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many factors both in and outside of our control, and include but are not limited to the following:

●	variations in our operating results;

●	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;

●	changes in operating and stock price performance of other companies in our industry;

●	additions or departures of key personnel; and

●	future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock.

Volatility in the price of our common stock may subject us to securities litigation.

The market for our common stock may be characterized by significant price volatility as compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

Our common stock may become thinly traded and you may be unable to sell at or near ask prices, or at all.

We cannot predict the extent to which an active public market for trading our common stock will be sustained. The trading volume of our common stock may be sporadically or “thinly-traded,” meaning that the number of persons interested in purchasing our common stock at or near bid prices at certain given time may be relatively small or non-existent.

This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community who generate or influence sales volume.  Even if we came to the attention of such persons, those persons tend to be risk-averse and may be reluctant to follow, purchase, or recommend the purchase of shares of an unproven company such as ours until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock may become volatile given our status as a relatively small company, which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include but are not limited to: (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

General risk statement.

Based on all of the foregoing, we believe it is possible for future revenue, expenses and operating results to vary significantly from quarter to quarter and year to year. As a result, quarter-to-quarter and year-to-year comparisons of operating results are not necessarily meaningful or indicative of future performance. Furthermore, we believe that it is possible that in any given quarter or fiscal year our operating results could differ from the expectations of public market analysts or investors. In such event or in the event that adverse conditions prevail, or are perceived to prevail, with respect to our business or generally, the market price of our Common Stock would likely decline.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement.  Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the section entitled “Risk Factors” beginning on page 5.

All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise after the date of this prospectus, except where applicable law requires us to update these statements.  Market data used throughout this prospectus is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

In addition, in this prospectus, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the Selling Stockholder pursuant to this prospectus. However, we will receive proceeds for any exercise of warrants, but not for the subsequent sale of the shares underlying the warrants, which we are hereby registering. If all of the warrants exercisable for shares of common stock being registered in this offering are exercised, we could receive net proceeds of up to $2,500,000. We will use these proceeds for general corporate purposes, including for working capital and acquisitions.

We will pay for the expenses of this offering, except that the Selling Stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of Selling Stockholder legal counsel applicable to any sale of the shares.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

On August 6, 2018, our common stock began trading on the OTCQB Tier of the OTC Markets Group, Inc. under the symbol “BYOC”. Prior to that, our common stock traded on the Pink Tier of the OTC Markets Group, Inc. The following table sets forth the high and low sale prices for our Common Stock for each quarterly period within the two most recent fiscal years. There has been minimal reported trading to date in the Company’s common stock.

The following table sets forth the high and low closing bid prices for our Common Stock for the fiscal quarter indicated as reported on the OTC. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	Fiscal 2018		Fiscal 2017		Fiscal 2016
	High	Low	High	Low	High	Low
First Quarter ended March 31	$0.1600	$0.1325	$0.0009	$0.0005	$0.0001	$0.0001
Second Quarter ended June 30	$0.1245	$0.0255	$0.001	$0.001	$0.0004	$0.0001
Third Quarter ended September 30	$0.1074	$0.055	$0.0065	$0.005	$0.0001	$0.0001
Fourth Quarter ended December 31	$0.082*	$0.02*	$0.029	$0.024	$0.0002	$0.0002

  *Through November 30, 2018

Holders of Record

As of January 15, 2019, there were 1,017,450,000 shares of our common stock issued and outstanding. There were 231 stockholders of record at this time.

DIVIDEND POLICY

We have not previously declared nor paid any cash dividend on any shares of our Series A Preferred Stock or our Common Stock, nor have we determined to pay dividends on such shares in the foreseeable future.  We currently intend to retain future earnings, if any, to finance the expansion of our business plan and objectives.  The permissibility to pay dividends on our shares if restricted by Section 78.288 of the Nevada Revised Statutes, which provides that a company may not issue a dividend if the result of such dividend would be to make the company have negative retained earnings.  There can be no assurance that our operations will result in sufficient revenues to enable us to operate at profitable levels or to generate positive cash flows.  Furthermore, there is no assurance that the Board of Directors will declare dividends even if profitable. Dividend policy is subject to the Nevada Revised Statutes and the discretion of our Board of Directors and will depend on, among other things, our earnings, financial condition, capital requirements and other factors that our Board of Directors considers significant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATIONS

This Management’s Discussion and Analysis or Plan of Operations includes a number of forward-looking statements that reflect Management’s current views with respect to future events and financial performance. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. Those statements include statements regarding the intent, belief or current expectations of us and members of our management team as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

Readers are urged to carefully review and consider the various disclosures made by us in this report and in our other reports filed with the Securities and Exchange Commission. Important factors currently known to management could cause actual results to differ materially from those in forward-looking statements. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in the future operating results over time. We believe that our assumptions are based upon reasonable data derived from and known about our business and operations. No assurances are made that actual results of operations or the results of our future activities will not differ materially from our assumptions. Factors that could cause differences include, but are not limited to, expected market demand for our products, fluctuations in pricing for our products, and competition.

The following discussion provides information that management believes is relevant to an assessment and understanding of our past financial condition and plan of operations. The discussion below should be read in conjunction with the consolidated financial statements and related notes thereto included elsewhere in this prospectus.

About Beyond Commerce

Beyond Commerce, Inc. was formed in the State of Nevada on January 12, 2006.  The Company is currently a “shell company” within the meaning of Rule 405, promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”), because we have nominal assets and nominal operations.

We plan to operate within two markets: (1) the Business-to-Business Internet Marketing Technology and Services market and (2) the Information Management market. Our goal is to develop proprietary software for digital transformation of clients’ existing content. We believe our planned platform, strategy, and suite of software products and services will provide secure and scalable information control solutions for global companies.  We believe our planned software will assist organizations in finding, utilizing, and sharing business information between devices in ways that are intuitive, efficient and productive. We believe that our business model will ensure that information will remain secure and private, as necessitated by the current market climate.

In addition, we plan to provide solutions which facilitate the exchange of information and data transactions between supply chain participants, such as manufacturers, retailers, distributors and financial institutions. The goal is to automate potential client internal processes thereby increasing productivity and lowering costs. We plan to develop proprietary algorithms which it will embed in the planned software to enable clients to access data and gain insight into their business, through that data, leading to improved internal decision making.

We plan to offer the proposed software through traditional on-premise solutions, SaaS as a cloud based solution, or a combination of on-premise, SaaS or cloud based solutions. We plan to work with our clients and their needs as to which delivery method they prefer. We believe giving clients a choice and flexibility will help us to obtain long-term client value.

Management believes that the Company will require additional capital to manage its operations over the next 12 months.  See “Plan of Operations” below for a more complete discussion of the Company’s capital requirements.

Recent Developments

Service 800 Agreement

On December 14, 2017, we entered into an agreement with Service 800 and the sole shareholder of Service 800 (the “Shareholder”), pursuant to which we plan to purchase all of the issued and outstanding shares of common stock of Service 800 from the Shareholder (the “Transaction”).  Service 800 operates as a premium provider of Customer Feedback Management Platforms to their Fortune 500 and 1000 clients on a global basis. Service 800 provides survey authoring, response rates, feedback types and data analysis on their proprietary, cloud based, automated and centralized platform. Service 800 has currently 40 full time employees that provide services to 130 companies and 300 service organizations. Service 800’s current operations and strategic business plan is to further develop its marketing and Customer Experience platform to use within the framework of its current Fortune 500 and 1000 clients. No assurance can be given that we will be successful in completing the Transaction.

Discover Growth Fund, LLC

On August 7, 2018, we entered into a securities purchase agreement (“SPA”) with Discover Growth Fund, LLC (“Discover”), pursuant to which we issued a senior secured redeemable convertible debenture in the principal amount of $2,717,391.30 (of which $217,391.30 was retained by Discover as an original issue discount) (the “Debenture”), in exchange for $500,000 cash consideration and a promissory note issued by BYOC in the amount of $2,000,000 (the “Note”).  Pursuant to the terms of the SPA, we issued to Discover a warrant to purchase up to 16,666,667 shares of our common stock, exercisable beginning on the six (6) month anniversary from the date of issuance for a period of three (3) years at an exercise price of $0.15 per share (the “Warrant”).  The Debenture is subject to interest at a rate of 8.0% per annum and be converted into shares of the Company’s common stock at a price equal to the lower (i) $0.15 per share of common stock, and (ii) if there has never been a trigger event (as defined in the Debenture), (A) the average of the 5 lowest individual trades of the shares of common stock, less $0.01 per share, or following any such trigger event, (B) 60% of the foregoing.  Further, pursuant to the SPA we agreed to issue 2,500,000 shares of our common stock to Discover at close of the transaction, and that Discover would fund $2,000,000 in cash upon effectiveness of this registration statement of which this prospectus forms a part.  The Discover transaction closed on August 16, 2018, at which time we issued 2,500,000 shares of common stock to Discover.

Critical Accounting Policies and Estimates

Management’s discussion and analysis of the Company’s financial condition and results of operations are based upon its consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States of America. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosure of contingent liabilities. On an on-going basis, management evaluates past estimates and judgments, including those related to bad debts, accrued liabilities, derivative liabilities, and contingencies. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The Company believes the following critical accounting policies affect its more significant judgments and estimates used in the preparation of its consolidated financial statements.

Our actual results could differ materially from those discussed in the forward-looking statements.  Factors that could cause or contribute to such differences include but are not limited to those discussed below and elsewhere in this prospectus, particularly in the section entitled “Risk Factors” beginning on page 5.

Use of Estimates

The preparation of consolidated financial statements and accompanying notes in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Estimates are used in the determination of depreciation and amortization and the valuation for non-cash issuances of equity instruments, web site, income taxes, and contingencies, among others. Actual results could differ materially from these estimates.

 Cash and Cash Equivalents

The Company classifies as cash and cash equivalents amounts on deposit in banks and cash temporarily in various instruments with original maturities of three months or less at the time of purchase. The Company’s cash management system is currently integrated within one banking institution.

Fair Value of Financial Instruments

The carrying value of the current assets and liabilities approximate fair value due to their relatively short maturities.

Fair Value Measurements

Statement of financial accounting standard FASB Topic 820, Disclosures about Fair Value of Financial Instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for assets and liabilities qualifying as financial instruments are a reasonable estimate of fair value.

The Company applies the fair value hierarchy as established by GAAP.  Assets and liabilities recorded at fair value in the consolidated balance sheets are categorized based upon the level of judgment associated with the inputs used to measure the fair value as follows.

• Level 1 – quoted prices in active markets for identical assets or liabilities.

• Level 2 – other significant observable inputs for the assets or liabilities through corroboration with market data at the measurement date.

• Level 3 – significant unobservable inputs that reflect management’s best estimate of what market participants would use to price the assets or liabilities at the measurement date.

Management considers all of its derivative liabilities to be Level 3 liabilities. At December 31, 2017 and 2016, respectively the Company had outstanding derivative liabilities, including those from related parties of $0 and $2,868,760, respectively.

Valuation of Derivative Instruments

ASC 815 “Derivatives and Hedging” requires that embedded derivative instruments be bifurcated and assessed, along with free-standing derivative instruments such as warrants, on their issuance date and measured at their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black-Scholes option pricing formula. Upon conversion of a note where the embedded conversion option has been bifurcated and accounted for as a derivative liability, the Company records the shares at fair value, relieves all related notes, derivatives and debt discounts and recognizes a net gain or loss on debt extinguishment.

Management used the following inputs to value the Derivative Liabilities for the years ended December 31, 2017 and 2016, respectively:

	2017 Derivative Liability	2016 Derivative Liability
Expected term	1 month to 9 months	1 month to 2 years
Exercise price	$0.00006 - $0.0006	$0.0006 -$0.0012
Expected volatility	287% to 765%	287% to 765%
Expected dividends	None	None
Risk-free rate	0.22% to 1.01%	0.14% to 1.06%

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and then is revalued at each reporting date, with changes in fair value reported in the consolidated statement of operations. For stock based derivative financial instruments, Fair value accounting requires bifurcation of embedded derivative instruments such as conversion features in convertible debt or equity instruments, and measurement of their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black-Scholes option-pricing model. In assessing the convertible debt instruments, management determines if the convertible debt host instrument is conventional convertible debt and further if there is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt, the Company will continue its evaluation process of these instruments as derivative financial instruments.

Once determined, derivative liabilities are adjusted to reflect fair value at the end of each reporting period. Any increase or decrease in the fair value from inception is made quarterly and appears in results of operations as a change in fair market value of derivative liabilities.

Impairment of Long-lived Assets

The Company accounts for long-lived assets in accordance with the provisions of ASC 360-10-35-21, Accounting for the Impairment of Long-Lived Assets. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Fair values are determined based on quoted market value, discounted cash flows or internal and external appraisals, as applicable. During 2017 and 2016, the Company did not recognize any impairment charges.

Income Taxes

The Company will account for income taxes under ASC 740-10-30.  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income of the consolidated statements of operations in the period that includes the enactment date. A valuation allowance is provided when it is more likely than not that some or all of the deferred tax assets may not be realized.

The Company follows the guidance of ASC 740-10-25 in determining whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. The Company recognizes interest and penalties related to uncertain tax positions in income tax expense.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits.

Stock Based Compensation

The Company may issue compensatory stock options or shares to employees, consultants, and other service providers under its 2008 Equity Incentive Plan (the “Plan”). In some cases, it has issued compensatory warrants to service providers outside the Plan. The Company issues new shares of its common stock when employees or service providers exercise options or warrants.  All equity-based compensation awarded has been determined under the fair value provisions of ASC 718. This compensation is then expensed over the vesting period of the underlying award. Additionally, for all equity-based compensation awarded prior to the adoption date, compensation for the portion of awards for which the requisite service is performed after the adoption date is recognized as service is rendered.

Stock-based compensation for awards granted to non-employees is periodically re-measured as the underlying options and warrants vest. The Company recognizes an expense for such awards throughout the performance period as the services are provided by the non-employees, based on the fair value of these options and warrants at each reporting period.

The Company estimates the fair value of stock issuances based on the closing market value of the Company’s stock on the date of grant. There are currently no options outstanding.

Employee Benefits

The Company currently has no employees, other than its Chief Executive Officer, George Pursglove. During 2009, the shareholders approved the 2008 Equity Incentive Plan at the shareholders’ annual meeting held on July 24, 2009. This plan expired on September 11, 2018.

Recent Accounting Pronouncements

The Company reviews all of the Financial Accounting Standard Board’s updates periodically to ensure the Company’s compliance of its accounting policies and disclosure requirements to the Codification Topics.

In January 2016, the FASB issued a new standard related to certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. The standard will be effective for us beginning January 1, 2019. We are currently evaluating the impact of this standard on our financial statements, including accounting policies, processes, and systems.

In February 2016, the FASB issued a new standard related to leases to increase transparency and comparability among organizations by requiring the recognition of right-of-use (“ROU”) assets and lease liabilities on the balance sheet. Most prominent among the changes in the standard is the recognition of ROU assets and lease liabilities by lessees for those leases classified as operating leases under current U.S. GAAP. Under the standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. We will be required to recognize and measure leases existing at, or entered into after, the beginning of the earliest comparative period presented using a modified retrospective approach, with certain practical expedients available.

The standard will be effective for us beginning January 1, 2020. The standard may have a material impact on our balance sheets in the future if we entered into new leases, but will not have a material impact on our statement of operations. The most significant impact will be the recognition of ROU assets and lease liabilities for operating leases.  We are currently evaluating the impact of this standard on our financial statements, including accounting policies, processes, and systems.

The Company will continue to monitor these emerging issues to assess any potential future impact on its financial statements.

Financial Presentation

The following sets forth a discussion and analysis of the Company’s financial condition and results of operations for the fiscal years ended December 31, 2017 and 2016, and the nine month periods ended September 30, 2018 and 2017. This discussion and analysis should be read in conjunction with our consolidated financial statements appearing elsewhere in this registration statement. The following discussion contains forward-looking statements. Our actual results may differ significantly from the results discussed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in “Risk Factors” beginning on page 5 of this registration statement.

Results of Operations

The Company is currently a shell with no operations.  The Company anticipates commencing operations during 2018.

For the Three and Nine Month Periods Ended September 30, 2018 and 2017

Revenue

Revenue is $0 for the three and nine months ended September 30, 2018 and 2017, respectively.

Operating Expenses

For the nine-month period ended September 30, 2018, operating expenses is $1,214,259 and for the nine-month period ended September 30, 2017, operating expenses were $143,232. The significant increase in operating expenses came from approximately $578,680 in stock compensation paid to certain consultants for legal and financial advisory services to be rendered and approximately $262,000 was incurred to for commissions, accounting fees and other advisory fees. Other items which contributed to the increase was $142,500 increase in accrued salaries as there are now two individuals providing services to the company. General and Administrative increased due to additional travel expenses in reviewing the Service 800 transaction by $69,084.

For the three-months ended September 30, 2018 and 2017, operating expenses were $274,217 and income of $41,213, respectively.

This increase of $233,004 was due to an increase in selling, general and administrative cost, payroll expense and professional fees. The increase in payroll expense was due to an increase in the monthly salary accrual to $30,000 per month which began during the third quarter of 2017.  Selling general and administrative expenses consisted primarily of consulting fees, professional fees, travel, meals and entertainment relating to be a public company.  Selling, general and administrative expenses increased approximately $65,871, due to fees paid to our transfer agent.

Non-operating income (expense)

The Company reported non-operating expense of $1,029,128 and non-operating income of $3,592,907 during the nine-months ended September 30, 2018 and 2017, respectively.

For the three-months ended September 30, 2018 and 2017, the Company reported non-operating expense of $828,288 and non-operating income of $557,643, respectively.

This decrease of $4,622,035 and $1,385,931 for the nine and three-month periods descried above, respectively, were due to the derivative expense and debt fees associated with the Discover Growth Fund Note.

Net Income (loss)

For the nine-month period September 30, 2018, the Company incurred a net loss of $2,243,387 is as compared to a net income of $3,449,674 for the nine-month period ended September 30, 2017, which was primarily due to a gain on debt forgiveness and a change in derivative liability.

For the three-months ended September 30, 2018, the Company generated a net loss of $1,102,505 and for the three-months ended September 30, 2017, the Company generated a net income of $516,430. The substantial increase in net loss is primarily due to prior period gains reported from the forgiven debts described above offset by a change in derivative liability expense.

As of September 30, 2018, the Company had an accumulated deficit of $40,709,828 and as of December 31, 2017, the Company had an accumulated deficit of $38,466,441.

For the years ended December 31, 2017 and 2016

Revenue

Revenue was $0 for the years ended December 31, 2017 and 2016, respectively, as the Company was reassessing its viability.

Operating Expenses

For the years ended December 31, 2017 and 2016, operating expenses were $247,694 and $188,699, respectively.

This increase of $58,995, or 31.3%, was due to an increase in selling, general and administrative cost, payroll expense and professional fees. A majority of this increase was due to an increase in the monthly salary accrual in the amount of $30,000 per month for our Chief Executive Officer and President as of December 31, 2017.

Selling general and administrative expenses consisted primarily of consulting fees, professional fees, travel, meals and entertainment relating to being a public company.  Selling, general and administrative expenses increased approximately $8,192, or 122%, due to fees paid to our transfer agent.

Non-operating income (expense)

During the years ended December 31, 2017 and 2016, the Company evaluated its capital structure and determined that a total of $5,543,056 and $6,043,076, respectively, were no longer valid liabilities of the Corporation due to expiration of the statute of limitations for each liability.  As a result, the Company reported the forgiven debt as income during the fiscal years ended December 31, 2017 and 2016, respectively. In addition, the Company reported interest expense of $436,950 and $501,808 for the years ended December 31, 2017 and 2016, respectively.

The forgiven debt noted above is comprised of the following:

Note Balance
Note payable to Carole Harder bearing an annual interest rate of 12%, unsecured, due 6/20/09	$ 190,000
Convertible Promissory Notes, bearing an annual interest rate of 12%, secured, due 1/31/10	1,760,000
Omni Convertible Promissory Notes due 8/28/2010	56,754
Omni Convertible Promissory Notes due 9/3/2010	699,996
Bridge Notes, bearing an annual interest rate 12%, unsecured, due 9/1/2009-10/6/09	306,704
Convertible Promissory Notes, bearing an interest rate of 10%, due 2/26/11	150,000
Convertible Promissory Notes, bearing an interest rate of 10%, due 2/26/11	400,000
Note payable to Linlithgow Holdings bearing an annual interest rate of 12%, unsecured, due 6/20/09 Bridge Notes, bearing an annual interest rate 12%, unsecured, due 1/6/10	140,000
$ 3,703,454

Net Income (loss)

For the year ended December 31, 2017, the Company generated a net income of $3,298,340 and for the year ended December 31, 2016, the Company generated a net income of $7,787,739. The substantial decrease in net income was primarily due to gains reported from the forgiven debts described above offset by a change in derivative liability expense.

For the year ended December 31, 2017, the Company had an accumulated deficit of $38,466,441 and for year ended December 31, 2016, the Company had an accumulated deficit of $41,764,781.

Plan of Operations

We are an early stage corporation that intends to operate as an IMT&S provider.  We have not yet generated or realized any revenues from our business.  As of September 30, 2018, we currently have $67,079 cash on hand, which includes $100,000 cash held in escrow in connection with our potential acquisition.  Upon effectiveness of this registration statement of this registration statement forms a part, we will receive $2,000,000 from Discover in accordance with our securities purchase agreement.  At such time, we believe we will have sufficient capital to satisfy our cash requirements in connection with our potential acquisition.  However, no assurance can be given that we will receive such funds.  Upon receipt of these funds, however, we believe we will require additional funds of approximately $1,305,921 to satisfy our cash requirements as we implement our business plan and operate our business.  This capital will be used to build out our infrastructure, to provide for the payment of advisory and accounting services, legal, lease of our office space and anticipated up-listing fees to a national securities exchange. However there can be no assurance that we will qualify for either exchange or that our application will be approved.

Over the course of the 12-month period following effectiveness of this registration statement, we plan to raise capital to support our business plan through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There is no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock, or that we will be able to raise sufficient capital required to implement our business plan on acceptable terms, if at all. Even if we are successful in raising sufficient capital to implement our business plan, we may continue to be unprofitable.

We anticipate our cash requirements to be as follows:

Estimated Funding Required During the Next Twelve Months
Expense	Amount
Planned Acquisitions Cash at Closing
-Service 800, Inc.	$2,000,000
Commission *	150,000
Legal *	180,000
Accounting *	250,000
SG&A	200,000
Debt Service *	250,000
Up-listing Fees	85,000
Investor Relations	90,000
Lease Boca Raton Office (including insurance)	68,000
Travel	75,000
Miscellaneous	25,000
Total	$3,373,000

*Estimated expense

MILESTONES

The following is a brief description of our planned activities, which we expect to commence immediately upon effectiveness of this registration statement of which this prospectus forms a part.

Months 1 to 3

The anticipated activities undertaken during months 1 to 3 immediately upon effectiveness of this registration statement assumes that we will receive $2,000,000 in proceeds from upon effectiveness of this registration statement of which this prospectus forms a part, and subsequently will be able to raise additional capital through other means such as equity transactions.  If we do not receive the $2,000,000 in funding, we will not be able to close our planned acquisition or to scale our business development accordingly.  There can be no assurance that we will receive the $2,000,000 or any funds at all, to implement our business plan.

·during the first three months, we plan to:

·complete the planned acquisition of Service 800 along with the audit of their financials;

·build out stage one of our executive team;

·engage an investor relation company, and relaunch our corporate website.

Months 4 to 6

During the following three months, we plan to achieve the following:

·complete the launch of our new website;

·start the road show process in anticipation of our up-listing to a national exchange;

·up-list our securities from the OTCQB to a national exchange and;

·expand our sales and marketing team.

Months 7 to 12

During the following six months, we plan to achieve the following:

·	integrate our operations and systems with Service 800;

·	expand our marketing efforts, our marketing personnel will endeavor to expand awareness of our brand; and
·	complete the build out of the management team.

Purchase of Significant Equipment

We do not anticipate the purchase or sale of any plant or significant equipment during the next 12 months.

Going Concern

There is substantial doubt about our ability to continue as a going concern.

As of September 30, 2018, we had an accumulated deficit of $40,709,828 and have generated no revenues.  Since we discontinued operations in 2012 the continuity of our future operations is dependent upon our ability to increase sales and brand awareness. These conditions raise substantial doubt about our ability to continue as a going concern.  We intend to continue relying upon the issuance of equity securities to finance our operations.  In this regard, we are restricted by the number of shares available for issuance in an equity financing, and we will likely need to increase out authorized capital in order to take advantage of such financing.  However, there can be no assurance that we will be successful in obtaining shareholder approval to increase our authorized capital. However, there can be no assurance we will be successful in raising the funds necessary to maintain operations, or that a self-supporting level of operations will ever be achieved.  The likely outcome of these future events is indeterminable.  Our financial statements do not include any adjustment to reflect the possible future effect on the recoverability and classification of the assets or the amounts and classification of liabilities that may result should we cease to continue as a going concern.

Liquidity and Capital Resources

Our ability to continue as a going concern is dependent on our ability to raise additional capital and implement its business plan.  Since inception, we have been funded by related parties through capital investment and borrowing of funds.

We had total current assets of $67,079 and $0 as of September 30, 2018 and December 31, 2017, respectively.  Current assets would consist primarily of cash, the value of software, trademarks patents, websites and other intellectual properties. However, because we have decided to close and remove Adjuice and AIM Connections subsidiaries from our financial statements as of December 31, 2017, as the Company believed that these entities did not provide any further benefit to the overall operations of the Company, thereby cancelling-out all related assets and liabilities of those companies. The Company carries a $40,709,828 accumulated deficit on its balance sheet as of September 30, 2018.

We had total current liabilities of $12,676,208 and $11,275,089 as of September 30, 2018 and December 31, 2017, respectively.  Current liabilities consisted primarily of the accounts payable, accrued payroll and payroll taxes, and the accrued interest and principle due to Mr. Pursglove’s July 2011 Judgment. The increase in our current liabilities is attributable to accrued interest, salary accruals and a note payable.

We had a working capital deficit of $12,609,129 and $11,275,089 as of September 30, 2018 and December 31, 2017, respectively.  This increase of $1,284,040, or 11%, resulted primarily from the increase of certain liabilities as we begin to execute our plan.

Cash Flow from Operating Activities

For the nine months ended September 30, 2018 and 2017, cash provided by (used in) operating activities was ($382,921) and $0, respectively.

For the fiscal years ended December 31, 2017 and 2016, cash provided by (used in) operating activities was $0, respectively.

Cash Flow from Investing Activities

For the nine months ended September 30, 2018 and 2017, cash provided by (used in) investing activities was $100,000 and $0, respectively.

For the fiscal years ended December 31, 2017 and 2016, cash provided by (used in) investing activities was $0, respectively.

Cash Flow from Financing Activities

For the nine months ended September 30, 2018 and 2017, cash provided by (used in) financing activities was $550,000 and $0, respectively.

For the fiscal years ended December 31, 2017 and 2016, cash provided by (used in) financing activities was $0, respectively.

Contractual Obligations

As a “smaller reporting company,” we are not required to provide tabular disclosure of contractual obligations.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Seasonality

In the past, our operating results and operating cash flows historically have not been subject to seasonal variations. This pattern may change, however, in the event that we succeed in bringing our planned products to market.

DESCRIPTION OF BUSINESS

Beyond Commerce, Inc. was formed in the State of Nevada on January 12, 2006.  The Company is currently a “shell company” within the meaning of Rule 405, promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”), because we have nominal assets and nominal operations.  Therefore, the exemption offered pursuant to Rule 144 is not available. Anyone who purchases securities directly or indirectly from us or any of our affiliates in a transaction or chain of transactions not involving a public offering cannot sell such securities in an open market transaction.

We plan to operate within two markets: (1) the Business-to-Business Internet Marketing Technology and Services market and (2) the Information Management market. Our goal is to develop proprietary software for digital transformation of clients’ existing content. We believe our planned platform, strategy, and suite of software products and services will provide secure and scalable information control solutions for global companies. We believe our planned software will assist organizations in finding, utilizing, and sharing business information between devices in ways that are intuitive, efficient and productive. We believe that our business model will ensure that information will remain secure and private, as necessitated by the current market climate.

In addition, BYOC plans to provide solutions which facilitate the exchange of information and data transactions between supply chain participants, such as manufacturers, retailers, distributors and financial institutions. The goal is to automate potential client internal processes thereby increasing productivity and lowering costs. BYOC plans to develop proprietary algorithms which it will embed in the planned software to enable clients to access data and gain insight into their business, through that data, leading to improved internal decision making.

BYOC plans to offer the proposed software through traditional on-premise solutions, Software as a Service (“SaaS”), as a cloud based solution, or a combination of on-premise, SaaS or cloud based solutions. We will work with our clients and their needs as to which delivery method they prefer. We believe giving clients a choice and flexibility will help us to obtain long-term client value.

Corporate History and Background

Beyond Commerce was incorporated under the laws of the State of Nevada on, January 12, 2006 under the name “Reel Estate Services, Inc.” for the purposes of operating as a media hub for high traffic web properties, utilizing social networking and e-commerce.

On December 28, 2007, the Company entered into an agreement and plan of reorganization with its former shareholder and former sole officer and director, BOOMj.com, Inc. (“BOOMj”), and Time Lending Sub, Inc., a subsidiary of the Company (“Sub”) pursuant to which Sub merged with and into BOOMj.  As a result of the merger, the business of BOOMj became the business of the Company. BOOMj operated as a multi-faceted niche portal and social networking site targeting baby boomers and the Generation Jones demographics. Subsequently on January 14, 2008, the Company changed its name to “BOOMj, Inc.”

BOOMj’s operations migrated into an e-commerce platform known as i-SUPPLY, an online storefront that offered easy to use, fully customizable e-commerce services, and revenue solutions for any third-party website large or small, and hosted local ads, providing extensive reach for our proprietary advertising partner network platform.   On February 23, 2009, the Company changed its name to “Beyond Commerce, Inc.” and its ticker symbol to “BYOC” in order to better reflect its business strategy.

During the third quarter of 2009 the Company formed another subsidiary, KaChing KaChing, Inc., a Nevada corporation (“KaChing”).  KaChing operated an e-commerce platform which provided a complete turn-key e-commerce solution to third-party store owners. KaChing allowed individual online store owners the ability to create, manage and earn money from product sales generated from their individual webstores. On April 22, 2010, KaChing merged out of the Company and into Duke Mining Company, Inc. to become a new public company.

As a result of the merger transaction, KaChing ceased to be a wholly-owned subsidiary, and BYOC’s interest in the outstanding capital stock of KaChing was reduced to 20.8%.  On April 17, 2013 Beyond Commerce’s ownership in KaChing was transferred back to Benjamin Mayer of the firm Mayer & Associates. During 2015, the Company wrote off its entire ownership stake in KaChing and used it as a tax loss carry-forward.

On October 9, 2009, LocalAdLink Inc., a wholly-owned subsidiary of the Company (“LocalAdLink”) sold its LocalAdLink Software (the “Software”) and all of their related assets, including the rights to the name LocalAdLink, the LocalAdLink trademark, the website domain “www.LocalAdLink.com” and a local search directory and advertising network that brings local advertising to geo-targeted consumers.  The Company continued to sell advertising services as it had prior to the inception of LocalAdLink, Inc., on a different scale and with a greater emphasis on business-to business sales.  As of December 31, 2017, the Company decided to close and remove this subsidiary from its financials going forward.

During the second quarter 2010, the Company entered into a share exchange agreement with all of the shareholders of Adjuice, Inc. (“Adjuice”), an online media and marketing company.  Pursuant to the agreement, the Company issued 5,100,000 shares of its common stock in exchange for all of the issued and outstanding stock of Adjuice.  The purchase of this transaction was to enhance the Company’s presence in the Ad Networking business. The Adjuice network distributed leads to over 350 retail clients along seven major sales verticals, all offering top payouts. Adjuice owned and managed over 120 sites, all optimized for brand recognition and conversion performance.  Adjuice had a solid infrastructure for selling its own products, targeting advertisers, publishers and their related downstream partners with Adjuice’s tailored lead generation programs. As of December 31, 2017, the Company decided to close and remove this subsidiary from its financials going forward.

On March 31, 2011, the Company acquired AIM Connection, Inc., a leading direct sales affiliate, SEO provider, social network and website generator. AIM Connection combines Internet marketing techniques and automation software, and allows all aspects of the marketing process to be controlled and managed by the client. As of December 31, 2017, the Company decided to close and remove this subsidiary from its financials going forward.

On July 28, 2011, a judgement with civil case number: 2:08-cv-00496-KJD-LRL was entered in favor of George Pursglove, the Company’s current CEO, from his counter suit against BOOMj.com, a wholly-owned subsidiary of Beyond Commerce, Inc. The judgement was in the amount of $20,775 for damages as to the claim for failure to pay wages, $3,000,000 for damages as to the conversion claim and $3,000,000 for punitive damages for a total of $6,020,775 (the “July Judgment”). The July Judgment accrues interest at a rate of 5.29% per annum. As of June 30, 2018, the total amount of principal and interest was $7,962,374.

In 2017, the Company reevaluated the commercial viability of its previous operations of all of the aforementioned subsidiaries and determined that many of these businesses were no longer viable. The Company discontinued the operations of the aforementioned subsidiaries as of December 31, 2017.

On April 27, 2017, the Company held a Special Meeting of Stockholders where the stockholders approved and ratified, among other things: (i) the reinstatement of Beyond Commerce with the Secretary of State of the State of Nevada and the appointment of Mr. Pursglove as sole director; and (ii) the exchange of a portion of the July Judgment against Beyond Commerce into shares of common stock of the Company

On May 1, 2017, the Company issued Mr. Pursglove 1,556,632 shares of common stock, par value $0.001 per share, reducing the July Judgment by $12,453.  On the same date, the Company authorized the designation of its “blank check” preferred stock, par value $0.001 per share, as Series A Convertible Preferred Stock (the “Series A Preferred Stock”).

Effective July 27, 2017, the Company filed a certificate of designation with the Secretary of State of the State of Nevada, pursuant to which it designated the Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into one share of common stock.  In addition, each share of Series A Preferred Stock entitles its holder to (i) cumulative, non-participating dividends in preference and priority to any declaration or payment of a dividend on any of the Company’s common stock, at a rate of 12% per annum, and (ii) three times (3x) voting preference over common stock.  On the same date, the Company issued 250,000,000 shares of its Series A Preferred Stock to Mr. Pursglove, further reducing the award under the July Judgment owed to Mr. Pursglove by $250,000.

Business Overview and Strategy

We plan to focus on the acquisition of "big data" companies in the Business-to-Business (“B2B”) Internet Marketing Technology and Services (“IMT&S”) market and the Information Management (“IM”) market.

Market Dynamics IMT&S Segment

Market Opportunity: the B2B IMT&S industry is a highly fragmented $345.5 billion global market, with $195 billion derived from the United States, according to the December 2017 Magna Advertising Forecasts Winter Update.

§INTEGRATED SEARCH: Data from IBISWorld Search Engines – US Market Research Report, November 2017, indicates that the revenue for this sector was approximately $60 billion last year following five years of 8.8% average growth.

§MARKET RESEARCH: this global industry segment generated $44.5 billion in revenues last year, as reported from data derived from Statista Business Services – Market Research Industry -- Statistics.

§BUSINESS BIG DATA ANALYTICS: Industry wide revenues were $122 billion in 2015 with projected revenues reaching $187 Billion by 2019 according to InformationWeek’s Big Data.

§INTERNET PUBLISHING AND BROADCASTING: $119 billion in revenues were generated last year following annual growth of 14.8% over the previous five years, as shown by data provided by IBISWorld Search Engines – US Market Research Report, November 2017.

Our planned business objective is to develop, acquire, and deploy disruptive strategic software technology and market-changing business models through selling our own products and the acquisitions of existing companies. We plan to offer a cohesive digital product and services platform to provide our future clients with a single point of contact for all their IMT&S and IM initiatives.

To further our business objectives, on December 14, 2017, we entered into an agreement with Service 800 Inc., a Minnesota corporation (“Service 800”) and the sole shareholder of Service 800 (the “Shareholder”), pursuant to which we plan to acquire all of the issued and outstanding shares of common stock of Service 800 from the Shareholder (the “Transaction”).  Service 800 operates as a premium provider of Customer Feedback Management Platforms to their Fortune 500 and 1000 clients on a global basis. Service 800 provides survey authoring, response rates, feedback types and data analysis on their proprietary, cloud based, automated and centralized platform. Service 800 has currently 40 full time employees that provide services to 130 companies and 300 service organizations. Service 800’s current operations and strategic business plan is to further develop its marketing and Customer Experience platform to use within the framework of its current Fortune 500 and 1000 clients.

No assurance can be given that we will be successful in completing this Transaction or that we will be successful in realizing the anticipated strategic benefits of the Transaction.

Products and Services Overview

Our goal is to help companies and organizations derive value from their information. To do this, we intend to offer services and solutions such as Content Services, Business Process Management, Customer Experience Management, Discovery, Business Network, and Analytics.

With our planned products and services, we plan to deliver our customers the following:

(i)	Increased compliance and information governance resulting in reduced exposure to risk of regulatory sanctions related to how information is handled and protected;

(ii)	Improved operating efficiency through process digitization and automation;

(iii)	Better customer engagement through improved and integrated digital experiences and content delivery;

(iv)	Lower cost of electronic storage and management of information through improved classification and archiving strategies;

(v)	Reduced infrastructure costs due to, among other factors, legacy decommissioning capabilities of BYOC and cloud and hosted services deployment models;

(vi)

Improved innovation, productivity and time-to-market as a result of letting employees, trading partners and customers work with information and collaborate in ways which are intuitive, automated, and flexible; and

(vi)	Increased revenue streams with the enablement of easy expansion across new channels and, ultimately, new markets.

Content Services

We plan to facilitate content services with an integrated set of technologies to allow customers to manage information throughout the content services lifecycle and improve business productivity, all while mitigating the risk and controlling the costs of growing volumes of data. We intend to make our content services solutions available via on-premise, SaaS and increasingly cloud-based solutions, which will include next-generation SaaS platform for content services. The proposed SaaS platform will be comprised of a set of consumer-grade, end-user productivity applications that enable users to access, share, create and collaborate on content, across any device.

Business Process Management (BPM)

We believe our planned BPM solution will provide software capabilities for analyzing, automating, monitoring and optimizing structured business processes that typically fall outside the scope of existing enterprise systems. We believe our envisioned BPM solutions will help empower employees, customers and partners.

Our proposed BPM solutions will include 260 Process Suit and 260 Process Solutions.

·260 Process Suite will put businesses in direct control of its processes and fosters alignment between business and Information Technology (IT), resulting in tangible benefits for both. Our Process Suite will offer a single platform that can be accessed simply through a web browser and is built from the ground up to be truly multi-tenant and support all of the deployment models required for on-premise, private or public clouds.

·260 Process Suite Solutions will be packaged applications built on the Process Suite and address specific business problems. For some of these solutions, we plan to include Contract Management, Cloud Brokerage Services, Digital Media Supply Chain, and Enterprise App Store, to name a few.

Customer Feedback Management (CFM)

We believe our planned CFM solutions will generate improved time-to-market by giving customers, employees, and channel partners personalized and engaging experiences.

We intend our proposed CFM solutions to will include:

·Web Content Management, which we believe will provide software for authoring, maintaining, and administering websites designed to offer a “visitor experience” that integrates content from internal and external sources.

·Digital Asset Management, which we believe will provide a set of content management services for browsing, searching, viewing, assembling, and delivering rich media content such as images, audio and video.

·Customer Communications Management Software, which we believe will make it possible for organizations to process and deliver highly personalized documents in paper or electronic format rather than a “one message fits all” approach.

·Social Software, which we believe will help companies “socialize” their web presence by adding blogs, wikis, ratings and reviews, and build communities for public websites and employee intranets.

·Portal, which we believe will enable organizations to aggregate, integrate and personalize corporate information and applications and provide a central, contextualized, and personalized view of information for executives, departments, partners, and customers.

Customer Experience CX

We believe our planned CX solutions will help customers organize and visualize all relevant content to enable business users to quickly locate information in order to make better-informed decisions based on timely, contextualized information.

Our proposed CX solutions shall include:

·Search, which we plan to address information security and productivity requirements by securely indexing all information for fast retrieval and real-time monitoring.

·Smart Navigation, which we plan to help improve the end-user experience of websites by enabling intuitive visual exploration of site content through contextual navigation.

·Auto-Classification, which we plan to help improve the quality of information governance through intelligent metadata extraction and accurate classification of information.

·CX Silos, which we believe will make it possible for organizations to deal with the issue of so-called “information silos” resulting from, for instance, numerous disconnected information sources across the enterprise. Using a framework of adapters, an information access platform allows organizations to consolidate, decommission, archive and migrate content from virtually any system or information repository.

Business Network (BN)

Our proposed BN solution will be a set of offerings that facilitate efficient, secure, and compliant exchange of information inside and outside the enterprise.

Our proposed BN solutions will include:

·Business-to-Business (B2B) Integration services that help optimize the reliability, reach, and cost efficiency of an enterprise's electronic supply chain while reducing costs, infrastructure and overhead.

·Secure Messaging helps to share and synchronize files across an organization, across teams and with business partners, while leveraging the latest smartphones and tablets to provide information on the go without sacrificing information governance or security.

BYOC Analytics

We believe our proposed BYOC Analytics solutions in which we plan to develop will help organizations gain insight from their structured and unstructured data, make predictions, visualize and report on business processes, customer interactions and a myriad of other sources of information. This analytical data can then be used to refine business processes or content utilization, make predictions, identify trends, improve customer service or be applied in a multitude of different scenarios.

Our planned BYOC Analytics solutions include:

·Embedded Reporting and Visualization which will be used to embed reports and visualizations of data in an array of applications, including the BYOC EIM Suites and many third-party data sources.

·Big Data Analysis is the analysis of large sets of information from databases, files, Enterprise Resource Planning (ERP) and Customer Relationship Management (CRM) systems and a variety of other sources. Our planned modeling and predictive algorithms may be applied to this data using BYOC solutions to extract meaningful insight or predictive models to solve customer problems or help with operational insight.

Our Business Strategy

Growth

We plan to grow our business and strengthen our future service offerings in the IMT&S market through product development strategic acquisitions and integration. We plan to be a value-oriented and disciplined acquirer. Currently we are in the process of identifying potential acquisitions of companies in the IMT&S markets.  In this regard, on December 14, 2017, we entered into an agreement with Service 800 and the sole shareholder of Service 800 (the “Shareholder”), pursuant to which we plan to purchase all of the issued and outstanding shares of common stock of Service 800 from the Shareholder (the “Transaction”).  Service 800 operates as a premium provider of Customer Feedback Management Platforms to their Fortune 500 and 1000 clients on a global basis. Service 800 provides survey authoring, response rates, feedback types and data analysis on their proprietary, cloud based, automated and centralized platform. Service 800 has currently 40 full time employees that provide services to 130 companies and 300 service organizations. Service 800’s current operations and strategic business plan is to further develop its marketing and Customer Experience platform to use within the framework of its current Fortune 500 and 1000 clients. No assurance can be given that we will be successful in completing the Transaction.  While acquiring companies that operate complementary businesses will be one of our leading growth drivers, our growth strategy also includes product and software innovation. We plan to create sustained value by expanding distribution and adding value through up-selling and cross-selling across our planned multiple proprietary marketing platforms to our future customers.

We plan on acquiring operating companies that will help us provide a well-rounded product line to our future customers.  We believe that such acquisitions will be our primary driver to growth, similar to high-performing conglomerates.  By focusing on these acquisitions and the integration of niche businesses, we believe this will be well-positioned to create a streamlined platform, which we believe will allow us to offer our future clients a full suite of software solutions and technology services.

We have developed a philosophy, which we refer to as “The Beyond Commerce Business System.” Our philosophy is designed to create value by leveraging a clear set of operational mandates for integrating newly acquired companies and assets. We believe we have the ability to successfully integrate acquired companies and assets into our business given the background and experience of our Chief Executive Officer and the members of our Board of Directors.  We believe pursuing strategic acquisitions is an important aspect to our planned strategy. However, no assurance can be given that we will be successful in consummating such acquisitions or that we will be successful in realizing anticipated strategic benefits of such acquisitions.

Funding Agreements

On February 13, 2018, we entered into a financial advisory agreement with Maxim Group, LLC, a leading full-service investment banking, securities and wealth management firm (“Maxim”), pursuant to which Maxim will provide certain advisory services, including strategic corporate planning, financial advisory and investment banking services. On May 31, 2018, we entered into a separate financial advisory agreement with Maxim, which effectively expanded the arrangement to include Maxim’s provision of mergers and acquisitions services, to include the sourcing of and negotiation with potential targets. Pursuant to the agreement, Maxim will assist in BYOC’s global expansion plan, and accelerate product growth and innovation. Additionally, Maxim, will among other things, assist the Company in its efforts to become a fully reporting company under Securities and Exchange Commission guidelines and also advise the Company with respect to its efforts to list on a national securities exchange.

On March 28, 2018, we entered into a securities purchase agreement with Iliad Research and Trading, L.P. (“Iliad”) pursuant to which we secured a seventeen (17) month non-dilutive bridge loan in the principal amount of $1,000,000 (of which $100,000 would be retained by Iliad as an original issue discount), consisting of six tranches of funding, with the initial tranche consisting of a promissory note in the principal amount of $100,000 and each subsequent note equal to $150,000.  Upon execution of the agreement, we received from Iliad an initial payment of $50,000.  The notes each had a maturity of seventeen (17) months from the date of issuance, an interest rate of 10% per annum, and were convertible into shares of common stock at a price of $0.15 per share.  The agreement also provided that Iliad would be issued seven (7) warrants to purchase shares of common stock, par value $0.001 per share.  In addition, if at the Company’s option it decided to repay the loan with shares of its common stock, the conversion price adjusted to 65% of the lowest trading price on the primary trading market on which the Company’s common stock is then-listed for the twenty (20) trading days immediately prior to conversion.  The notes could be prepaid, but carry a penalty in association with the remittance amount, as there is an accretion component to satisfy the outstanding balance with cash.  On August 31, 2018, we paid $197,918 to Iliad to settle the outstanding balance, consisting of pre-payment penalty principal and interest.  As of the date of this registration statement, the Company is currently negotiating a settlement with Iliad with respect to the warrants.

On June 14, 2018, the Company issued a 15% senior convertible promissory note in the principal amount of $50,000.  This note has a maturity of eight (8) months and is convertible into shares of common stock, par value $0.001 per share, of the Company at a price of $0.10 per share.  As inducement for the note, the Company issued 825,000 shares of restricted common stock, par value $0.001 per share, to the noteholder.

On August 7, 2018, we entered into a securities purchase agreement (“SPA”) with Discover Growth Fund, LLC (“Discover”), pursuant to which we issued a senior secured redeemable convertible debenture in the principal amount of $2,717,391.30 (of which $217,391.30 was retained by Discover as an original issue discount) (the “Debenture”), in exchange for $500,000 cash consideration and a promissory note issued by BYOC in the amount of $2,000,000 (the “Note”).  Pursuant to the terms of the SPA, we issued to Discover a warrant to purchase up to 16,666,667 shares of our common stock, exercisable beginning on the six (6) month anniversary from the date of issuance for a period of three (3) years at an exercise price of $0.15 per share (the “Warrant”).  The Debenture is subject to interest at a rate of 8.0% per annum and be converted into shares of the Company’s common stock at a price equal to the lower (i) $0.15 per share of common stock, and (ii) if there has never been a trigger event (as defined in the Debenture), (A) the average of the 5 lowest individual trades of the shares of common stock, less $0.01 per share, or following any such trigger event, (B) 60% of the foregoing.  Further, pursuant to the SPA we agreed to issue 2,500,000 shares of our common stock to Discover at close of the transaction, and that Discover would fund $2,000,000 in cash upon effectiveness of this registration statement of which this prospectus forms a part.  The Discover transaction closed on August 16, 2018, at which time we issued 2,500,000 shares of common stock to Discover.

 Potential Product Revenues

Our forecasted business will consist of four revenue streams: (1) software license; (2) cloud services and subscriptions; (3) customer support; and (4) professional services.

License

Our forecasted license revenues will consist of fees earned from the licensing of software products to our future customers. We believe that license revenues will be impacted by the strength of general economic and industry conditions, the competitive strength of our future software offerings, and our potential acquisitions. A potential customer’s decision to license our software products often involves a comprehensive implementation process across the customer’s network or networks and the licensing and implementation of our planned software products may entail a significant commitment of resources by prospective customers.

Cloud Services and Subscriptions

Our forecasted cloud based services and subscription revenues will consist of (i) software as a service offerings, (ii) managed service arrangements and (iii) subscription revenues relating to on-premise offerings. We believe these offerings will allow our potential customers to transmit a variety of content between various mediums and to securely manage enterprise information without the commitment of investing in related hardware infrastructure.

In addition, we plan to offer B2B integration solutions, such as messaging services, and managed services. Messaging services will (i) allow for the automated and reliable exchange of electronic transaction information, such as purchase orders, invoices, shipment notices and other business documents, among businesses worldwide, and (ii) provide an end-to-end fully outsourced B2B integration solution to our customers, including program implementation, operational management, and customer support. We believe these planned services will enable customers to effectively manage the flow of electronic transaction information with their trading partners and reduce the complexity of disparate standards and communication protocols.

Customer Support

We plan on integrating our proposed customer support offering to customers together with the purchase of a license of our future enterprise information management software products. This customer support will typically renew on an annual basis; customer support revenues will be a sizeable portion of total revenue, as they are with our many of our competitors. Through our planned customer support programs, customers will receive access to software upgrades, a knowledge base, discussions, product information, and an online mechanism to post and review trouble issues. Additionally, our planned customer support teams will handle questions on the use, configuration, and functionality of our products and can help identify software issues, develop solutions, and document enhancement requests for consideration in future product releases.

Professional Service and Other

We plan to provide consulting and learning services to customers and generally these services will relate to the implementation, training and integration of our licensed product offerings into the customer's systems.

We believe our planned consulting services will help customers build solutions that will enable them to leverage their investments in our technology and in existing enterprise systems. Implementation of these services will range from simple modifications to meet specific departmental needs to enterprise applications that will integrate with multiple existing systems.

We plan to have our learning services advisors analyze our future customers' education and training needs, focusing on key learning outcomes and timelines, with a view to creating an appropriate education plan for the employees of our customers who work with our products. We plan to design flexible education plans that can be applied to any phase of implementation: pilot, roll-out, upgrade or refresher. Our learning services will employ a blended approach by combining mentoring, instructor-led courses, webinars, eLearning and potentially, focused workshops.

Potential Acquisitions

We believe our future competitive position in the marketplace will be dependent upon our ability to maintain a complex and evolving array of technologies, products, services and capabilities. Considering the continually evolving marketplace in which we intend to operate, we plan to regularly evaluate acquisition opportunities within the IMT&S market and at any time may be in various stages of discussions with respect to such opportunities.

Pursuing strategic acquisitions is an important aspect to our current and future growth strategy, which we expect to continue, in order to strengthen our service offerings in the IMT&S market. As discussed elsewhere in this registration statement, we entered into an agreement for the acquisition of all of the issued and outstanding shares of Service 800.  We plan to complete this acquisition during 2019.

We believe our planned acquisitions support our long-term strategy for growth. We believe such acquisitions will strengthen our competitive position, help us obtain a customer base and provide greater scale to accelerate innovation, and begin revenues. We plan to continue to identify strategic acquisitions of complementary companies, products, services and technologies which we believe will augment our existing business.

Research and Development

The industry in which we plan to operate and compete is subject to rapid technological developments, evolving industry standards, changes in customer requirements and competitive new products and features. As a result, we believe our success, in part, will depend on our ability to build and enhance our products in a timely and efficient manner and to develop and introduce new products that meet client needs while reducing total cost of ownership. To achieve these objectives, we plan to make and expect to make research and development investments through internal and third-party development activities, third-party licensing agreements and potentially through technology acquisitions.

As of December 31, 2017 and 2016, we have not engaged in research and development activities.

Marketing and Sales

Our sales and marketing plan is built around teams that collaborate to create market awareness and demand, to build a robust sales pipeline and to ensure customer success that drives revenue growth through market identification.

Sales

We plan to use a direct sales approach that includes inside sales teams and field sales teams. Our planned inside sales team, will be based in regional sales hubs when fully implemented, qualifies and manages accounts throughout the world in a manner in which we can seed new sales at a low cost and expand these accounts over time. The second phase of our planned sales initiative is the development and use of a direct field sales team that will cover North America; Europe, Middle East and Africa; the Asia Pacific region; and Latin America, and is mainly responsible for lead qualification and account management for large enterprises. Our planned direct sales teams will partner with technical sales representatives who will provide pre-sales technical support. We will also have a dedicated customer success team to drive renewals of existing contracts.

We also plan to sell our products through indirect sales channels including technology vendors, resellers and OEM and independent software vendor (ISV) partners. These channels will provide additional sales coverage, solution-based selling, services and training throughout the world. Our channel program will be led by a dedicated sales team.

Marketing

Our planned marketing efforts will focus on establishing our brand, generating awareness, creating leads and cultivating the BYOC user community. The marketing team will be dedicated to product marketing, program marketing, field events, channel marketing, corporate communications and website development. We plan to leverage both online and offline marketing channels such as events and trade shows, seminars and webinars, third-party analyst reports, whitepapers, case studies, blogs, search engines and email marketing. A central focus for the marketing team will be to drive free product trials and encourage use of our free online training and certification, an integral part of our planned customer acquisition process. Our marketing team will be responsible for the logistics of hosting various planned events, including an annual customer conferences and regional events, as well as providing Web-based community tools and supporting customer-driven user groups.

Market and Competition

The IMT&S industry is highly fragmented and competitive. Key competitive factors include contractual terms and competitive pricing, quality of service, reputation, technical and industry expertise, scope of services, innovative service and product offerings. Key success factors include the ability to access the latest available and most efficient technology and techniques; maintain a highly skilled workforce; maintain effective cost controls, and good project management skills.

The market for our proposed products and related services is highly competitive, subject to rapid technological change and shifting customer needs and economic pressures. In the Customer Feedback Management Platform (CX) market, our competitors may have single (or narrowly-tailored) solutions or they may have a range of information management solutions. Given the markets in which we plan to operate and the products and services we plan to offer, we believe our top competitors to be Clarabridge, Confirmit, InMoment, MartizCX, Medallia, NICE, Qualtrics, Satmetrix Systems, SMG and Verint Systems.

We believe that many of our competitors in the IMT&S industry would be small, and of those, many are non-employing firms. Companies in the industry in which we intend to operate offer a broad range of product and services tailored to different markets. This mobility has allowed smaller firms to dominate the industry composition, as they tend to provide services to a specific niche market and/or within a specific geographic region. Despite their prevalence, smaller firms contribute only a small percentage of industry revenue. The bulk of revenue is generated by several high-profile global corporations, such as IBM, Hewlett-Packard, EMC Corporation, SAS, and Accenture. Larger companies maintain an advantage over smaller firms in that they can service national and international clients, with more resources and capabilities, and as such are able to command a higher premium.

We believe that certain competitive factors will affect the market for our future software products and related services, which may include: (i) vendor and product reputation; (ii) product quality, performance and price; (iii) the availability of software products on multiple platforms; (iv) product scalability; (v) product integration with other enterprise applications; (vi) software functionality and features; (vii) software ease of use; (viii) the quality of professional services, customer support services and training; and (ix) the ability to address specific customer business problems. We believe the relative importance of each of these factors depends upon the concerns and needs of each specific customer.

Intellectual Property Rights

Our future success and ability to compete will depend on our ability to develop and maintain our intellectual property and proprietary technology and to operate without infringing on the proprietary rights of others. Software products are generally licensed to customers on a non-exclusive basis for internal use in a customer's organization. We plan to also grant rights in intellectual property that we plan on developing or acquiring to third-parties to allow them to market certain of our future products on a non-exclusive or limited-scope exclusive basis for an application of such product or to a specific geographic region.

We plan to rely on a combination of copyright, patent, trademark and trade secret laws, non-disclosure agreements and other contractual provisions to establish and maintain our proprietary rights. The duration of patents is determined by the laws of the country of issuance and for the U.S. is typically 17 years from the date of issuance of the patent or 20 years from the date of filing of the patent application resulting in the patent. While we believe our intellectual property will be an asset, and our ability to maintain and protect our intellectual property rights is important to our success, we do not anticipate that our business will not be materially dependent on any patent, trademark, license, or other intellectual property right.

Employees

As of the date of this prospectus, we currently only have one full-time employee, Mr. George Pursglove.  Mr. Pursglove is our President, Chief Executive Officer, and Chairman.

Properties

We currently lease virtual office space at 3773 Howard Hughes Parkway, Suite: 500 Las Vegas, NV 89169.  We pay an annual fee of $120 for this lease.  During 2018, we intend to move the Company’s headquarters to Florida. On October 2, 2018, we entered into a Letter of Intent with CP Boca Plaza LLC to lease commercial space in an office building located at 5355 Town Center Road, Ste. 405, Boca Raton, Florida 33486. As of the date of this registration statement, management is currently negotiating a sixty-three (63) month term for the office lease in which we anticipate leasing approximately 1,815 rentable square feet of office space for a monthly rental fee of $7,594 for the first year, and increasing approximately 3% each year throughout the term of the lease. We believe this new office space will meet our needs for the next five years.  The move will also help to facilitate and reduce the cost to maintain and develop the Company’s future business, all of which we intend to maintain on the east coast of the United States.

Legal Proceedings

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation.

MANAGEMENT

Executive Officers and Directors

Set forth below is certain information with respect to the individuals who are our directors and executive officers as of the date of this prospectus:

Name	Age	Position(s)	Date of Appointment
George Pursglove	67	President, Chief Executive Officer, Secretary, Treasurer, and Chairman of the Board of Directors	February 14, 2017
Peter E. Stazzone	67	Independent Director	July 27, 2018
Robert E. Honeyman	67	Independent Director	July 27, 2018
Frederic S. Maxik	58	Independent Director	July 30, 2018

George D. Pursglove. Mr. Pursglove has served as our Chairman, President, and Chief Executive Officer since February 14, 2017.  His appointment was ratified on April 27, 2017.  Prior to this, Mr. Pursglove co-founded Advanced Predictive Analytics, Inc., where he has served as Chairman, President and Chief Executive Officer since July 2009. From October 2006 through October 2007, Mr. Pursglove was the co-founder, President and CEO of BOOMj.com, Inc., an early participant in lifestyle social media and e-commerce and predecessor entity of Beyond Commerce, Inc. From 1997 to 2002, he was founder and CEO of USA Service Systems, a company which provides merchandising and assembly solutions to major retailers. From January 1996 through March 1997 Mr. Pursglove was President and CEO of Univega Holdings, Inc. Mr. Pursglove was Director of Merchandising, Business Services Division for Office Depot from June 1994 through December 1995 and was Divisional Merchandise Manager II for Office Depot’s $600 million office furniture division from March 1993 through June 1994. Prior to Office Depot, he was a co-founder and executive for office supply retailer HQ Office Supplies from August 1988 through December 1992 (which was acquired by Staples) and warehouse home improvement retailer HomeClub from October 1983 through August 1988 (which was acquired by Zayre). In addition to his extensive executive experience, he has served as investor, director and/or consultant. Major experiences include investing in shopping.com and All American SportsClub, Inc., and serving on the board of directors of Choices Entertainment (Nasdaq) and Sims Communication Inc. (Nasdaq). He has been an advocate for children rights through his work as a Guardian ad Litem with the Eleventh Judicial Court for Miami-Dade County, Florida. He holds a degree in Social Science from San Diego State University.

Peter M. Stazzone. Mr. Stazzone was appointed to serve as a member of our Board of Directors on July 27, 2018.  Mr. Stazzone is an accomplished business leader and an experienced board member in both the public and nonprofit sectors. He has served on the board of the Italian Association, a non-profit, since 2013, where he acts as Board Treasurer. Mr. Stazzone served on the board of COMPTEL from 2013 to 2016, where he oversaw the audit committee.  He earned his Master of Business Administration from DePaul University with a Master of Business Administration, Finance and received earned his Bachelor of Science, Accounting from the University of Illinois. He also is a member of the American Institute of Certified Public Accountants (AICPA).

We believe Mr. Stazzone is qualified to serve on the board of directors because of his extensive audit experience and as a director in both public public companies and non-profit organizations.

Robert E. Honeyman.  Mr. Honeyman was appointed to serve as a member of our Board of Directors on July 27, 2018.  He currently serves as a technology business consultant for the Michigan Small Business Development Center, a position he has held since 2015. He advises startup and early stage technology companies based in Michigan. Prior to this, he served as Chief Financial Officer and Senior Vice President of Finance for Advanced Predictive Analytics from 2009 to 2015. Mr. Honeyman was Corporate Controller and then Chief Financial Officer for DataCore Software Corporation from 1999 through 2009. As Corporate Controller, he created the legal structure for DataCore’s international presence, opening subsidiaries in Europe, Asia, and North America. He led the due diligence efforts for five rounds of venture capital financing. Mr. Honeyman also negotiated receivables-based loan agreements that helped the company bridge and survive the tech crash of 2000-2003. As CFO, Mr. Honeyman was a member of the executive management with Board level responsibilities.  Mr. Honeyman earned both a bachelor’s degree in economics and an MBA in Finance from the University of Michigan in Ann Arbor, MI.

We believe Mr. Honeyman is qualified to serve on the board of directors because of his extensive experience in advising early stage technology companies.

Frederic S. Maxik. Mr. Maxik was appointed to serve as a member of our Board of Directors on July 30, 2018.  He currently serves as Chief Technology Officer of Lighting Science Group Corp., a position he has held since January 2010 and from June 2004 to October 2007.  Mr. Maxik served as Lighting Science Group Corp.’s Chief Scientific Officer from October 2007 and 2010 and as a director of their board from August 2004 to October 2007.  He has served as a member of their Board since June 2014.  After graduating from Bard College with a Bachelor of Arts degree in physics and philosophy, Mr. Maxik began his career with Sansui Electric Co., Ltd., in 1983 in Tokyo, Japan where he became vice president of product development. In 1990, he served as vice president of product development for Onkyo Corporation in Osaka, Japan. In 1993, Mr. Maxik formed a product development consulting firm. In 2002, he formed an environmental products company, which developed the intellectual property that eventually became the principal asset of Lighting Science, Inc. Mr. Maxik’s research and innovation has resulted in the issuance of 175 U.S. patents in the field of solid state lighting. Mr. Maxik is also a member of the expert advisory committee for Pegasus Capital Advisors, L.P.

We believe Mr. Maxik is qualified to serve on the board of directors because of his extensive experience in innovative product development and lighting technology.

Board Composition

Corporate Governance and Director Independence

Our business and affairs are managed under the direction of our Board of Directors, which consist of four members. The Company’s common stock is currently listed for quotation on the OTCQB Tier of the OTC Markets Group, Inc., which requires that we must have at least two independent directors on our Board of Directors and an audit committee consisting of a majority of independent directors.  In determining whether any of its directors are independent, the Company has applied the definition for “Independent Directors” set out in Nasdaq Listing Rule 5605(a)(2), as the OTCQB does not provide such a definition.

Under Nasdaq rules, independent directors must comprise a majority of a listed company’s Board of Directors within a specified period after completion of this offering. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent, subject to certain phase-ins for newly-public companies. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has undertaken a review of its composition, the composition of its proposed committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that Messrs. Fred Maxik, Robert E. Honeyman and Peter M. Stazzone do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Family Relationships

Geordan Pursglove, managing member of The 2GP Group LLC, which holds 206,250,000 shares of Series A Preferred Stock, is the son of, our President, Chief Executive Officer, and Chairman, Mr. George Pursglove.

Board Committees

There are currently no committees of the Board of Directors; however, we expect that, immediately upon effectiveness of the registration statement of which this prospectus forms a part, the standing committees of our Board of Directors will consist of an audit committee, a compensation committee and a nominating and corporate governance committee. Our Board of Directors may establish other committees to facilitate the management of our business. The expected composition and functions of the audit committee, compensation committee and nominating and corporate governance committee are described below. Members will serve on committees until their resignation or until otherwise determined by our Board of Directors.

Audit Committee

Upon effectiveness of this registration statement of which this prospectus forms a part, our audit committee will consist of Messrs. Maxik, Honeyman and Stazzone, with Mr. Stazzone serving as the chairman. Our Board of Directors has determined that Mr. Stazzone is an “audit committee financial expert” within the meaning of the SEC regulations. Our Board of Directors has also determined that each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board of Directors has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector. The functions of this committee include:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

●	helping to ensure the independence and performance of the independent registered public accounting firm;

●

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	reviewing our policies on risk assessment and risk management;

●	reviewing related party transactions;

●

obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

●

approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Compensation Committee

Upon effectiveness of this registration statement of which this prospectus forms a part, our compensation committee will consist of Messrs. Maxik, Honeyman and Stazzone, with Mr. Honeyman  serving as the chairman. The functions of the compensation committee will include:

●	reviewing and approving, or recommending that our Board of Directors approve, the compensation of our executive officers;

●	reviewing and recommending that our Board of Directors approve the compensation of our directors;

●	reviewing and approving, or recommending that our Board of Directors approve, the terms of compensatory arrangements with our executive officers;

●	administering our stock and equity incentive plans;

●	selecting independent compensation consultants and assessing conflict of interest compensation advisers;

●	reviewing and approving, or recommending that our Board of Directors approve, incentive compensation and equity plans; and

●	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Nominating and Corporate Governance Committee

Upon effectiveness of this registration statement of which this prospectus forms a part, our audit committee will consist of Messrs. Maxik, Honeyman and Stazzone, with Mr. Honeyman  serving as the chairman. The functions of the nominating and governance committee will include:

●	identifying and recommending candidates for membership on our Board of Directors;

●	including nominees recommended by stockholders;

●	reviewing and recommending the composition of our committees;

●	overseeing our code of business conduct and ethics, corporate governance guidelines and reporting; and

●	making recommendations to our Board of Directors concerning governance matters.

The nominating and corporate governance committee also annually reviews the nominating and corporate governance committee charter and the committee’s performance.

Board Leadership Structure and Role in Risk Oversight

Due to the small size and early stage of the Company, we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined.

Our Board of Directors is primarily responsible for overseeing our risk management processes on behalf of our company. The Board of Directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The Board of Directors focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our Company are consistent with the board’s appetite for risk. While the board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

Code of Ethics

Our board of directors intends to adopt a code of ethics that our officers, directors and any person who may perform similar functions will be subject to.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.

any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.

being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

The following table sets forth the compensation for our fiscal years ended December 31, 2017 and 2016 earned by or awarded to, as applicable, our principal executive officer, principal financial officer and our other most highly compensated executive officers as of December 31, 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total Compensation ($)
George D. Pursglove	2017	$210,000*	$-	$-	$-	$-	$210,000*
Chief Executive Officer and Chairman	2016	-	-	-	-	-	-

*	Represents accrued but unpaid salaries during fiscal year 2017.

There were no other salaries paid in 2017 and 2016. No executive officer received total annual salary and bonus compensation in excess of $100,000.

Summary of Employment Agreements and Material Terms

George Pursglove.  On June 1, 2017, we entered into an employment agreement with Mr. Pursglove pursuant to which he shall serve as the Company’s President, Chief Executive Officer and Chairman.  The agreement provides for annual base salary of $360,000, payable for a period of three (3) years and provides for other benefits as defined in the agreement. Mr. Pursglove’s employment agreement further provides for the payment of severance under certain conditions.  If the Company terminates his employment other than for “cause” or if Mr. Pursglove terminates his employment for “reasonable basis,” Mr. Pursglove shall be entitled to receive (i) his then in-effect base salary, bonuses and incentive compensation, benefits and other compensation that he would otherwise be entitled to receive through the remainder of his term under the agreement; (ii) any bonuses and incentive compensation for any preceding year or for the current year that have been earned, but not been paid as of the effective date of termination; and (iii) payment of all other accrued but unpaid payment and benefits as of the effective date of termination.

Other than as set forth herein, we have not entered into any employment or consulting agreements with any of our current officers, directors or employees.

Outstanding Equity Awards at Fiscal Year End

As of the Company’s fiscal years ended December 31, 2017 and 2016, the Company had no outstanding equity awards.

Director Compensation

The Company plans to appoint additional directors and may reimburse its directors for expenses incurred in connection with attending board meetings. The Company has not paid any director's fees or other cash compensation for services rendered as a director since our inception to the date of this filing. The Company has no formal plan for compensating its directors for their service in their capacity as directors.

Compensation Committee Interlocks and Insider Participation

The Company does not have a compensation committee.  The board of directors conducts reviews with regards to the compensation of the directors and the Chief Executive Officer once a year.  To make its recommendations on such compensation, the board of directors does take into account the types of compensation and the amounts paid to officers of comparable publicly traded companies.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Related Party Transactions

On May 1, 2017, we issued to Mr. George Pursglove 1,556,632 shares of common stock, par value $0.001 per share, reducing the July Judgment by $12,453.

On May 2, 2017, Mr. Geordan Pursglove advanced $46,275 to pay certain company-related expenses.   From time to time, Mr. Geordan Pursglove advances additional funds to the Company for company-related expenses.  During the nine months ended September 30, 2018, Mr. Geordan Pursglove advanced an additional $130,747.  During the nine months ended, we paid a total of $117,000 of the total balance due to Mr. Geordan Pursglove.  As of September 30, 2018 and December 31, 2017, the total amount due to Mr. Geordan Pursglove for such advances was $60,022 and $46,275, respectively.

On July 27, 2017, we authorized the issuance of 250,000,000 shares of Series A Preferred Stock to Mr. George Pursglove, further reducing the July Judgment by $250,000.

On August 15, 2017, Mr. Pursglove directed the issuance of (i) 206,250,000 shares of Series A Preferred Stock, valued at approximately $206,250, to The 2GP Group, LLC, an entity controlled by Geordan Pursglove, the son of our President, Chief Executive Officer and Chairman, Mr. Pursglove, and (ii) 43,750,000 shares of Series A Preferred Stock, valued at approximately $43,750, to Fiona Oakley, an unrelated third party.  As discussed elsewhere in this registration statement, each share of Series A Preferred Stock entitles its holder to (i) cumulative, non-participating dividends in preference and priority to any declaration or payment of a dividend on any of the Company’s common stock, at a rate of 12% per annum, and (ii) three times (3x) voting preference over common stock.

Other than the foregoing, we have not engaged in any transaction within the past two completed fiscal years and the current fiscal year, and do not plan to engage in any transaction with a related person or a person with a direct or indirect material interest in an amount that exceeds the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for the last two completed fiscal years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information with respect to the beneficial ownership of our voting securities by (i) any person or group owning more than 5% of any class of voting securities; (ii) our director and chief executive officer; (iii) our chief financial officer; and (iv) all executive officers and directors as a group as of January 15, 2019. Unless otherwise indicated, the address of all listed stockholders is c/o Beyond Commerce, Inc., 3773 Howard Hughes Parkway, Suite 500 Las Vegas, NV 89169.

Name of Beneficial Owner		Common Stock Beneficially Owned (1)	Percentage of Common Stock Owned (1)	Preferred Stock Beneficially Owned (1)	Percentage of Preferred Stock Owned (1)	Percentage of Voting Power (2)
Directors and Officers:

George Pursglove		-	-	-	-%	-%

Frederic S. Maxik		-	-	-	-%	-%

Robert E. Honeyman		-	-	-	-%	-%

Peter M. Stazzone		-	-	-	-%	-%

All officers and directors (4 persons)		-	-	-	-%	-%

Beneficial owners of more than 5%					-%	%

The 2GP Group, LLC	(3)	-	-	206,250,000	82.50%	48.81%

Fiona Oakley	(4)	1,556,632	*	43,750,000	17.50%	10.48%

Caledonian Bank Limited	(5)	243,600,000	23.94%	-	-%	19.21%

Eurolink Investments, Inc.	(6)	96,000,000	9.43%	-	-%	7.57%

Legion Trading LLC	(7)	97,800,000	9.61%	-	--%	7.72%

Universal Partners Corp.	(8)	97,800,000	9.61%	-	-%	7.72%

*	Less than 1.0%

(1)

Applicable percentage ownership is based on 1,017,450,000 shares of common stock outstanding and 250,000,000 shares of Series A Preferred Stock issued and outstanding as of January 15, 2019. Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of January 15, 2019.

(2)

Represents the number of votes held on all matters submitted to a vote of our stockholders.  As of the date of this prospectus, we have 250,000,000 shares of Series A Preferred Stock issued and outstanding, each entitled to three (3) votes per share.

(3)

The shares are held by an entity controlled by Mr. Geordan Pursglove, the son of our President and Chief Executive Officer.  Mr. Geordan Pursglove is over the age of eighteen and does not live in the same household as our President and Chief Executive Officer.  Mr. Geordan Pursglove, managing member, holds sole voting and dispositive power over these shares.  The address for The 2GP Group, LLC is 102 NE 2nd St., Suite 915, Boca Raton, FL 33432.

(4)	The shares held by Fiona Oakley were gifted to her by our President and Chief Executive Officer.

(5)

The Caledonian Bank Limited is controlled by Louise Cooper, who holds sole voting and dispositive power over these shares.  The address for this holder is 69 Dr. Roy’s Dr., Grand Cayman KY1-1102, Cayman Islands.

(6)

Eurolink Investments, Inc. is controlled by Mariano Batz, who holds sole voting and dispositive power over these shares.  The address for Eurolink Investments, Inc. is 25 Water Ln., P.O. Box 2059, Belize City, Belize.

(7)

Legion Trading, LLC is an entity controlled by Dorothy Godfrey, who holds sole voting and dispositive power over these shares.  The address for Legion Trading, LLC is Hunkins Waterfront Plaza, P.O. Box 556, Charleston West Indies, Nevis.

(8)

Universal Partners Corp. is controlled by Lellia Sentcum, who holds sole voting and dispositive power over these shares.  The address for Universal Partners Corp. is 66 Euphrates Ave., Belize City, Belize.

Changes in Control

There are currently no arrangements which would result in a change in control of the Company.

SELLING STOCKHOLDER

This prospectus relates to the resale, from time to time, by the selling stockholder identified in this prospectus (the “Selling Stockholder”), of up to an aggregate of 57,986,543 shares of our common stock, par value $0.001 per share, which consists of: (i) 2,500,000 shares of common stock currently outstanding; (ii) 38,819,876 shares of our common stock issuable upon conversion of the Debenture; and (iii) 16,666,667 shares of our common stock issuable upon exercise of warrants (collectively, the “Resale Shares”). Under the terms of the Debenture and the warrants, the Selling Stockholder may not exercise the Debenture or the warrants to the extent (but only the extent) the Selling Stockholder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.99% (the “4.99% Blocker”).  The number of shares in the second column does not reflect these limitations.  All of the Resale Shares are being offered for sale by the Selling Stockholder.

We are registering the shares hereby pursuant to the terms of our agreement with the Selling Stockholder. The Selling Stockholders identified in the table below may offer all or part of the Resale Shares from time to time. However, the Selling Stockholder is under no obligation to sell all or any portion of such shares nor is the Selling Stockholder obligated to sell any Resale Shares immediately upon effectiveness of this prospectus.

The table below sets forth certain information regarding the Selling Stockholder and the Resale Shares offered by them in this prospectus. The Selling Stockholder has not had a material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities. To our knowledge, subject to community property laws where applicable, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name. Except where indicated, the mailing address of the Selling Stockholder is c/o Beyond Commerce, Inc., 3773 Howard Hughes Parkway, Suite 500 Las Vegas, NV 89169.

	Number of Shares			Number of	Number of Shares
	Beneficially Owned			Shares	Beneficially Owned
	Prior to this Offering			Being Sold	After this Offering*
Selling Stockholder	Number		Percent (1)	Offered	Number	Percent (1)
Discover Growth Fund, LLC	53,296,543,	(2)	4.99%	57,986,543	-	-

*	Assumes that all the shares are sold
(1)

Applicable percentage ownership is based on 1,017,450,000 shares of common stock outstanding as of January 15, 2019. Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of January 15, 2019.

(2)

Represents (i) 2,500,000 shares of common stock currently outstanding, (ii) 16,666,667 shares of common stock issuable upon exercise of warrants not exercisable within 60 days, and (iii) 38,819,876 shares of common stock issuable upon conversion of that certain debenture at a price of $0.15 per share issued in connection with that certain securities purchase agreement, dated August 7, 2018, which contains a 4.99% Blocker.  The warrant is exercisable beginning on February 7, 2019 (6 months from the date of issuance) at an exercise price of $0.15 per share, subject to adjustment as contained in the warrant agreement evidencing the warrant.  John Kirkland, president of the general partner of its managing member, holds sole dispositive power over these shares.  The securities purchase agreement prohibits the Selling Stockholder from voting any shares held by it.  Mr. Kirkland is not affiliated with any FINRA members.  This Selling Stockholder acquired the securities in the ordinary course of business, and at the time of the purchase of the securities to be resold, the Selling Stockholder had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of an aggregate of 57,986,543 shares of our common stock, par value $0.001 per share, which consists of: (i) 2,500,000 shares of common stock currently outstanding; (ii) 38,819,876 shares of our common stock issuable upon conversion of the Debenture; and (iii) 16,666,667 shares of our common stock issuable upon exercise of warrants.

The Selling Stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the shares of our common stock covered by this prospectus on the over-the-counter market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  The Selling Stockholder may sell all or a portion of their respective shares of common stock covered by this prospectus from time to time at prevailing market prices at the time of sale, at varying prices or at negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as may be set forth in a supplement to this prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out such short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (however, in such case, we must file a prospectus supplement or an amendment to this registration statement under applicable provisions of the Securities Act amending it to include such successors in interest as Selling Stockholder under this prospectus).

The Selling Stockholder might not sell any, or all, of the shares of our common stock offered pursuant to this prospectus. In addition, we cannot assure you that the Selling Stockholder will not transfer the shares of our common stock by other means not described in this prospectus.

The Selling Stockholder and any brokers, dealers, agents or underwriters that participate with the Selling Stockholder in the distribution of our common stock pursuant to this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In this case, any commissions received by these broker-dealers, agents or underwriters and any profit on the resale of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any profits realized by the Selling Stockholder may be deemed to be underwriting commissions. If the Selling Stockholder and any brokers, dealers, agents or underwriters that participate with the Selling Stockholder in the distribution of our common stock pursuant to this prospectus are deemed to be an underwriter, the Selling Stockholder and such other participants in the distribution may be subject to certain statutory liabilities and would be subject to the prospectus delivery requirements of the Securities Act in connection with sales of shares of our common stock.

The Resale Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and will inform them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

UNAUDITED PRO FORMA CONDENSED CONSOLIDATING FINANCIAL INFORMATION

The unaudited pro forma condensed consolidating financial information included herein has been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission.

Pro forma adjustments are limited to the effects or events that are directly attributable to the transaction, factually supportable and for the statement of operations expect to have a continuing impact on the registrant.

The following unaudited pro forma condensed consolidating balance sheets are based on the historical balance sheets of Beyond Commerce, Inc (“BYOC”) and Service 800, Inc. (“SR800”) as of September 30, 2018 and December 31, 2017.  The following unaudited pro forma condensed consolidating statements of operations are based on the historical statements of operations of BYOC and SR800 for the year ended December 31, 2017 and the nine months ended September 30, 2018.

The Company is contemplating closing a transaction in January 2019 with Service 800, Inc. from the proceeds derived in the Discover Growth Fund LLC. The Company will entered into a stock purchase agreement (the “Purchase Agreement”) with Service 800, Inc. and Jean Mork Bredeson (sole stockholder of SR800) pursuant to which, the Company will acquire SR800’s all of the outstanding shares for (i) $2,100,000 principal amount due at closing (ii) $2,100,000 in three year note payable with interest at the current LIBOR rate plus a spread of 2.96488% for the first year.

On August 7, 2018, BYOC entered into a securities purchase agreement (“SPA”) with Discover Growth Fund, LLC (“Discover”), pursuant to which BYOC issued a senior secured redeemable convertible debenture in the principal amount of $2,717,391 (of which $217,391 was retained by Discover as an original issue discount) (the “Debenture”), in exchange for $500,000 cash consideration and a promissory note issued by BYOC in the amount of $2,000,000 (the “Note”), which will be paid upon the approval by the Securities & Exchange Commission of BYOC’s S-1 registration statement.  Pursuant to the terms of the SPA, we issued to Discover a warrant to purchase up to 16,666,667 shares of our common stock, exercisable beginning on the six (6) month anniversary from the date of issuance for a period of three (3) years at an exercise price of $0.15 per share (the “Warrant”).  The Debenture is subject to interest at a rate of 8.0% per annum and be converted into shares of the Company’s common stock at a price equal to the lower (i) $0.15 per share of common stock, and (ii) if there has never been a trigger event (as defined in the Debenture), (A) the average of the 5 lowest individual trades of the shares of common stock, less $0.01 per share, or following any such trigger event, (B) 60% of the foregoing.  Further, pursuant to the SPA we agreed to issue 2,500,000 shares of our common stock to Discover at close of the transaction, and that Discover would fund $2,000,000 in cash upon effectiveness of this registration statement of which this prospectus forms a part.  The Discover transaction closed on August 16, 2018, at which time we were obligated to issued 2,500,000 shares of common stock to Discover.

The Discover Growth Fund LLC  (the “Selling Stockholder”) is part of the Company’s registration statement to allow for the registration and sale of up to 57,986,543 shares of our common stock, par value $0.001 per share, consisting of: (i) 2,500,000 shares of common stock currently outstanding; (ii) 16,666,667 shares of common stock issuable upon exercise of outstanding warrants; and (iii) 38,819,876 shares of common stock issuable upon conversion of outstanding debentures (the “Resale Shares”). All of the Resale Shares will be held by the Selling Stockholder pursuant to that certain securities purchase agreement, dated August 7, 2018.

BYOC’s unaudited pro forma condensed consolidating statement of operations for the year ended December 31, 2017 gives effect to the acquisition of assets SR800 as if it had occurred on January 1, 2018.  The BYOC unaudited pro forma condensed consolidating statement of operations for the nine months ended September 30, 2018 gives effect to the acquisition of Service 800 assets as if it had occurred on January 1, 2017.  The unaudited pro forma condensed consolidating balance sheets give effect to the acquisition of SR800 assets as if it had occurred on December 31, 2017 and September 30, 2018, respectively.

The following unaudited pro forma condensed consolidating balance sheets as of December 31, 2017 and September 30, 2018 and unaudited pro forma condensed statement of operations for the year ended December 31, 2017 and the nine months ended September 30, 2018 are presented for illustrative purposes only and are not necessarily indicative of the financial position or operating results that would have been achieved, nor are they necessarily indicative of the future operating results. These unaudited pro forma balance sheets and statements of operations should be read in conjunction with BYOC historical financial statements (and related notes thereto) as of and for the year ended December 31, 2017 and the 10-Q as of the nine months ended September 30, 2018 included in this registration statement.

BEYOND COMMERCE, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2018

	Beyond Commerce Inc.	Service 800, Inc.		Proforma Adjustments	Proforma Balance
ASSETS
Current assets:
Cash & cash equivalents	$67,079	8,320	1)	2,000,000	197,649
			3)	222,250
			2)	(2,100,000)
Accounts recievable, net		1,276,028			1,276,028
Prepaid expenses		32,804			32,804
Total current assets	67,079	1,317,152		122,250	1,506,481

Fixed assets, net		77,503			77,503
Intangible assets			2)	3,791,629	3,791,629

Deposit for investment in Service 800	572,000	-	2)	(572,000)	-
	$639,079	1,394,655		3,341,879	5,375,613

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$81,099	85,176			166,275
Accounts payable – related party	-	-		-	-
Other current liabilities	2,906,033	5,930			2,911,963
Accrued payroll & related items	1,834,395	206,178			2,040,573
Derivative liability	969,196	-	4)	2,670,401	3,639,597
Accrued payroll taxes	1,077,163	-			1,077,163
Short-term borrowings	50,000	117,000			167,000
Pursglove Judgment payable	5,758,322	-			5,758,322
Total current liabilities	12,676,208	414,284		2,670,401	15,760,893

Long- term borrowings, net	53,067	-	1)	2,217,391	2,403,067
			2)	2,100,000
			4)	(2,217,391)
			3)	250,000

Total liabilities	12,729,275	414,284		5,020,401	18,163,960

Commitments and Contingencies

Mezzanine Equity:

Preferred stock, $0.001 par value of 250,000,000 shares authorized and 220,000,000 and 250,000,000 shares issued and outstanding as of September 30, 2018 and December 31,2017, respectively	220,000	-			220,000
Shareholders Deficit:
Common stock, $0.001 par value, 1,100,000,000 shares authorized as of September 30, 2018 and 1,043,950,000 and 1,000,000,000 issued and outstanding as of September 30, 2018 and at December 31, 2017, respectively.	1,043,950	1,000	2)	(1,000)	1,043,950

Additional paid in capital	27,355,682	-			27,355,682
			2)	(979,371)
			4)	(453,009)
			3)	(27,750)
Accumulated deficit	(40,709,828)	979,371	1)	(217,391)	(41,407,979)
Total stockholders' deficit	(12,090,196)	980,371		(1,678,522)	(12,788,347)

Total liabilities and stockholders' deficit	$639,079	1,394,655		3,341,879	5,375,613

See notes to pro forma statements.

BEYOND COMMERCE, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
December 31, 2017

	Beyond Commerce Inc.	Service 800, Inc.		Proforma Adjustments	Proforma Balance
ASSETS
Current assets:
Cash & cash equivalents	$0	6,711	1)	2,500,000	406,711
			2)	(2,100,000)
Accounts recievable, net		1,384,623			1,384,623
Prepaid expenses		12,210			12,210
Total current assets	0	1,403,544		400,000	1,803,544

Fixed assets, net		103,582			103,582
Intangilble assets			2)	3,089,852	3,089,852

Deposit for investment in Service 800	0	-			-
	$0	1,507,126		3,489,852	4,996,978

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$263,894	108,995			372,889
Accounts payable – related party	46,275	-		-	46,275
Other current liabilities	2,665,040	62,553			2,727,593
Accrued payroll & related items	1,464,395	225,430			1,689,825
Derivative liability	0	-	4)	1,000,668	1,000,668
Accrued payroll taxes	1,077,163	-			1,077,163
Short-term borrowings	0	-			0
Pursglove Judgment payable	5,758,322	-			5,758,322
Total current liabilities	11,275,089	396,978		1,000,668	12,672,735

Long- term borrowings, net	-	0	1)	2,717,391	3,816,723
			2)	2,100,000
			4)	(1,000,668)
Total liabilities	11,275,089	396,978		4,817,391	16,489,458

Commitments and Contingencies

Mezzanine Equity:

Preferred stock, $0.001 par value of 250,000,000 shares authorized and 220,000,000 and 250,000,000 shares issued and outstanding as of September 30, 2018 and December 31,2017, respectively	250,000	-			250,000
Shareholders Deficit:
Common stock, $0.001 par value, 1,100,000,000 shares authorized as of September 30, 2018 and 1,043,950,000 and 1,000,000,000 issued and outstanding as of September 30, 2018 and at December 31, 2017, respectively.	1,000,000	1,000	2)	(1,000)	1,000,000
Additional paid in capital	25,941,352	-			25,941,352
			2)	(1,109,148)

Accumulated deficit	(38,466,441)	1,109,148	1)	(217,391)	(38,683,832)
Total stockholders' deficit	(11,525,089)	1,110,148		(1,327,539)	(11,492,480)

Total liabilities and stockholders' deficit	$0	1,507,126		3,489,852	4,996,978

See notes to pro forma statements.

BEYOND COMMERCE, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the nine month period ended September 30, 2018

		Beyond Commerce Inc.	Service 800, Inc.		Proforma Adjustments	Proforma Balance

Revenues	$		3,675,186			3,675,186

Operating expenses
Cost of goods sold			1,124,464			1,124,464
Selling, general and administrative		97,442	693,248			790,690
Payroll expense		270,000	1,683,114			1,953,114
Depreciation		-	26,079			26,079
Professional Fees		846,817	52,880			899,697
Total operating expenses		1,214,259	3,579,785		0	4,794,044

Loss from operations		(1,214,259)	95,401		0	(1,118,858)

Non-operating income (expense)
Interest expense		(724,255)		2)	(86,625)	(810,880)
Amortization of debt discount		(53,067)		5)	(27,750)	(80,817)
Foreign exchange loss		-	(2,771)			(2,771)
Derivative related expenses		(227,469)				(227,469)
Change in derivative liability		(24,337)		4)	(453,009)	(477,346)
Total non-operating income (expense)		(1,029,128)	(2,771)		(567,384)	(1,599,283)

Provision for income tax		-	(2,015)			(2,015)

Net income (loss)		(2,243,387)	90,615		(567,384)	(2,720,156)

Net income (loss) per common share-basic and diluted		(0.00)				(0.00)

Weighted average shares of capital outstanding – basic		1,005,198,351				1,005,198,351

Weighted average shares of capital outstanding – diluted		1,005,198,351				1,005,198,351
					.

See notes to pro forma statements.

BEYOND COMMERCE, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the nine month period ended December 31, 2017

		Beyond Commerce Inc.	Service 800, Inc.		Proforma Adjustments	Proforma Balance

Revenues	$		4,976,856			4,976,856

Operating expenses
Cost of goods sold			1,674,254			1,674,254
Selling, general and administrative		14,873	867,911			882,784
Payroll expense		217,500	2,262,243			2,479,743
Depreciation		-	34,964			34,964
Professional Fees		15,321	62,307			77,628
Total operating expenses		247,694	4,901,679		0	5,149,373

Loss from operations		(247,694)	75,177		0	(172,517)
Non-operating income (expense)
Gain on debt forgiveness		5,543,056				5,543,056
Interest expense		(436,950)		2)	(115,500)	(552,450)
Amortization of debt discount		-		1)	217,391	217,391
Foreign exchange loss		-	(2,339)			(2,339)
Derivative related expenses		-				-
Change in derivative liability		(1,560,071)				(1,560,071)
Total non-operating income (expense)		3,546,035	(2,339)		101,891	3,645,587

Provision for income tax		-	(1,752)			(1,752)

Net income (loss)		3,298,341	71,086		101,891	3,471,318

Net income (loss) per common share-basic		0.00				0.00

Weighted average shares of capital outstanding – basic		999,479,701				999,479,701

Net income (loss) per common share-diluted		0.00				0.00

Weighted average shares of capital outstanding – diluted		15,891,488,701				15,891,488,701
See notes to pro forma statements.

Beyond Commerce, Inc.
Pro Forma Legend

1)	To record the securities purchase agreement with the Discover Growth Fund entered into on August 7, 2018.
Reflecting the OID senior secured redeemable convertible debenture in the principal amount of $2,717,391.30

2)	To record the Service 800 transaction reflecting the $2,100,000 Seller Note at 5.5% interest $2,100,000 in cash.
Upon a full analysis of the sundry assets and liabilities being acquired this number will be subject to change.

3)	To reflect an additional loan amount from an unrelated investor.

4)	To reflect the change in derivative liability from the issuance of the Discover Funds LLP debt.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights of our common stock and preferred stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of Nevada law.

We have authorized capital stock of 1,350,000,000 shares, consisting of 1,100,000,000 shares of common stock, par value $0.001 per share, and 250,000,000 shares of “blank check” preferred stock, par value $0.001 per share.

Common Stock

We currently have 1,017,450,000 shares of our common stock issued and outstanding.  Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Stockholders do not have pre-emptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted

Preferred Stock

We are authorized to issue up to 250,000,000 shares of our “blank check” preferred stock, par value of $0.001. Effective July 27, 2017, we designated 250,000,000 of our “blank check” preferred shares as Series A Preferred Stock, all of which 250,000,000 are issued and outstanding as of the date of this registration statement. Each share of Series A Preferred Stock entitles its holder to (i) cumulative, non-participating dividends in preference and priority to any declaration or payment of a dividend on any of the Company’s common stock, at a rate of 12% per annum, and (ii) three times (3x) voting preference over common stock.

Warrants

The Company currently has outstanding warrants to purchase up to 16,666,667 shares of common stock, par value $0.001 per share.  The warrant has a term of three years and is exercisable at a price of $0.15 per share.

Convertible Notes

On June 14, 2018, the Company issued a 15% senior convertible promissory note in the principal amount of $50,000.  This note has a maturity of eight (8) months and is convertible into shares of common stock, par value $0.001 per share, of the Company at a price of $0.10 per share.

Anti-Takeover Effects of Our Articles of Incorporation and Bylaws

Certain provisions of Nevada law, our amended and restated articles of incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company by means of a tender offer, proxy contest or otherwise, or by changing its Board of Directors and management. According to our articles of incorporation and bylaws, neither the holders of our common stock nor the holders of any preferred stock have cumulative voting rights in the election of our directors. The lack of cumulative voting and the combination of the present ownership by a few stockholders of a significant portion of the Company’s issued and outstanding capital stock makes it more difficult for other stockholders to replace our Board of Directors or for a third party to obtain control of the Company by replacing its Board of Directors.

Anti-Takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the Board of Directors prior to the date the interested stockholder obtained such status or the combination is approved by the Board of Directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

●

the combination was approved by the Board of Directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the Board of Directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or

●

if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our Company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our Company.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Colonial Stock Transfer Company, Inc. The transfer agent’s address is 66 Exchange Place, Suite 100, Salt Lake City, UT 84111, and its telephone number is (801) 355-5740.

Market Listing

Our common stock is listed for quotation on the OTCQB Tier of the OTC Markets Group, Inc. under the symbol “BYOC.”

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the Company have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

EXPERTS

The financial statements of Beyond Commerce, Inc. and Service 800, Inc. for the fiscal years ended December 31, 2017 and 2016 have been audited by Haynie & Company, an independent registered public accounting firm as set forth in its report and are included in reliance upon such report given on the authority of such firm as experts in accounting.

LEGAL MATTERS

Sichenzia Ross Ference LLP, New York, New York, will pass upon the validity of the shares of our common stock to be sold in this offering.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering to sell. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement and the exhibits, schedules and amendments to the registration statement. For further information with respect to us and our securities, we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this prospectus about the contents of any contract, agreement or other document are not necessarily complete, and, in each instance, we refer you to the copy of the contract, agreement or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You may read and copy the registration statement of which this prospectus is a part at the SEC’s public reference room, which is located at 100 F Street, N.E., Room 1580, Washington, DC 20549. You can request copies of the registration statement by writing to the Securities and Exchange Commission and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s public reference room. In addition, the SEC maintains a website, which is located at www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC’s website.

Upon effectiveness of this registration statement, we will be subject to the information reporting requirements of the Securities Exchange Act of 1934, and we will file reports, proxy statements and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.beyondcommerceinc.com. You may access our reports, proxy statements and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information on such website is not incorporated by reference and is not a part of this prospectus.

BEYOND COMMERCE, INC.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

INDEX TO FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheets as of September 30, 2018	F-2

Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2018 and 2017	F-3

Condensed Consolidated Statements of Cash Flow for the nine months ended September 30, 2018 and 2017	F-4

Notes to the Condensed Consolidated Financial Statements for the nine months ended September 30, 2018 and 2017	F-5

BEYOND COMMERCE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2018

	September 30,	December 31,
	2018	2017
ASSETS	Unaudited
Current assets:
Cash & cash equivalents	$67,079	$-
Total current assets	67,079	-

Deposit for investment in Service 800	572,000	-
	$639,079	$

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$81,099	$263,894
Accounts payable – related party	-	46,275
Other current liabilities	2,906,033	2,665,040
Accrued payroll & related items	1,834,395	1,464,395
Derivative liability	969,196	-
Accrued payroll taxes	1,077,163	1,077,163
Short-term borrowings	50,000	-
Pursglove Judgment payable	5,758,322	5,758,322
Total current liabilities	12,676,208	11,275,089

Long- term borrowings, net	53,067	-

Total liabilities	12,729,275	11,275,089

Commitments and Contingencies

Mezzanine Equity:
Preferred stock, $0.001 par value of 250,000,000 shares authorized and 250,000,000 and 250,000,000 shares issued and outstanding as of September 30, 2018 and December 31,2017, respectively	250,000	250,000
Shareholders Deficit:
Common stock, $0.001 par value, 1,100,000,000 shares authorized as of September 30, 2018 and 1,013,950,000 and 1,000,000,000 issued and outstanding as of September 30, 2018 and at December 31, 2017, respectively.	1,013,950	1,000,000
Additional paid in capital	27,355,682	25,941,352
Accumulated deficit	(40,709,828)	(38,466,441)
Total stockholders' deficit	(12,090,196)	(11,275,089)

Total liabilities and stockholders' deficit	$639,079	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BEYOND COMMERCE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE & NINE-MONTH PERIODS ENDED SEPTEMBER 30,

UNAUDITED

	For the nine-months ended September 30, 2018	For the nine-months ended September 30, 2017	For the three-months ended September 30, 2018	For the three-months ended September 30, 2017
Revenues	$-	-	-	$-

Operating expenses
Selling, general and administrative	97,442	10,411	69,084	3,213
Payroll expense	270,000	127,500	90,000	37,500
Professional Fees	846,817	5,321	115,132	500
Total operating expenses	1,214,259	143,232	274,217	41,213

Loss from operations	(1,214,259)	(143,232)	(274,217)	(41,213)

Non-operating income (expense)
Interest expense	(724,255)	(336,663)	(523,415)	(106,531)
Amortization of debt discount	(53,067)	-	(53,067)	-
Gain on debt forgiveness	-	1,427,506	-	664,174
Derivative related expenses	(227,469)	-	(227,469)	-
Change in derivative liability	(24,337)	2,502,064	(24,337)	-
Total non-operating income (expense)	(1,029,128)	3,592,907	(828,288)	557,643

Provision for income tax	-	-	-	-

Net income (loss)	(2,243,387)	3,449,674	(1,102,505)	516,430

Net income (loss) per common share-basic and diluted	(0.00)	0.00	(0.00)	0.00

Weighted average shares of capital outstanding – basic	1,005,198,351	1,000,000,000	1,010,330,434	1,000,000,000

Weighted average shares of capital outstanding – diluted	1,005,198,351	15,892,000,000	1,010,330,434	14,892,009,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BEYOND COMMERCE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

UNAUDITED

	September 30,
	2018	2017
Net income (loss)	$(2,243,387)	$3,449,674

Cash flows from operating activities:
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Loss on derivative at note inception	227,469	-
Amortization of debt financing fees	53,067	-
Stock issued for services	578,680	-
Debt financing fees	217,391	-
Change in derivative liability	24,337	(2,067,958)
(Gain) on debt forgiveness	-	(1,427,506)
Changes in assets and liabilities:
Increase (decrease) in accounts payable	148,402	90,910
Increase (decrease) in payroll liabilities	370,000	127,500
Increase (decrease) in other current liabilities	241,120	(172,620)
Net cash used in operating activities.	(382,921)	-

Cash flows from investing activities:
Deposit for investment	(100,000)
Net cash provided by investing activities	(100,000)	-
	-	-
Cash flows from financing activities:
Repayment of convertible notes	(150,000)
Cash receipts from convertible notes payable	700,000	-
Net cash provided from financing activities	550,000	-

Net decrease in cash and cash equivalents	67,079	-

Cash and cash equivalents, beginning balance	-	-
Cash and cash equivalents, ending balance	$67,079	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BEYOND COMMERCE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

NOTE 1.  DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Corporate History and Background

Beyond Commerce was incorporated under the laws of the State of Nevada on, January 12, 2006 under the name “Reel Estate Services, Inc.” for the purposes of operating as a media hub for high traffic web properties, utilizing social networking and e-commerce.

During the second quarter 2010, the Company entered into a share exchange agreement with all of the shareholders of Adjuice, Inc. (“Adjuice”), an online media and marketing company.  Pursuant to the agreement, the Company issued 5,100,000 shares of its common stock in exchange for all of the issued and outstanding stock of Adjuice.  The purchase of this transaction was to enhance the Company’s presence in the Ad Networking business. The Adjuice network distributed leads to over 350 retail clients along seven major sales verticals, all offering top payouts. Adjuice owned and managed over 120 sites, all optimized for brand recognition and conversion performance.  Adjuice had a solid infrastructure for selling its own products, targeting advertisers, publishers and their related downstream partners with Adjuice’s tailored lead generation programs. As of December 31, 2017, the Company decided to close and remove this subsidiary from its financials going forward.

About Beyond Commerce

We plan to operate within two markets: (1) the Business-to-Business Internet Marketing Technology and Services market and (2) the Information Management market. Our goal is to develop proprietary software for digital transformation of clients’ existing content. We believe our planned platform, strategy, and suite of software products and services will provide secure and scalable information control solutions for global companies. We believe our planned software will assist organizations in finding, utilizing, and sharing business information between devices in ways that are intuitive, efficient and productive. We believe that our business model will ensure that information will remain secure and private, as necessitated by the current market climate.

In addition, BYOC plans to provide solutions which facilitate the exchange of information and data transactions between supply chain participants, such as manufacturers, retailers, distributors and financial institutions. The goal is to automate potential client internal processes thereby increasing productivity and lowering costs. BYOC plans to develop proprietary algorithms which it will embed in the planned software to enable clients to access data and gain insight into their business, through that data, leading to improved internal decision making.

BYOC plans to offer the proposed software through traditional on-premise solutions, Software as a Service (“SaaS”), as a cloud based solution, or a combination of on-premise, SaaS or cloud based solutions. We will work with our clients and their needs as to which delivery method they prefer. We believe giving clients a choice and flexibility will help us to obtain long-term client value.

In 2017, the Company reevaluated the commercial viability of its previous operations of all of the aforementioned subsidiaries and determined that many of these businesses were no longer viable. The Company discontinued the operations of the aforementioned subsidiaries as of December 31, 2017.

On April 27, 2017, the Company held a Special Meeting of Stockholders where the stockholders approved and ratified, among other things: (i) the reinstatement of Beyond Commerce with the Secretary of State of the State of Nevada and the appointment of Mr. Pursglove as sole director; and (ii) the exchange of a portion of the July Judgment against Beyond Commerce into shares of common stock of the Company

On May 1, 2017, the Company issued Mr. Pursglove 1,556,632 shares of common stock, par value $0.001 per share, reducing the July Judgment by $12,453.  On the same date, the Company authorized the designation of its

“blank check” preferred stock, par value $0.001 per share, as Series A Convertible Preferred Stock (the “Series A Preferred Stock”).

Effective July 27, 2017, the Company filed a certificate of designation with the Secretary of State of the State of Nevada, pursuant to which it designated the Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into one share of common stock.  In addition, each share of Series A Preferred Stock entitles its holder to (i) cumulative, non-participating dividends in preference and priority to any declaration or payment of a dividend on any of the Company’s common stock, at a rate of 12% per annum, and (ii) three times (3x) voting preference over common stock.  On the same date, the Company issued 250,000,000 shares of its Series A Preferred Stock to Mr. Pursglove, further reducing the award under the July Judgment owed to Mr. Pursglove by $250,000.

Basis of Presentation

The condensed consolidated financial statements and the notes thereto for the periods ended September 30, 2018 and 2017 included herein have been prepared by management and are unaudited. Such condensed financial statements reflect, in the opinion of management, all adjustments necessary to present fairly the financial position and results of operations as of and for the periods indicated and in order to make the financial statements not misleading. All such adjustments are of a normal recurring nature. These interim results are not necessarily indicative of the results for any subsequent period or for the fiscal year ending December 31, 2018.

Certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).  These consolidated financial statements should be read in conjunction with the financial statements and the notes thereto for the fiscal year ended December 31, 2017.

Plan of Operations

Service 800 Agreement

On December 14, 2017, we entered into an agreement with Service 800 and the sole shareholder of Service 800 (the “Shareholder”), pursuant to which we plan to purchase all of the issued and outstanding shares of common stock of Service 800 from the Shareholder (the “Transaction”).  Service 800 operates as a premium provider of Customer Feedback Management Platforms to their Fortune 500 and 1000 clients on a global basis. Service 800 provides survey authoring, response rates, feedback types and data analysis on their proprietary, cloud based, automated and centralized platform. Service 800 has currently 40 full time employees that provide services to 130 companies and 300 service organizations. Service 800’s current operations and strategic business plan is to further develop its marketing and Customer Experience platform to use within the framework of its current Fortune 500 and 1000 clients. No assurance can be given that we will be successful in completing the Transaction.

NOTE 2. SELECTED ACCOUNTING POLICIES

 Use of Estimates

The preparation of condensed consolidated financial statements and accompanying notes in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are used in the determination of depreciation and amortization and the valuation for non-cash issuances of equity instruments, web site, income taxes, and contingencies, among others. Actual results could differ materially from these estimates.

Fair Value of Financial Instruments

The carrying value of the current assets and liabilities approximate fair value due to their relatively short maturities.

Fair Value Measurements

Statement of financial accounting standard FASB Topic 820, Disclosures about Fair Value of Financial Instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for assets and liabilities qualifying as financial instruments are a reasonable estimate of fair value.

The Company applies the fair value hierarchy as established by GAAP.  Assets and liabilities recorded at fair value in the consolidated balance sheets are categorized based upon the level of judgment associated with the inputs used to measure the fair value as follows.

• Level 1 – quoted prices in active markets for identical assets or liabilities.

• Level 2 – other significant observable inputs for the assets or liabilities through corroboration with market data at the measurement date.

• Level 3 – significant unobservable inputs that reflect management’s best estimate of what market participants would use to price the assets or liabilities at the measurement date.

Management considers all of its derivative liabilities to be Level 3 liabilities. At September 30, 2018 and December 31, 2017, respectively the Company had outstanding derivative liabilities, of $969,196 and $0, respectively.

Valuation of Derivative Instruments

ASC 815 “Derivatives and Hedging” requires that embedded derivative instruments be bifurcated and assessed, along with free-standing derivative instruments such as warrants, on their issuance date and measured at their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black-Scholes option pricing formula. Upon conversion of a note where the embedded conversion option has been bifurcated and accounted for as a derivative liability, the Company records the shares at fair value, relieves all related notes, derivatives and debt discounts and recognizes a net gain or loss on debt extinguishment.

 Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and then is revalued at each reporting date, with changes in fair value reported in the consolidated statement of operations. For stock based derivative financial instruments, fair value accounting requires bifurcation of embedded derivative instruments such as conversion features in convertible debt or equity instruments, and measurement of their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black-Scholes option-pricing model. In assessing the convertible debt instruments, management determines if the convertible debt host instrument is conventional convertible debt and further if there is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt, the Company will continue its evaluation process of these instruments as derivative financial instruments.

Once determined, derivative liabilities are adjusted to reflect fair value at the end of each reporting period. Any increase or decrease in the fair value from inception is made quarterly and appears in results of operations as a change in fair market value of derivative liabilities.

Impairment of Long-lived Assets

The Company accounts for long-lived assets in accordance with the provisions of ASC 360-10-35-21, Accounting for the Impairment of Long-Lived Assets. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Fair values are determined based on quoted market value, discounted cash flows or internal and external appraisals, as applicable. During the periods ended September 30, 2018 and 2017, the Company did not recognize any impairment charges.

Segment Information

The Company’s future operations will be classified into two principal reportable segments: (1) the Business-to-Business Internet Marketing Technology and Services market and (2) the Information Management market. Our planned goal is to develop proprietary software for digital transformation of clients’ existing content.

Recent Accounting Pronouncements

The Company reviews all of the Financial Accounting Standard Board’s updates periodically to ensure the Company’s compliance of its accounting policies and disclosure requirements to the Codification Topics.

In January 2016, the FASB issued a new standard related to certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. The standard will be effective for us beginning January 1, 2019. We are currently evaluating the impact of this standard on our financial statements, including accounting policies, processes, and systems.

In February 2016, the FASB issued a new standard related to leases to increase transparency and comparability among organizations by requiring the recognition of right-of-use (“ROU”) assets and lease liabilities on the balance sheet. Most prominent among the changes in the standard is the recognition of ROU assets and lease liabilities by lessees for those leases classified as operating leases under current U.S. GAAP. Under the standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. We will be required to recognize and measure leases existing at, or entered into after, the beginning of the earliest comparative period presented using a modified retrospective approach, with certain practical expedients available.

The standard will be effective for us beginning January 1, 2020. The standard may have a material impact on our balance sheets in the future if we enter into new leases, but will not have a material impact on our statement of operations. The most significant impact will be the recognition of ROU assets and lease liabilities for operating leases.  We are currently evaluating the impact of this standard on our financial statements, including accounting policies, processes, and systems.

In January 2017, the FASB issued ASU No. 2017-01 Business Combinations (Topic 805): Clarifying the Definition of a Business. The update clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The update is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. The Company will apply the provisions of the update to potential future acquisitions.

The Company will continue to monitor these emerging issues to assess any potential future impact on its financial statements.

NOTE 3.  GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles (GAAP), which contemplate the realization of assets and liquidation of liabilities in the normal course of business.  Because of recent events, no certainty of continuation can be stated. The accompanying condensed consolidated financial statements for September 30, 2018 and 2017 have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has suffered losses from operations and has a working capital deficit, which raises substantial doubt about its ability to continue as a going concern. Management is taking steps to raise additional funds to address its operating and financial cash requirements to continue operations in the next twelve months. Management has devoted a significant amount of time in attempting to raise capital from additional debt and equity financing sources. Due to its nonexistent revenues, the Company’s ability to continue as a going concern is dependent upon raising additional funds through debt and equity financing and generating revenue or through a merger transaction with a well-capitalized entity. There are no assurances the Company will receive the necessary funding or generate revenue necessary to fund operations. If we are unable to obtain additional funds, or if the funds cannot be obtained on terms favorable to us, we will be required to delay, scale back or eliminate our plans to continue to develop and expand our operations or in the extreme situation, cease operations altogether. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

 NOTE 4.  OTHER CURRENT LIABILITIES

Other current liabilities consist of the following:

	September 30, December 31,
	2018	2017
Accrued interest - notes	$32,410	$-
Accrued interest – Pursglove judgement	2,283,623	2,044,912
Accrued interest – internal revenue service	590,000	530,000
Other	-	90,128
Total other current liabilities	$2,906,033	$2,665,040

Beginning in 2015, the Company began reviewing certain liabilities as to its continuing outstanding position in regards to the statute of limitations and reduced accordingly.

NOTE 5.  SHORT TERM AND LONG TERM BORROWINGS

On June 14, 2018, the Company issued a short-term convertible note payable for $50,000.  The note is due on February 14, 2019 and bears interest at a rate of 15% per annum.  The note is convertible into shares of common stock at $0.10 per share.

Short-term and Long-term borrowings consist of the following:
	September 30, 2018	December 31, 2017
Convertible Promissory Notes, bearing an annual interest rate of 15% secured, due 02/14/2019	50,000	-
Convertible Promissory Notes, bearing an annual interest rate of 8% secured, due 08/07/2021	717,391	-
	767,391	-
Less debt discount	(664,324)	-
Total short-term and long-term borrowings	$103,067	$-

On March 28, 2018 the Company entered into a convertible promissory note and a security purchase agreement (SPA) dated March 28, 2018. The SPA was for a total of $1,000,000, consisting of seven tranches of funding, the initial tranche was in the amount of $50,000 with the second tranche funded for $100,000 for an aggregate of $150,000. The lender was Iliad Research and Trading, L.P. The notes have a maturity of seventeen (17) months from issuance are due on August 28, 2019, have an interest rate of 10% per annum, and are convertible at a price of $0.15 per share. If, at the Company’s option, they decide to repay the loan with shares of its common stock, the conversion price becomes  65% of the lowest trading price on the primary trading market on which the Company’s Common Stock is then listed for the twenty (20) trading days immediately prior to conversion. The note may be prepaid, but carries a penalty in association with the remittance amount, as there is an accretion component to satisfy the note with cash. This Note is secured with 39,000,000 of the Company’s $0.001 par value common stock. On July 2, 2018 Iliad Research and Trading, L.P. decided to limit their funding exposure with Beyond Commerce, Inc. and have subsequently stopped any funding of their notes. These two notes totaling $150,000 were satisfied during August of 2018.

On August 7, 2018, we entered into a securities purchase agreement (“SPA”) with Discover Growth Fund, LLC (“Discover”), pursuant to which we issued a senior secured redeemable convertible debenture in the principal amount of $2,717,391 (of which $217,391 was retained by Discover as an original issue discount) (the “Debenture”), in exchange for $500,000 cash consideration and a promissory note issued to BYOC in the amount of $2,000,000 (the “Note”).  Pursuant to the terms of the SPA, we issued to Discover a warrant to purchase up to 16,666,667 shares of our common stock, exercisable beginning on the six (6) month anniversary from the date of issuance for a period of three (3) years at an exercise price of $0.15 per share (the “Warrant”).

The Debenture is subject to interest at a rate of 8.0% per annum and be converted into shares of the Company’s common stock at a price equal to the lower (i) $0.15 per share of common stock, and (ii) if there has never been a trigger event (as defined in the Debenture), (A) the average of the 5 lowest individual trades of the shares of common stock, less $0.01 per share, or following any such trigger event, (B) 60% of the foregoing.

The Company reevaluated several loans as to their continued liability in relation to the statute of limitations and retired several of these items as the term had expired. The Company recognized a gain from the retirement of certain notes of $1,427,506 for the nine-month period ended September 30, 2017.  The Company recorded $32,410 and $35,928 as interest expense for the nine-months ended September 30, 2018 and 2017, respectively.

NOTE 6.  COMMON STOCK, WARRANTS AND PAID IN CAPITAL

Common Stock

As of September 30, 2018, our authorized capital stock consisted of 1,100,000,000 shares of common stock, par value $0.001 per share. As of September 30, 2018, there were 1,013,950,000 issued and outstanding shares of common stock.

On March 5, 2018, the Company’s board of directors increased the authorized shares by 10,000,000 bringing the total authorized to 1,010,000,000. Subsequently on March 26, 2018, the Company’s board of directors increased the authorized shares by another 40,000,000, and on August 9, 2018 increased another 50,000,000 bringing the total authorized to 1,100,000,000. During the nine-months ended September 30, 2018 the Company issued 4,000,000 shares valued at $377,600 for the satisfaction of an accounts payable amount due to the Company’s former auditors, issued 4,950,000 shares for services provided for both legal and advisory valued at $578,680, and issued 5,000,000 shares as a deposit in relation to the potential acquisition valued at $472,000. During the third quarter, two shareholders initially converted 30,000,000 shares of their preferred stock into 30,000,0000 shares of common stock. However, the decision was reversed and no conversion occurred.

Holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We are authorized to issue up to 250,000,000 shares of our “blank check” preferred stock, par value of $0.001. Effective July 27, 2017, we designated 250,000,000 of our “blank check” preferred shares as Series A Preferred Stock, all of which are issued and outstanding as of the date of this registration statement. Each share of Series A Preferred Stock entitles its holder to (i) cumulative, non-participating dividends in preference and priority to any declaration or payment of a dividend on any of the Company’s common stock, at a rate of 12% per annum, and (ii) three times (3x) voting preference over common stock.  As of September 30, 2018 there were 250,000,000 issued and outstanding shares of preferred stock. During the third quarter, two shareholders initially converted 30,000,000 shares of their preferred stock into 30,000,0000 shares of common stock. However, the decision was reversed and no conversion occurred.

Warrants

The Company entered into an agreement in conjunction with the March 28th convertible notes payable to issue seven (7) warrants valued at $15,000 per warrant which has an exercise price of $0.15 or 65% of the three lowest trading days within a 20 day market price timeframe, whichever is lower to purchase the Company’s $0.001 par value common stock.   The warrant also has certain cashless exercise features. The issuance of these warrants is predicated on the completion of the funding requirements within the terms of the security agreement, however, these funding requirements were never met therefore the warrants will not be issued..

Pursuant to the terms of the Discover Growth Fund SPA, we plan on issuing to Discover warrant to purchase up to 16,666,667 shares of our common stock upon the subsequent funding of the remaining $2,000,000, exercisable beginning on the six (6) month anniversary from the date of issuance for a period of three (3) years at an exercise price of $0.15 per share (the “Warrant”).

As of September 30, 2018 no warrants have been vested.

2008 Equity Incentive Stock Option Plan

During the nine-month period ended September 30, 2018, the Company did not issue any stock options. This plan expired on September 11, 2018.

Dividends

The Company anticipates that all future earnings will be retained to finance future growth.  The payment of dividends, if any, in the future to the Company’s common stockholders is within the discretion of the Board of Directors of the Company and will depend upon the Company’s earnings, its capital requirements and financial condition and other relevant factors.  The Company has not paid a dividend on its common stock and does not anticipate paying any dividends on its common stock in the foreseeable future but instead intends to retain all earnings, if any, for use in the Company’s business operations.

 NOTE 7. COMMITMENTS AND CONTINGENCIES

Legal Matters

On February 15, 2008 the Company filed suit against its former co-founder, President, Chief Executive Officer George Pursglove for breach of confidentiality and non-compete while employed and also postemployment, breach of fiduciary duty and other matters, and the Company is seeking to enforce certain non-compete agreements.  The former CEO subsequently counter-sued the Company for breach of contract, breach of implied covenant of good faith and fair dealing and other matters.  The former CEO is seeking to be awarded $75,000 in cash plus at least 3.3 million shares of stock of the Company.  On July 28, 2011, the Company received a jury verdict ordering and adjudging in Case Number 2:08-cv-00496-KJD-LRL where BOOMj.com was the Plaintiff and the former CEO was the Defendant & Counterclaimant, that a judgment be entered in favor of the Defendant and Counterclaimant against the Plaintiff, BOOMj.com, in the amount of $20,775 for damages as to the claim for failure to pay wages, $3,000,000 for damages as to the conversion claim, and $3,000,000 for punitive damages. The current outstanding liabilities balance related to this matter for both September 30, 2018 and December 31, 2017 is $5,758,322. The

Company is accruing interest at an annual rate of 5.29% on the outstanding balance. As of September 30, 2018 and December 31, 2017 the Company has accrued interest balance of $2,283,623 and 2,044,912, respectively.

On May 2, 2017 Pursglove debt was reduced by $262,453 through the issuance of 250,000,000 shares of Series A Convertible 12% Cumulative Preferred stock and 1,556,632 shares of Common Stock reducing the balance to $5,758,322.

 Operating Lease

We currently lease virtual office space at 3773 Howard Hughes Parkway, Suite: 500 Las Vegas, NV 89169.  We pay an annual fee of $120 for this lease.  During 2018, we intend to move the Company’s headquarters to Florida. On October 2, 2018, we entered into a Letter of Intent with CP Boca Plaza LLC to lease commercial space in an office building located at 5355 Town Center Road, Ste. 405, Boca Raton, Florida 33486. As of the date of this registration statement, management is currently negotiating a sixty-three (63) month term for the office lease in which we anticipate leasing approximately 1,815 rentable square feet of office space for a monthly rental fee of $7,594 for the first year, and increasing approximately 3% each year throughout the term of the lease. We believe this new office space will meet our needs for the next five years.  The move will also help to facilitate and reduce the cost to maintain and develop the Company’s future business, all of which we intend to maintain on the east coast of the United States.

Tax Lien

On February 17, 2010, the Internal Revenue Service placed a federal tax lien of $756,711 and an additional $161,150 on September 14, 2010, against all of the property and rights to the property of BOOMj.com for unpaid federal payroll withholding taxes for the year ended December 31, 2009. The current amount outstanding including penalty and interest is $1,667,163 and $1,607,163 as of September 30, 2018 and December 31, 2017, respectively, which is also inclusive of amounts outstanding for state tax related claims of $63,725 for both reported periods. The accrued interest on the balance sheet related to this liability is $590,000 and $530,000 as of September 30, 2018 and December 31, 2017, respectively.

NOTE 8.  RELATED PARTIES

On May 2, 2017, the Company authorized and issued 206,250,000 shares of BYOC’s Series A Convertible 12% Cumulative Preferred stock at a price of ($.001 par value) per share to The 2GP Group LLC an entity controlled by Geordan Pursglove, the son of George Pursglove our CEO and director. The Series A Convertible 12% Cumulative Preferred stock include a three times (3x) voting preference. Mr. Geordan Pursglove also has advanced the Company $46,275 to pay certain company related expenses.

Also, on May 2, 2017 George Pursglove’ debt was reduced by $262,453 through the issuance of 250,000,000 shares of Series A Convertible 12% Cumulative Preferred stock of which 43,750,000 were transferred to Fiona Oakley and 1,556,632 shares of Common Stock which also were issued to Fiona Oakley subsequent to this reduction.

NOTE 9.  NET INCOME (LOSS) PER SHARE OF COMMON STOCK

The Company follows ASC 260-10 which requires presentation of basic and diluted Earnings per Share (“EPS”) on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying condensed consolidated financial statements, basic net income (loss) per share of common stock is computed by dividing the net income (loss) by the weighted average number of shares of common stock outstanding during the year.  Basic net income (loss) per common share is based upon the weighted average number of common shares outstanding during the period.

There are currently no exercisable stock options or warrants that are exercisable into shares of the Company’s common stock as these were all extinguished; and convertible debt that is convertible into 333,333 and 14,642,009,000 shares of the Company’s common stock are not included in the computation along with 250,000,000 and zero of the Company’s preferred stock for the nine-month period ended September 30, 2018,  as the inclusion would be anti-dilutive, (i.e., reduce the net loss per common share).

The following is a reconciliation of the numerator and denominator of the basic and diluted earnings per share computations for the three and nine-month period ended September 30, 2018 and 2017:

	Nine-month period ended September 30,			Three-month period ended September 30,
	2018		2017	2018		2017
Net income (loss)	$(2,470,140)		$3,449,674	$(1,329,258)		$516,430

Weighted average shares used for basic earnings per share	1,005,198,351		1,000,000,000	1,010,330,434		1,000,000,000

Incremental diluted shares	-	*	14,892,009,000	-	*	13,892,009,000

Weighted average shares used for diluted earnings per share	1,005,198,351		15,892,009,000	1,010,330,434		14,892,009,000

Net income (loss) per share:
Basic	$(0.00)		$0.00	$(0.00)		$(0.00)

Diluted	$(0.00)		$0.00	$(0.00)		$(0.00)

*The shares associated with convertible debt, stock options and stock warrants are not included because the inclusion would be anti-dilutive, (i.e., reduce the net loss per common share).

NOTE 10.  SUPPLEMENTAL DISCLOSURES OF CASH FLOWS

The Company paid $0 and $0 for the nine-months ended September 30, 2018 and 2017, respectively for interest. The Company did not make any payments for income tax during the nine-months ended September 30, 2018 and 2017. The Company did not make any payments for income tax during the years ended December 31, 2017 and 2016. Other non-cash financing included the Pursglove debt which was reduced by $262,453 through the issuance of 250,000,000 shares of Series A Convertible 12% Cumulative Preferred stock and 1,556,632 shares of Common Stock.

On August 8, the company issued 5,000,000 shares of common stock valued at $472,000 to Service 800 as a deposit for the potential acquisition of this company.

NOTE 11.  SUBSEQUENT EVENTS

Management of the Company has assessed all significant subsequent events through the date upon which the financial statements first became available for public release and have concluded that there have not been any material events or transactions that have occurred during this period.

BEYOND COMMERCE, INC.

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Beyond Commerce, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Beyond Commerce, Inc. (the Company) as of December 31, 2017 and 2016, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2017, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has incurred losses, has not generated sufficient revenue to cover its operating costs, and may be unable to raise further equity in support of operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding those matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

June 22, 2018

We have served as the Company’s auditor since 2018.

BEYOND COMMERCE, INC.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31,

	2017	2016
ASSETS

Total assets	$-	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Short- term borrowings	$-	$656,704
Accounts payable	263,894	204,925
Accounts payable – related party	46,275	-
Note derivative liability	-	2,868,760
Accrued interest and other current liabilities	2,665,040	2,670,660
Accrued payroll & related items	1,464,395	1,336,895
Accrued payroll taxes	1,077,163	1,077,163
Pursglove Judgment payable	5,758,322	6,020,775
Total current liabilities	11,275,089	14,835,882

Commitments and contingencies

Mezzanine Equity:
Preferred stock, $0.001 par value of 250,000,000 shares authorized and 250,000,000 and 0 shares issued and outstanding as of December 31,2017 and 2016, respectively	250,000	-

Stockholders’ deficit:
Common stock, $0.001 par value, 1,050,000,000 shares authorized as of December 31, 2017 and 2016, and 1,000,000,000 issued and outstanding as of December 31, 2017 and 998,443,368 at December 31, 2016.	1,000,000	998,444
Additional paid in capital	25,941,352	25,930,455
Accumulated deficit	(38,466,441)	(41,764,781)
Total stockholders' deficit	(11,275,089)	(14,835,882)

Total liabilities and stockholders' deficit	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

BEYOND COMMERCE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the years ended December 31,
	2017	2016

Revenues
Net revenues	$-	$-

Operating expenses
Selling general and administrative	14,873	6,681
Payroll expense	217,500	180,000
Professional fees	15,321	2,018
Total costs and operating expenses	247,694	188,699

Loss from operations	(247,694)	(188,699)

Non-operating income (expense)
Gain on debt forgiveness	5,543,056	6,043,076
Change in derivative liability	(1,560,071)	2,435,170
Interest expense	(436,950)	(501,808)
Total non-operating income (expense)	3,546,035	7,976,438

Income before income taxes	3,298,340	7,787,739

Provision for income tax	-	-
Net income	$3,298,340	$7,787,739

Net income per common share-basic	$0.00	$0.01

Weighted average number of common shares outstanding basic	999,479,701	998,443,368

Net income per common share-diluted	$0.00	$0.00

Weighted average number of common shares outstanding - diluted	15,891,488,701	20,248,443,368

The accompanying notes are an integral part of these consolidated financial statements.

BEYOND COMMERCE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2017	2016
Net income	$3,298,340	$7,787,739

Cash flows from operating activities:
Adjustments to reconcile net loss to net cash used in operating activities:
Debt forgiveness	(5,543,056)	(6,043,076)
Changes in assets and liabilities:
Increase (decrease) in accounts payable	105,245	8,699
Increase (decrease) in payroll liabilities	217,500	180,000
Change in derivative liability	1,560,071	(2,435,170)
Increase (decrease) in other current liabilities	361,900	501,808
Net cash used in operating activities	-	-

Cash flows from investing activities:
Net cash provided by financing activities	-	-

Cash flows from financing activities:
Net cash provided by financing activities	-	-

Net decrease in cash and cash equivalents	-	-

Cash and cash equivalents, beginning balance	-	-
Cash and cash equivalents, ending balance	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

BEYOND COMMERCE, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

AUDITED

	Common Stock		Additional
	Shares	Par Value	Paid-In Capital	Accumulated Deficit	Stockholders’ Equity/(Deficit)

Balance, January 1, 2016	998,443,368	$998,444	$25,930,455	$(49,552,520)	$(22,623,621)
Net income				7,787,739	7,787,739
Balance, December 31, 2016	998,443,368	$998,444	$25,930,455	$(41,764,781)	$(14,835,882)

Common stock debt conversion	1,556,632	1,556	10,897		12,453
Net loss				3,298,340	3,298,340
Balance, December 31, 2017	1,000,000,000	$1,000,000	$25,941,352	$(38,466,441)	$(11,525,089)

The accompanying notes are an integral part of these consolidated financial statements.

BEYOND COMMERCE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

History of the Company

Beyond Commerce, Inc., formerly known as Reel Estate Services, Inc. (“RES”), was incorporated in Nevada on January 12, 2006.  As of December 28, 2007, RES was a public shell company, defined by the Securities and Exchange Commission (“SEC”) as an inactive, publicly quoted company with nominal assets and liabilities. Subsequent to the merger with BOOMj.com, RES changed its name to BOOMj, Inc.

In December 2008, the Company changed its name from BOOMj, Inc. to Beyond Commerce, Inc. to more accurately reflect the new structure of the Company consisting at that time of two operating divisions: BOOMj.com d/b/a i-SUPPLY and until its assets were sold, LocalAdLink, Inc.

About Beyond Commerce

We plan to operate within two markets: (1) the Business-to-Business Internet Marketing Technology and Services market and (2) the Information Management market. Our goal is to develop proprietary software for digital transformation of clients’ existing content. We believe our planned platform, strategy, and suite of software products and services will provide secure and scalable information control solutions for global companies. We believe our planned software will assist organizations in finding, utilizing, and sharing business information between devices in ways that are intuitive, efficient and productive. We believe that our business model will ensure that information will remain secure and private, as necessitated by the current market climate.

In addition, BYOC plans to provide solutions which facilitate the exchange of information and data transactions between supply chain participants, such as manufacturers, retailers, distributors and financial institutions. The goal is to automate potential client internal processes thereby increasing productivity and lowering costs. BYOC plans to develop proprietary algorithms which it will embed in the planned software to enable clients to access data and gain insight into their business, through that data, leading to improved internal decision making.

BYOC plans to offer the proposed software through traditional on-premise solutions, Software as a Service (“SaaS”), as a cloud based solution, or a combination of on-premise, SaaS or cloud based solutions. We will work with our clients and their needs as to which delivery method they prefer. We believe giving clients a choice and flexibility will help us to obtain long-term client value.

Previously, the Company was a multi-faceted business serving as a media hub for high traffic web properties, and owns and operates synergistic technology, in Ad Networking, and E-Commerce.  Our initial business was BOOMj.com, Inc. a niche portal and social networking site for Baby Boomers and Generation Jones. This migrated into our E-Commerce platform known as i-SUPPLY, an online storefront that offered easy to use, fully customizable E-commerce services, and revenue solutions for any third party Web site large or small, and hosted local ads, providing extensive reach for our proprietary advertising partner network platform.

During the third quarter of 2009 the Company formed a subsidiary, KaChing KaChing, Inc., a Nevada corporation (“KaChing Nevada” or “KaChing KaChing” or “KaChing”).  This was an E-commerce platform that provided a complete turn-key E-commerce solution to third party Store Owners. On April 22, 2010, KaChing merged with Duke Mining Company, Inc. to become a new public company.  As a result of the merger transaction, the Company’s interest in outstanding capital stock of KaChing KaChing, Inc. was reduced to 20.8%.  This investment was written off in 2015 and therefore the Company no longer has an interest in KaChing KaChing.

During the second quarter 2010 we acquired 100% of the outstanding stock of Adjuice, Inc. in order to enhance our presence in the Ad Networking business. The Adjuice network had distributed leads to over 350 retail clients along seven major verticals, all offering top payouts. Adjuice had owned and managed over 120 sites, all optimized for brand recognition and conversion performance.  Adjuice has a solid infrastructure for selling its own products, targeting advertisers and publishers and their related downstream partners with Adjuice’s tailored lead generation programs.

On March 31, 2011, we acquired AIM Connection, Inc., a leading direct sales affiliate, SEO provider, social network and website generator. AIM Connection was the combination of internet marketing techniques and automation software, which allowed its software to be controlled and managed by the client.

In 2017, the Company reevaluated the commercial viability of its previous operations of all of the aforementioned subsidiaries and determined that many of these businesses were no longer viable. The Company discontinued the operations of the aforementioned subsidiaries as of December 31, 2017.

Basis of Presentation

The consolidated financial statements and the notes thereto for the years ended December 31, 2017 and 2016 included herein include the accounts of the Company, its wholly-owned subsidiaries BOOMj, Inc. d/b/a i-SUPPLY, AIM Connection Inc. and Adjuice, Inc.

The consolidated financial statements contain certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.  All significant intercompany accounts and transactions have been eliminated in consolidation.

Plan of Operations

Continuing in 2017, the Company had reduced its operations significantly and continues its plan to investigate and if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation and to a lesser extent that desires to employ our funds in its business. Our principal business objective for the next 12 months and beyond will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The analysis of new business opportunities will be undertaken by our executive management team. In our efforts to analyze potential acquisition targets, we may consider the following kinds of factors:

• Potential for growth, indicated by new technology, anticipated market expansion or new products;

• Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

• Strength and diversity of management, either in place or scheduled for recruitment;

• Capital requirements and anticipated availability of required funds, to be provided by us or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

• The cost of participation by us as compared to the perceived tangible and intangible values and potentials;

• The extent to which the business opportunity can be advanced;

• The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

• Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, our management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data.  Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the limited capital we have available for investigation, we may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

The manner in which we participate in an opportunity will depend upon the nature of the opportunity, our respective needs and desires as well as those of the promoters of the opportunity, and the relative negotiating strength of us and such promoters.

It is likely that we will acquire our participation in a business opportunity through the issuance of common stock or other securities. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), depends upon the issuance to the stockholders of the acquired company of at least 80% of the common stock of the combined entities immediately following the reorganization. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares. This could result in substantial additional dilution to the equity of those who were our stockholders prior to such reorganization.

Our present stockholders will likely not have control of a majority of our voting shares following a reorganization transaction. As part of such a transaction, our current director may resign and new directors may be appointed without any vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of our management without any vote or approval by stockholders. In the case of a statutory merger or consolidation directly involving our company, it will likely be necessary to call a stockholders' meeting and obtain the approval of the holders of a majority of the outstanding shares. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval if possible.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. If a decision not to participate in a specific business opportunity is made, the costs theretofore incurred in the related investigation would not be recoverable.

Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in our loss of the related costs incurred.

We do not currently engage in any business activities that provide us with positive cash flows. As such, the costs of investigating and analyzing business combinations for the next approximately 12 months and beyond will be paid with our current cash and if necessary, with additional funds raised through other sources, which may not be available on favorable terms, if at all.

We do not believe that we will be able to meet these costs with our current cash on hand and will require additional debt or equity funding in order to maintain operations.

NOTE 2. ACCOUNTING POLICIES

 Use of Estimates

The preparation of consolidated financial statements and accompanying notes in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are used in the determination of depreciation and amortization and the valuation for non-cash issuances of equity instruments, web site, income taxes, and contingencies, among others. Actual results could differ materially from these estimates.

 Cash and Cash Equivalents

The Company classifies as cash and cash equivalents amounts on deposit in banks and cash temporarily in various instruments with original maturities of three months or less at the time of purchase. The Company’s cash management system is currently integrated within one banking institution.

Fair Value of Financial Instruments

The carrying value of the current assets and liabilities approximate fair value due to their relatively short maturities.

Fair Value Measurements

Statement of financial accounting standard FASB Topic 820, Disclosures about Fair Value of Financial Instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for assets and liabilities qualifying as financial instruments are a reasonable estimate of fair value.

The Company applies the fair value hierarchy as established by GAAP.  Assets and liabilities recorded at fair value in the consolidated balance sheets are categorized based upon the level of judgment associated with the inputs used to measure the fair value as follows.

• Level 1 – quoted prices in active markets for identical assets or liabilities.

• Level 2 – other significant observable inputs for the assets or liabilities through corroboration with market data at the measurement date.

• Level 3 – significant unobservable inputs that reflect management’s best estimate of what market participants would use to price the assets or liabilities at the measurement date.

Management considers all of its derivative liabilities to be Level 3 liabilities. At December 31, 2017 and 2016, respectively the Company had outstanding derivative liabilities, including those from related parties of $0 and $2,868,760, respectively.

Valuation of Derivative Instruments

ASC 815 “Derivatives and Hedging” requires that embedded derivative instruments be bifurcated and assessed, along with free-standing derivative instruments such as warrants, on their issuance date and measured at their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black-Scholes option pricing formula. Upon conversion of a note where the embedded conversion option has been bifurcated and accounted for as a derivative liability, the Company records the shares at fair value, relieves all related notes, derivatives and debt discounts and recognizes a net gain or loss on debt extinguishment.

Management used the following inputs to value the Derivative Liabilities for the years ended December 31, 2017 and 2016, respectively:

	2017 Derivative Liability	2016 Derivative Liability
Expected term	1 month to 9 months	1 month to 2 years
Exercise price	$0.00006 - $0.0006	$0.0006 -$0.0012
Expected volatility	287% to 765%	287% to 765%
Expected dividends	None	None
Risk-free rate	0.22% to 1.01%	0.14% to 1.06%

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and then is revalued at each reporting date, with changes in fair value reported in the consolidated statement of operations. For stock based derivative financial instruments, Fair value accounting requires bifurcation of embedded derivative instruments such as conversion features in convertible debt or equity instruments, and measurement of their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black-Scholes option-pricing model. In assessing the convertible debt instruments, management determines if the convertible debt host instrument is conventional convertible debt and further if there is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt, the Company will continue its evaluation process of these instruments as derivative financial instruments.

Once determined, derivative liabilities are adjusted to reflect fair value at the end of each reporting period. Any increase or decrease in the fair value from inception is made quarterly and appears in results of operations as a change in fair market value of derivative liabilities.

Impairment of Long-lived Assets

The Company accounts for long-lived assets in accordance with the provisions of ASC 360-10-35-21, Accounting for the Impairment of Long-Lived Assets. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Fair values are determined based on quoted market value, discounted cash flows or internal and external appraisals, as applicable. During 2017 and 2016, the Company did not recognize any impairment charges.

Income Taxes

The Company will account for income taxes under ASC 740-10-30.  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income of the consolidated statements of operations in the period that includes the enactment date. A valuation allowance is provided when it is more likely than not that some or all of the deferred tax assets may not be realized.

The Company follows the guidance of ASC 740-10-25 in determining whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. The Company recognizes interest and penalties related to uncertain tax positions in income tax expense.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits.

Stock Based Compensation

The Company may issue compensatory stock options or shares to employees, consultants, and other service providers under its 2008 Equity Incentive Plan (the “Plan”). In some cases, it has issued compensatory warrants to service providers outside the Plan. The Company issues new shares of its common stock when employees or service providers exercise options or warrants.  All equity-based compensation awarded has been determined under the fair value provisions of ASC 718. This compensation is then expensed over the vesting period of the underlying award. Additionally, for all equity-based compensation awarded prior to the adoption date, compensation for the portion of awards for which the requisite service is performed after the adoption date is recognized as service is rendered. At this time the Company has no warrants outstanding.

Stock-based compensation for awards granted to non-employees is periodically re-measured as the underlying options and warrants vest. The Company recognizes an expense for such awards throughout the performance period as the services are provided by the non-employees, based on the fair value of these options and warrants at each reporting period.

The Company estimates the fair value of stock issuances based on the closing market value of the Company’s stock on the date of grant. There are currently no options outstanding.

Employee Benefits

The Company currently has no employees, other than its Chief Executive Officer, George Pursglove. During 2009, the shareholders approved the 2008 Equity Incentive Plan at the shareholders’ annual meeting held on July 24, 2009. The current Equity Incentive Plan is set to expire on September 11, 2018.

Recent Accounting Pronouncements

The Company reviews all of the Financial Accounting Standard Board’s updates periodically to ensure the Company’s compliance of its accounting policies and disclosure requirements to the Codification Topics.

In January 2016, the FASB issued a new standard related to certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. The standard will be effective for us beginning January 1, 2019. We are currently evaluating the impact of this standard on our financial statements, including accounting policies, processes, and systems.

In February 2016, the FASB issued a new standard related to leases to increase transparency and comparability among organizations by requiring the recognition of right-of-use (“ROU”) assets and lease liabilities on the balance sheet. Most prominent among the changes in the standard is the recognition of ROU assets and lease liabilities by lessees for those leases classified as operating leases under current U.S. GAAP. Under the standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. We will be required to recognize and measure leases existing at, or entered into after, the beginning of the earliest comparative period presented using a modified retrospective approach, with certain practical expedients available.

The standard will be effective for us beginning January 1, 2020. The standard may have a material impact on our balance sheets in the future if we entered into new leases, but will not have a material impact on our statement of operations. The most significant impact will be the recognition of ROU assets and lease liabilities for operating leases.  We are currently evaluating the impact of this standard on our financial statements, including accounting policies, processes, and systems.

The Company will continue to monitor these emerging issues to assess any potential future impact on its financial statements.

NOTE 3.  GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles, which contemplate the realization of assets and liquidation of liabilities in the normal course of business.  Because of recent events, the Company cannot state with certainty of its ability to continue. The accompanying consolidated financial statements for December 31, 2017 and 2016 have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has suffered losses from operations and has a working capital deficit, which raises substantial doubt about its ability to continue as a going concern. Management is taking steps to raise additional funds to address its operating and financial cash requirements to continue operations in the next twelve months. Management has devoted a significant amount of time in attempting to raise capital from additional debt and equity financing. Due to its nonexistent revenues, the Company’s ability to continue as a going concern is dependent upon raising additional funds through debt and equity financing and generating revenue or through a merger transaction with a well-capitalized entity. There are no assurances the Company will receive the necessary funding or generate revenue necessary to fund operations. If we are unable to obtain additional funds, or if the funds cannot be obtained on terms favorable to us, we will be required to delay, scale back or eliminate our plans to continue to develop and expand our operations or in the extreme situation, cease operations altogether.

 NOTE 4.  OTHER CURRENT LIABILITIES

Other current liabilities consist of the following:

	December 31,
	2017	2016
Accrued interest	$2,574,912	$2,595,482
Other	90,128	75,178
Total other current liabilities	$2,665,040	$2,670,660

Beginning in 2015, the Company began reviewing certain liabilities as to its continuing outstanding position in regards to the statute of limitations and reduced accordingly.

NOTE 5.  SHORT TERM BORROWINGS

Short term borrowings consist of the following:	December 31,
	2017	2016
Sundry Bridge Notes, bearing an annual interest rate of 12%, unsecured, due 1/31/2010 - 10/05/2011*	-	106,704
Convertible Promissory Notes, bearing a default interest rate of 18%, due 2/26/11*	-	150,000
Convertible Promissory Notes, bearing a default interest rate of 24%, due 8/17/11*	-	400,000
Total principal	$-	$656,704
Less: unamortized debt discount	-	-
Total short-term borrowings	$-	$656,704

* The above notes with maturity dates on January 31, 2010, February 26, 2011and August 17, 2011 are in default as of the date of these consolidated financial statements for failure to pay the principal and accrued interest at Maturity.

The Company did not enter into any new debt securities during the year ending December 31, 2017, however the Company reevaluated several loans as to their continued liability in relation to the statute of limitations and retired several of these items as the term had expired.   The Company recorded $38,670 and $103,528 as interest expense on the above notes for the year ended December 31, 2017 and 2016, respectively.

NOTE 6.  COMMON STOCK, WARRANTS AND PAID IN CAPITAL

Common Stock

As of December 31, 2017, our authorized capital stock consisted of 1,000,000,000 shares of common stock, par value $0.001 per share. As of December 31, 2017, there were 1,000,000,000 issued and outstanding shares of common stock. The Company issued 1,556,632 shares of stock during the twelve-month period ended December 31, 2017.

On May 2, 2017, the company converted $12,453 debt related to the Pursglove judgement to one individual. The Company issued 1,556,632 shares of its restricted common stock to convert this debt.

Holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

As of December 31, 2017, our authorized preferred stock consisted of 250,000,000 shares of Series A Convertible 12% Cumulative Preferred stock, par value $0.001 per share. As of December 31, 2017, there were 250,000,000 issued and outstanding shares of preferred stock. Shares and accrued but unpaid dividends are convertible into common stock at the option of the holder at a conversion price equal to the Series A issue price. Dividends will not begin to accrue until a minimum of $500,000 in subscriptions for the Series A preferred stock is reached. Due to the lack of authorized shares available, the preferred stock has been classified as mezzanine equity on the face of the balance sheet.

On May 2, 2017, the Company authorized and issued 250,000,000 shares of BYOC’s Series A Convertible 12% Cumulative Preferred stock at a price of ($.001 par value) per share to The 2GP Group LLC as follows: 206,250,000 to an entity controlled by Geordan Pursglove our sole director’s son, and 43,750,000 to Fiona Oakley. Series A Convertible 12% Cumulative Preferred stock include a three times (3x) voting preference. The issuance of the 250,000,000 shares of Series A Convertible 12% Cumulative Preferred shares will decrease the judgment owed to Mr. George Pursglove by $250,000.

The debt related to the Pursglove judgment was reduced by a total of $262,453 as a result of Common and Preferred stock transactions.

Warrants

The Company does not have any outstanding common stock purchase warrants at December 31, 2017 and 2016. Those previous outstanding warrants from previous years all had expired by February 17, 2016.

2008 Equity Incentive Stock Option Plan

On September 11, 2008, our Board of Directors adopted Beyond Commerce’s 2008 Equity Incentive Plan (the “Plan”), and on June 12, 2009 the Board amended the Plan to increase the number of shares of common stock

that may be issued under the Plan from 3,500,000 to 7,000,000.   Effective April 1, 2010, the Board of Directors further increased the number of shares issuable under the Plan by 10,000,000 to a total of 17,000,000 shares.  On July 24, 2009, the Plan was submitted to, and approved by, our stockholders at the 2009 Annual Meeting of stockholders.  Under the Plan, we are currently authorized to grant options, restricted stock and stock appreciation rights to purchase up to 17,000,000 shares of common stock to our employees, officers, directors, consultants and advisors.  Awards under the plan may consist of stock options (both non-qualified options and options intended to qualify as “Incentive Stock Options” under Section 422 of the Internal Revenue Code of 1986, as amended), restricted stock awards and stock appreciation rights.

The Plan is administered by our Board of Directors or a committee appointed by the Board, which determines the persons to whom awards will be granted, the type of award to be granted, the number of awards to be granted and the specific terms of each grant, including the vesting thereof, subject to the provisions of the plan.

The Plan provides that the exercise price of each incentive stock option may not be less than the fair market value of our common stock on the date of grant (or 110% of the fair market value in the case of a grantee holding more than 10% of our outstanding common stock).  The exercise price of a non-qualified stock option shall be no less than the fair market value of the common stock on the date of grant.  The maximum number of options that may be granted in any fiscal year to any participant is 5,000,000.

The Plan also permits the grant of freestanding stock appreciation rights or in tandem with option awards. The grant price of a stock appreciation right shall be no less than the fair market value of a share on the date of grant of the stock appreciation right. No stock appreciation right shall be exercisable later than the tenth anniversary of its grant. Upon the exercise of a stock appreciation right, a participant shall be entitled to receive common stock at a fair market value equal to the benefit to be received by the exercise.

The Plan also provides us with the ability to grant or sell shares of common stock that are subject to certain transferability, forfeiture, repurchase or other restrictions.  The type of restriction, the number of shares of restricted stock granted and other such provisions shall be determined by our Board of Directors or its committee.

Unless otherwise determined by our Board of Directors or its committee, awards granted under the Plan are not transferable other than by will or by the laws of descent and distribution.

The Plan provides that, except as set forth in an individual award agreement, upon the occurrence of a corporate transaction: (1) our Board of Directors or its committee shall notify each participant at least thirty (30) days prior to the consummation of the corporate transaction or as soon as may be practicable and (2) all options and stock appreciation rights shall terminate and all restricted stock shall be forfeited immediately prior to the consummation of such corporate transaction unless the committee determines otherwise in its sole discretion.  A “corporate transaction” means (1) a liquidation or dissolution of the Company; (2) a merger or consolidation of the Company with or into another corporation or entity (other than a merger with a wholly-owned subsidiary); or (3) the sale of all or substantially all of the assets of the Company.

Our Board of Directors may alter, amend or terminate the plan in any respect at any time, but no alteration, amendment or termination will adversely affect in any material way any award previously granted under the Plan, without the written consent of the participant holding such award.

During the years ended December 31, 2017 and 2016, the Company did not issue any stock or options as it had no employees.

Stock Options Granted

On September 11, 2008, the Board of Directors approved the issuance of stock options in accordance with the Plan. The employee options had a cliff vesting schedule over a three year period that vested one third after one year of service and then 4.2% per month over the remaining twenty-four months. Options issued to non-employees for meeting performance-based goals, vest immediately. During second quarter of 2011, the Company ceases having any employees therefore per the terms of the 2008 Equity Incentive Stock Option Plan the Service Date Termination

provision eliminated all outstanding stock options. As such, the Company does not have any outstanding stock options.

Dividends

The Company anticipates that all future earnings will be retained to finance future growth.  The payment of dividends, if any, in the future to the Company’s common stockholders is within the discretion of the Board of Directors of the Company and will depend upon the Company’s earnings, its capital requirements and financial condition and other relevant factors.  The Company has not paid a dividend on its common stock and does not anticipate paying any dividends on its common stock in the foreseeable future but instead intends to retain all earnings, if any, for use in the Company’s business operations.

NOTE 7.  RELATED PARTIES

On May 2, 2017, the Company authorized and issued 206,250,000 shares of BYOC’s Series A Convertible 12% Cumulative Preferred stock at a price of ($.001 par value) per share to The 2GP Group LLC an entity controlled by Geordan Pursglove, our sole director’s son. The Series A Convertible 12% Cumulative Preferred stock include a three times (3x) voting preference. Mr. Geordan Pursglove also has advanced the Company $46,275 to pay certain company related expenses.

Also, on May 2, 2017 George Pursglove’ debt was reduced by $262,453 through the issuance of 250,000,000 shares of Series A Convertible 12% Cumulative Preferred stock of which 43,750,000 were transferred to Fiona Oakley and 1,556,632 shares of Common Stock which also were issued to Fiona Oakley subsequent to this reduction.

NOTE 8.  INCOME TAXES

A reconciliation of the statutory income tax rates and the Company’s effective tax rate is as follows:

	December 31,
	2017	2016

Statutory U.S. federal rate	(34.00)%	(34.00)%
Permanent differences	-	-
Valuation allowance	34.00%	34.00%
Provision for income tax expense(benefit)	0.0%	0.0%

The tax effects of the temporary differences and carry forwards that give rise to deferred tax assets consist of the following:

	2017	2016
Deferred tax assets:
Net operating loss carry-forwards	$12,598,246	$13,719,682
Accrued expenses	3,728,073	3,775,868
Non-cash compensation	3,077,009	3,077,009
Derivative liabilities	-	975,378
Total deferred tax assets	$19,403,328	$21,547,937

Valuation allowance	(19,403,328)	(21,547,937)
Net deferred tax asset	$-	$-

At December 31, 2017, the Company had estimated U.S. federal net operating losses of approximately $37,054,000 for income tax purposes which will expire between 2026 and 2027.  For financial reporting purposes, the entire amount of the net deferred tax assets has been offset by a valuation allowance due to uncertainty regarding the realization of the assets.  The net change in the total valuation allowance for the year ended December 31, 2017 was a decrease of $2,144,609.  The Company follows FASC 740-10-25 P which requires a company to evaluate whether a tax position taken by the company will “more likely than not” be sustained upon examination by the appropriate tax authority.  The Company has analyzed filing positions in all of the federal and state jurisdictions where it is required to file income tax returns, as well as all open tax years in these jurisdictions. The Company believes that its income tax filing positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.  Therefore, no reserves for uncertain income tax positions have been recorded.

The Company may not be able to utilize the net operating loss carryforwards for its US income taxes in future periods should it experience a change in ownership as defined in Section 382 of the Internal Revenue Code (“IRC”).  Under section 382, should the Company experience a more than 50% change in its ownership over a 3 year period, the Company would be limited based on a formula as defined in the IRC to the amount per year it could utilize in that year of the net operating loss carryforwards.   As of December 31, 2017, the Company had not performed an analysis to determine if the Company was subject to the provisions of Section 382. The Company is subject to U.S. federal income tax including state and local jurisdictions. Currently, no federal or state income tax returns are under examination by the respective taxing jurisdictions.

The Company's accounting policy is to recognize interest and penalties related to uncertain tax positions in income tax expense. The Company has not accrued interest for any periods in which there are uncertain tax positions.

 NOTE 9. COMMITMENTS AND CONTINGENCIES

Legal Matters

In 2008 the Company filed suit against its former co-founder, President, Chief Executive Officer George Pursglove for breach of confidentiality and non-compete while employed and also postemployment, breach of fiduciary duty and other matters, and the Company is seeking to enforce certain non-compete agreements.  The former CEO subsequently counter-sued the Company for breach of contract, breach of implied covenant of good faith and fair dealing and other matters.  The former CEO is seeking to be awarded $75,000 in cash plus at least 3.3 million shares of stock of the Company.  On July 28, 2011, the Company received a jury verdict ordering and adjudging in Case Number 2:08-cv-00496-KJD-LRL where BOOMj.com was the Plaintiff and the former CEO was the Defendant & Counterclaimant, that a judgment be entered in favor of the Defendant and Counterclaimant against the Plaintiff, BOOMj.com, in the amount of $20,775 for damages as to the claim for failure to pay wages, $3,000,000 for damages as to the conversion claim, and $3,000,000 for punitive damages. As of December 31, 2017, and 2016 the was $5,758,332 and $6,020,775, respectively outstanding for this matter,. The Company is accruing interest at an annual rate of 5.29% on the outstanding balance. The current balance of the accrued interest as of December 31, 2017 and 2016 was $2,044,912 and $1,726,632, respectively.

On May 2, 2017 the Pursglove debt was reduced by $262,453 through the issuance of 250,000,000 shares of Series A Convertible 12% Cumulative Preferred stock and 1,556,632 shares of Common Stock reducing the balance to $5,758,322.

 Operating Lease

Beyond Commerce currently leases virtual office space at 3773 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89169 with plans to move the Company’s headquarters to West Palm Beach, FL. This space has a yearly rent of $120 which expires December 31, 2018. The move of the Company’s corporate headquarters to West Palm Beach will cut down on travel time and overall travel expense.

The move will help to facilitate and reduce the cost to maintain and develop the Company’s future business which is all located on the East Coast of the US. The Company has entered into a Letter of Intent (LOI) with

Cushman & Wakefield pertaining to specific office space at the Esparante Corporate Center located in the financial district of West Palm Beach, FL.

Tax Lien

On February 17, 2010, the Internal Revenue Service placed a federal tax lien of $756,711 and an additional $161,150 on June 14, 2010, against all of the property and rights to the property of BOOMj.com for unpaid federal payroll withholding taxes for the year ended December 31, 2009. The current amount outstanding including penalty and interest is $1,607,163, which is also inclusive of amounts outstanding for state tax related claims of $63,725. The accrued interest on the balance sheet related to this liability is $530,000 and $ 450,000 as of December 31, 2017 and 2016, respectively.

NOTE 10.  NET LOSS PER SHARE OF COMMON STOCK

The Company follows ASC 260-10, which requires presentation of basic and diluted Earnings per Share (“EPS”) on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying consolidated financial statements, basic net loss per share of common stock is computed by dividing the net loss by the weighted average number of shares of common stock outstanding during the year.  Basic net loss per common share is based upon the weighted average number of common shares outstanding during the period. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

There are no stock options or warrants that are exercisable into shares of the Company’s common stock as these were all extinguished; and convertible debt that is convertible into 14,642,009,000 and 19,250,000 shares of the Company’s common stock are not included in the computation along with 250,000,000 and zero of the Company’s preferred stock   for the year ended December 31, 2017 and 2016, respectively, as the income share is negligible.

The following is a reconciliation of the numerator and denominator of the basic and diluted earnings per share computations for the years ended December 31, 2017 and 2016:

	Years ended December 31,
	2017	2016
Net income (loss)	$3,298,340	$7,787,739
Weighted average shares used for basic earnings per share	999,479,701	998,443,368

Incremental diluted shares	14,892,009,000	19,250,000,000
Weighted average shares used for diluted earnings per share	15,891,488,701	20,248,443,368

Net income (loss) per share:
Basic	$0.00	$0.01

Diluted	$0.00	$0.00

NOTE 11.  SUPPLEMENTAL DISCLOSURES OF CASH FLOWS

The Company paid $0 and $0 for the years ended December 31, 2017 and 2016, respectively, for interest. The Company did not make any payments for income tax during the years ended December 31, 2017 and 2016. Other non-cash financing included the Pursglove debt which was reduced by $262,453 through the issuance of

250,000,000 shares of Series A Convertible 12% Cumulative Preferred stock and 1,556,632 shares of Common Stock.

NOTE 12.  SUBSEQUENT EVENTS

The Company has not been a reporting Company within the rules of the Securities and Exchange Commission (SEC) since May of 2011, and has attempted to solicit funding for the continuing operations or a potential sale. We currently plan to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation and, to a lesser extent that desires to employ our funds in its business. Our principal business objective for the next several months and beyond will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The Company on February 13, 2018, entered into an agreement to retain Maxim Group, LLC ("Maxim") to provide strategic corporate planning, financial advisory and investment banking services. The Company will use Maxim to help plan for its global expansion, as well as accelerate product growth and innovation. Pursuant to its retention, Maxim among other activities, will assist the Company in its efforts to become a fully reporting company under Securities and Exchange Commission guidelines, and advise the Company with respect to its efforts to list on a national exchange. The Company issued 3,500,000 of restricted stock on March 12, 2018 as consulting fees for this transaction.

On March 5, 2018 the Company amended its articles of incorporation to increase the shares authorized to 1,010,000,000

On March 28, 2018 the Company amended its articles of incorporation to increase the shares authorized to 1,050,000,000.

On March 28, 2018, the Company entered into a securities purchase agreement with Iliad Research and Trading, L.P. (“Iliad”) pursuant to which the Company secured a seventeen (17) month non-dilutive bridge loan in the principal amount of $1,000,000 (of which $100,000 would be retained by Iliad as an original issue discount), consisting of six tranches of funding, with the initial tranche consisting of a promissory note in the principal amount of $100,000 and each subsequent note equal to $150,000.  Upon execution of the agreement, the Company received from Iliad an initial payment of $50,000.  The notes each had a maturity of seventeen (17) months from the date of issuance, an interest rate of 10% per annum, and were convertible into shares of common stock at a price of $0.15 per share.  The agreement also provided that Iliad would be issued seven (7) warrants to purchase shares of common stock, par value $0.001 per share.  In addition, if at the Company’s option it decided to repay the loan with shares of its common stock, the conversion price adjusted to 65% of the lowest trading price on the primary trading market on which the Company’s common stock is then-listed for the twenty (20) trading days immediately prior to conversion.  The notes could be prepaid, but carry a penalty in association with the remittance amount, as there is an accretion component to satisfy the outstanding balance with cash.

On April 16, 2018 the Company issued 700,000 shares of restricted common stock for legal services to be rendered in connection with the Maxim transaction.

While final closing has not yet occurred, the Company has signed a letter of intent to acquire certain entities.

SERVICE 800, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Service 800, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Service 800, Inc. (the Company) as of December 31, 2017 and 2016, and the related statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2017, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Haynie & Company

Haynie & Company

We have served as the Company’s auditor since 2018.

Salt Lake City, Utah

January 17, 2019

SERVICE 800, INC.

BALANCE SHEETS

	December 31, 2016	December 31, 2017	September 30, 2018 (unaudited)
ASSETS
Current Assets
Checking/Savings	$ 28,394	$ 6,711	$ 8,320
Accounts Receivable	1,342,500	1,384,623	1,276,028
Prepaid Expenses	1,212	12,210	32,804
Total Current Assets	1,372,106	1,403,544	1,317,152

Property and Equipment, net	82,060	103,582	77,503

TOTAL ASSETS	$ 1,454,166	$ 1,507,126	$ 1,394,655

LIABILITIES & STOCKHOLDERS' EQUITY
Liabilities
Current Liabilities
Line of Credit	$ 20,000	$ -	$ 117,000
Accounts Payable	110,101	108,995	85,176
Accrued Payroll Expenses	166,368	225,430	206,178
Accrued Liabilities	18,703	62,553	5,930
Total Current Liabilities	315,172	396,978	414,284
Total Liabilities	315,172	396,978	414,284

Stockholders' Equity
Common Stock, No Par, 100,000 Shares
Authorized, 1,000 Issued and Outstanding	1,000	1,000	1,000
Retained Earnings	1,137,994	1,109,148	979,371
Total Stockholders' Equity	1,138,994	1,110,148	980,371
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$ 1,454,166	$ 1,507,126	$ 1,394,655

The accompanying notes are an integral part of these financial statements

SERVICE 800, INC.

STATEMENTS OF OPERATIONS

	Year ended December 31, 2016	Year ended December 31, 2017	9 months ended September 30, 2017 (unaudited)	9 months ended September 30, 2018 (unaudited)
Ordinary Income/Expense
Income	$ 5,154,544	$ 4,976,856	$ 3,665,112	$ 3,675,186
Cost of Goods Sold
Client Direct	221,446	143,721	104,943	98,934
Commissions	32,277	25,714	20,313	17,966
Telephone VOIP Expense	78,334	136,672	58,632	139,793
US Call Representative Expense	1,084,499	997,267	752,966	673,317
Europe Call Representative Expense	347,791	370,880	277,230	194,454
Total Cost of Goods Sold	1,764,347	1,674,254	1,214,084	1,124,464
Gross Profit	3,390,197	3,302,602	2,451,028	2,550,722
Selling General and Administrative:
Sales and Marketing Expenses	199,512	269,101	194,531	259,856
Office and Computer Expenses	288,178	337,392	269,264	233,465
Utilities, Maintenance and Occupancy Costs	282,878	260,722	195,608	198,422
Depreciation Expense	28,410	34,964	20,593	26,079
Interest Expense	801	696	205	1,505
Total Selling General and Administrative	799,779	902,875	680,201	719,327

Payroll Expense:
Payroll Expense	2,280,645	2,228,399	1,664,028	1,673,635
Employee Expenses	85,705	33,844	16,165	9,479
Total Payroll Expense:	2,366,350	2,262,243	1,680,193	1,683,114

Professional Fees:
Professional Fees	23,872	62,307	32,866	52,880
Total Professional Fees:	23,872	62,307	32,866	52,880
Total Expense	3,190,001	3,227,425	2,393,260	2,455,321

Net Income Before Taxes	200,196	75,177	57,768	95,401
Provision For Income Taxes	1,620	1,752	1,626	2,015

Net Income	$ 198,576	$ 73,425	$ 56,142	$ 93,386
Other Comprehensive Income
Foreign Currency Translation Adjustments	(8,844)	(2,339)	12	(2,771)

Total Comprehensive Income	$ 189,732	$ 71,086	$ 56,154	$ 90,615

The accompanying notes are an integral part of these financial statements

SERVICE 800, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock	Retained Earnings Before Comprehensive Income (Loss)	Comprehensive Income (Loss)	Total Retained Earnings	Total Stockholders'Equity
Balance, January 1, 2016	$ 1,000	$ 1,094,582	$ -	$ 1,094,582	$ 1,095,582
Net Income		198,576		198,576	198,576
Other Comprehensive Income (Loss)			(8,844)	(8,844)	(8,844)
Stockholder Contributions		173,700		173,700	173,700
Stockholder (Distributions)		(320,020)		(320,020)	(320,020)
Net Stockholder (Distributions)		(146,320)		(146,320)	(146,320)
Balance, December 31, 2016	$ 1,000	$ 1,146,838	$ (8,844)	$ 1,137,994	$ 1,138,994

Net Income		73,425		73,425	73,425
Other Comprehensive Income (Loss)			(2,339)	(2,339)	(2,339)
Stockholder Contributions		224,292		224,292	224,292
Stockholder (Distributions)		(324,224)		(324,224)	(324,224)
Net Stockholder (Distributions)		(99,932)		(99,932)	(99,932)
Balance, December 31, 2017	$ 1,000	$ 1,120,331	$ (11,183)	$ 1,109,148	$ 1,110,148
Net Income (unaudited)		93,386		93,386	93,386
Other Comprehensive Income (Loss) (unaudited)			(2,771)	(2,771)	(2,771)
Stockholder Contributions (unaudited)		215,000		215,000	215,000
Stockholder (Distributions) (unaudited)		(435,392)		(435,392)	(435,392)
Net Stockholder (Distributions) (unaudited)		(220,392)		(220,392)	(220,392)

Balance, September 30, 2018 (unaudited)	$ 1,000	$ 993,325	$ (13,954)	$ 979,371	$ 980,371

The accompanying notes are an integral part of these financial statements

SERVICE 800, INC.

STATEMENTS OF CASH FLOWS

	Year ended December 31, 2016	Year ended December 31, 2017	9 months ended September 30, 2017 (unaudited)	9 months ended September 30, 2018 (unaudited)
Cash flows from operating activities:
Net Income	$ 189,732	$ 71,086	$ 56,154	$ 90,615
Adjustments to reconcile Net Income
to net cash provided by operations:
Depreciation	28,410	34,964	20,593	26,079

(Increase) Decrease in:
Accounts Receivable	(59,468)	(42,123)	6,997	108,595
Prepaid Expenses	2,000	(10,998)	(28,996)	(20,594)
Increase (Decrease) in:
Accounts Payable	(18,457)	(1,106)	4,733	(23,819)
Accrued Payroll	32,951	59,099	46,357	(19,289)
Accrued Liabilities	(6,097)	43,813	(4,844)	(56,586)
Net cash provided by operating activities	169,071	154,735	100,994	105,001

Cash flows from investing activities:
Purchase of Property and Equipment	(54,949)	(56,486)	(56,486)	-
Net cash used by investing activities	(54,949)	(56,486)	(56,486)	-

Cash flows from financing activities:
Line of Credit Net Borrowing (Repayment)	20,000	(20,000)	150,000	117,000
Contributions to Equity	173,700	224,292	123,292	215,000
Distributions from Equity	(320,020)	(324,224)	(306,100)	(435,392)
Net cash used in financing activities	(126,320)	(119,932)	(32,808)	(103,392)

Net increase (decrease) in cash	(12,198)	(21,683)	11,700	1,609
Cash at beginning of period	40,592	28,394	28,394	6,711
Cash at end of period	$ 28,394	$ 6,711	$ 40,094	$ 8,320

The accompanying notes are an integral part of these financial statements

SERVICE 800, INC.

NOTES TO FINANCIAL STATEMENTS

1.Description of Business

Service 800, Inc. (the Company) was incorporated on July 27, 1993, under the laws of the state of Minnesota. The Company operates as a premium provider of Customer Feedback Management Platforms to their Fortune 500 and 1000 clients on a global basis. Service 800 provides survey authoring, response rates, feedback types and data analysis on their proprietary, cloud based, automated and centralized platform. Service 800 has currently 40 full time employees that provide services to 130 companies and 300 service organizations. Service 800’s current operations and strategic business plan is to further develop its marketing and Customer Experience platform to use within the framework of its current Fortune 500 and 1000 clients.

2.Summary of Significant Accounting Policies

Basis of Accounting

The Company maintains its books and records in accordance with Generally Accepted Accounting Principles (GAAP) accepted in the United States of America.

Foreign Exchange

The Company has customers throughout the world and accepts payments in both U.S. Dollars (USD) and the Euro (EUR). Assets and liabilities are translated into USD at the applicable exchange rates at period-end. Revenue and expenses are translated at the average exchange rates for the period. Any translation adjustments have not been significant to the financial statements and are included in operations.

The following rates were used to translate the accounts of the Company into USD at the following balance sheet dates:

	December 31, 2016	December 31, 2017	September 30, 2018

EUR to USD	1.05	1.18	1.17

The following rates were used to translate the accounts of the Company into USD for the following operating periods:

	Year Ended		Nine Months Ended
	December	December	September	September
	31, 2016	31, 2017	30, 2017	30, 2018
EUR to USD	1.11	1.13	1.11	1.19

Revenue Recognition

The Company recognize revenue in accordance with FASB ASC Subtopic 605-10, Revenue Recognition, which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured.

The majority of the Company’s revenue is generated by the completion of a survey. Revenue is recognized and customers are billed at the point in time a survey occurs or when a related service is complete. The Company may require a deposit from new customers for set up costs  or as down payments. These amounts are not significant to the financial statements.

The Company provides service to both domestic and international customers, the following is a breakdown of the related revenue:

	Year Ended		Nine Months Ended
	December	December	September	September
	31, 2016	31, 2017	30, 2017	30, 2018
Domestic revenue	$ 3,502,871	$ 3,517,549	$ 2,525,292	$ 2,817,736
International revenue	1,651,673	1,459,307	1,139,820	857,450

Total Revenue	$ 5,154,544	$ 4,976,856	$ 3,665,112	$ 3,675,186

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all unrestricted highly liquid investments with an initial maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from balances outstanding at period end. Based on management’s assessment of the credit history with customers having outstanding balances and current relationships with them, it has concluded that realization losses on balances outstanding at period end will be immaterial. Therefore, no valuation allowance is maintained for these accounts receivable. Balances that are still outstanding after management has used reasonable collection efforts are written off through a direct charge to accounts receivable and bad debt expense. All accounts receivable are expected to be collected within one year of the balance sheet dates.

Property and Equipment

Property and equipment are carried at cost, and are being depreciated using the straight-line over the estimated useful lives as follows:

Equipment, Furniture and fixtures	5-7 years
Software	16-60 months
Vehicles	7 years

When retired or otherwise disposed, the carrying value and accumulated depreciation of the property and equipment is removed from its respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. Expenditures for maintenance and repairs which do not extend the useful lives of the related assets are expensed as incurred.

Cost of property and equipment was as follows:

	December	December	September
	31, 2016	31, 2017	30, 2018
Equipment	$ 782,602	$ 788,919	$ 788,919
Furniture and Fixtures	96,910	102,297	102,297
Software	104,820	149,602	149,602
Vehicles	27,171	27,171	27,171

Total	$ 1,011,503	$ 1,067,989	$ 1,067,989

Property and equipment are presented net of accumulated depreciation of the following:

	December 31, 2016	December 31, 2017	September 30, 2018

Accumulated depreciation	$929,443	964,407	990,486

Total depreciation expense by asset class were as follows:

	Year Ended		Nine Months Ended
	December	December	September	September
	31, 2016	31, 2017	30, 2017	30, 2018
Depreciation expens	25,647	25,144	18,857	14,048
Equipment	196	876	657	658
Furniture and Fixtures	83	8,944	1,079	11,373
Software	2,484	-	-	-
Vehicles	28,410	34,964	20,593	26,079

Income Taxes

The Company, with the consent of its stockholders, has elected, under the Internal Revenue Code, to be an “S corporation”. In lieu of corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company’s taxable income. Therefore no provision or liability for federal income taxes has been included in the financial statements. The statements include state minimum fees and franchise fees of the following:

	Year Ended		Nine Months Ended
	December	December	September	September
	31, 2016	31, 2017	30, 2017	30, 2018
Provision for income taxes	$ 1,620	$ 1,752	$ 1,626	$ 2,015

Management has determined that the Company does not have any uncertain tax positions and associated unrecognized benefits that materially impact the financial statements or related disclosures.

Additionally, any income taxes as a result of the IRS disallowing certain deductions would be imposed on the stockholders rather than the Company.

The Company’s federal income tax returns are subject to examination by the IRS, generally for three years after they were filed.

Advertising Costs

The Company expenses advertising costs as they are incurred. Advertising expenses were as follows:

	Year Ended		Nine Months Ended
	December	December	September	September
	31, 2016	31, 2017	30, 2017	30, 2018
Advertising expense	$ 50,552	$ 77,882	$ 66,585	$ 16,009

Fair Value of Financial Instruments

The carrying amount for substantially all assets and liabilities approximates fair value due to the immediate or short-term maturity of these financial instruments. The fair values of the obligation under the revolving line of credit agreement approximate their carrying values because the terms are equivalent to borrowing rates currently available to the Company for notes receivable and debt with similar terms and maturities.

Concentration of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and accounts receivable. The Company keeps its cash with high quality financial institutions. At times, balances maintained at the financial institutions may exceed the federally insured limit. As of September 30, 2018 and December 31, 2017 and 2016 the Company did not have balances in excess of the federally insured limit.

The Company extends credit to its customers throughout the world. Management routinely assesses the financial strength of its customers and, as a consequence, believes that its accounts receivable credit risk exposure is limited.

The Company had extended credit to two customers representing the following percentages of accounts receivable:

	December 31, 2016	December 31, 2017	September 30, 2018

Percentage of accounts receivable	25.80%	27.90%	25.90%

During the period ended September 30, 2018 the Company had sales to one customer representing 10.2% of total income. There were no significant concentrations of sales during the years ended December 31, 2016 and 2017 or period ended September 30, 2017

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Subsequent Events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through January 15, 2019, the date the financial statements were available to be issued.

Accounting Pronouncements Issued But Not Yet Effective

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers, which supersedes most of the current revenue recognition requirements. The underlying principle is that an entity will recognize revenue to depict the transfer of goods or services to customers at an amount that the entity expects to be entitled to in exchange for those goods or services. The guidance provides a five-step analysis of transactions to determine when and how revenue is recognized. Other major provisions include capitalization of certain contract costs, consideration of time value of money in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. The guidance also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity's contracts with customers. The guidance is currently effective for the Company for the year ending December 31, 2019. The guidance permits the use of either a retrospective or cumulative effect transition method. The impact of the adoption of this pronouncement has not yet been determined.

In February 2016, the FASB issued ASU No. 2016-02, Leases, which requires entities that lease assets (lessees) to recognize the assets and related liabilities for the rights and obligations created by the leases on the statements of financial position for leases with terms exceeding twelve months. ASU No. 2016-02 defines a lease as a contract or part of a contract that conveys the right to control the use of identified assets for a period of time in exchange for consideration. The lessee in a lease will be required to initially measure the right-of-use asset and the lease liability at the present value of the remaining lease payments, as well as capitalize initial direct costs as part of the right-of-use asset. ASU No. 2016-02 is effective for the Company for the year ending December 31, 2020. Early adoption is permitted. The impact of the adoption of this pronouncement has not yet been determined.

3.Line of Credit Agreement

The Company has a revolving line of credit agreement with its bank, which allows for borrowings up to $500,000. The line, which matures on June 1, 2019, bears interest at the bank’s prime rate less 1.00% (5.25%, 3.50% and 2.75% as of September 30, 2018, December 31, 2017 and 2016, respectively). The note is secured by substantially all of the Company's assets and the personal guaranty of the Company’s stockholder. The Company had outstanding draws against the line of the following:

	December 31, 2016	December 31, 2017	September 30, 2018

Outstanding draws	$ 20,000	$ -	$ 117,000

As of September 30, 2018 and December 31, 2017 and 2016, the Company was in compliance with all covenants required by the line of credit.

4.Retirement Plans

The Company maintains a 401(k) plan and profit-sharing plan covering all eligible employees who meet certain age and length of service requirements. The Company authorized matching contributions of 50% of the first 6% contributed by the participants in the 401(k) plan. Matching contributions totaled the following:

	Year Ended		Nine Months Ended
	December	December	September	September
	31, 2016	31, 2017	30, 2017	30, 2018
Rent expense	40,769	49,834	37,427	37,057

Contributions are made to the profit-sharing plan at the discretion of the Board of Directors. The Company has not authorized any profit sharing contributions for any period.

5.Related Party Transactions

Operating Lease

The Company rents its facilities under an operating lease agreement with Green Valley Associates, Inc., which is owned by the sole shareholder of the Company. The lease, which expires December 31, 2018, requires base monthly rents of $17,200, plus operating expenses. The lease automatically renews for an additional one year term unless terminated by either party.

Base rent expense under the operating lease agreement were as follows:

	Year Ended		Nine Months Ended
	December	December	September	September
	31, 2016	31, 2017	30, 2017	30, 2018
Rent expense	40,769	49,834	37,427	37,057

Future minimum rents as of September 30, 2018 were $51,600.

6.Commitments

On December 14, 2017, the Company entered into an agreement with Beyond Commerce, Inc., to purchase all of the issued and outstanding shares of common stock of the Company. No assurance can be given that the Company will be successful in completing the sale.

57,986,543 Shares

Common Stock

PROSPECTUS

BEYOND COMMERCE, INC.

The date of this prospectus is February 7, 2019.